As filed with the Securities and Exchange Commission on August __, 2014

Registration Number 333-180326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOPORT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20382 Barents Sea Circle,

Lake Forest, CA 92630

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Robert Stefanovich

Chief Financial Officer

20382 Barents Sea Circle,

Lake Forest, CA 92630

(619) 481-6800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service

Copies to:

Anthony Ippolito, Esq.

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, California 92626

Tel: (714) 427-7000

Fax: (714) 427-7799

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 1 to this Registration Statement will be used as a combined prospectus in connection with this Registration Statement, the Registration Statement on Form S-1 (File No. 333-170027), which was initially filed on October 19, 2010 and became effective on December, 29, 2010 (the “First Prior Registration Statement”), and the Registration Statement on Form S-1 (File No. 333-173263), which was initially filed on April 1, 2011 and became effective April 28, 2011 (the “Second Prior Registration Statement”). This Post-Effective Amendment No. 1 to this Registration Statement constitutes Post-Effective Amendment No. 3 to the First Prior Registration Statement and Post-Effective Amendment No. 2 to the Second Prior Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180326) (the “Registration Statement”) of Cryoport, Inc. (“Cryoport”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on June 21, 2012, to include the information contained in Cryoport’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “Annual Report”) that was filed with the Securities and Exchange Commission on June 25, 2014 and Cryoport’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 that was filed with the Securities and Exchange Commission on July 31, 2014.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. This Registration Statement also constitutes Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-170027), which was initially filed on October 19, 2010 and became effective on December, 29, 2010, and Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-173263), which was initially filed on April 1, 2011 and became effective April 28, 2011.

No additional securities are being registered under this Post-Effective Amendment No. 1 to the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

CRYOPORT, INC.

51,379,154 shares of Common Stock

This prospectus relates to the offering by certain existing holders of our common stock named in this prospectus of 51,379,154 shares of our common stock, par value $0.001 per share, including 31,405,018 shares of our common stock issuable upon exercise of the warrants held by such selling security holders. These existing holders of our common stock are referred to as selling security holders throughout this prospectus.

It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling security holders. We have agreed to pay all fees and expenses incurred by us incident to the registration of our common stock, including SEC filing fees. Each selling security holder will be responsible for all costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

Our common stock is currently traded on the OTCQB, operated by the OTC Markets Group, Inc. (“OTCQB”), under the symbol “CYRX”. As of July 31, 2014, the closing sale price of our common stock was $0.46 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_______, 2014].

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information incorporated by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock and warrants discussed under “Risk Factors” beginning on page 9, and the consolidated financial statements and notes to those consolidated financial statements, before making an investment decision. Cryoport, Inc. is referred to throughout this prospectus as “Cryoport,” “we” or “us.”

Overview

Through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow, we provide frozen shipping logistics solutions to the life sciences industry. We view our solutions as disruptive to “older technologies” in that our solutions provide reliable, economic alternatives to existing solutions and services utilized for frozen shipping in life sciences including stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other items that require continuous exposure to frozen or cryogenic temperatures.

Our Cryoport Express® Solutions include sophisticated cloud-based logistics management software we have branded as the Cryoportal™, which supports the management of the entire shipment process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. The Cryoportal™ provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our customers to meet exacting requirements necessary for scientific work and for regulatory purposes.

Our Cryoport Express® Solutions also include our liquid nitrogen dry vapor shippers we have branded as our Cryoport Express® Shippers, which are cost-effective and reusable cryogenic transport containers (patented vacuum flasks) utilizing innovative liquid nitrogen (“LN2”) “dry vapor” technology. Cryoport Express® Shippers are International Air Transport Association (“IATA”) certified and validated to maintain stable temperatures of minus 150° C and below for a 10-plus day dynamic shipment period. The Company currently features two Cryoport Express® Shipper models, the Standard Dry Shipper (holding up to 75-2.0 ml vials) and the High Volume Dry Shipper (holding up to 500-2.0 ml vials).

Amongst our solutions, we offer a “turnkey” solution, which can be accessed through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once the order is placed, we ship a fully charged Cryoport Express® Shipper to the customer who conveniently loads their frozen commodity into the inner chamber of the shipper.  The customer then closes the shipper and reseals the shipping box displaying the recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider for delivery to the customer’s intended recipient.  The recipient simply opens the box and shipper and removes the frozen commodity.  The recipient only needs to reseal the box, displaying the nearest Cryoport Operations Center address (“Flap B”) and set it out for pre-arranged carrier pick up. The Cryoport Express® Shipper is returned to us for cleaning, quality assurance testing, recharging and reuse.

In late 2012, we shifted our focus from being a developer of cryogenic shippers and software to being a comprehensive frozen logistics solutions provider to the life sciences industry, which was accomplished by broadening our service offerings. Now, in addition to our “Turn-key Solution,” we also provide the following value-added solutions that were developed to address our various clients’ needs:

•	“Customer Staged Solution,” under which we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. Under this solution, the customer accepts a significant level of risk for a successful shipment.

•	“Powered by CryoportSM,” is made available to providers of shipping and delivery services who seek to offer a “branded” cryogenic shipping solution as part of their service offerings. This solution can be private labeled as long as “powered by CryoportSM” appears prominently on the offering software interface and prominently on the packaging.

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•	“Integrated Solution” is our most comprehensive and complex outsourcing solution. It usually involves our management of the entire cryogenic logistics process for our client, including the location of our employees at the client’s site to manage the client’s cryogenic logistics in total.

•	“Life Science Point-of-Care Repository Solution” whereby we supply our Cryoport Express® Shippers to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with substitute Shippers) at a point-of-care site, with the Cryoport Express® Shippers serving as a temporary freezer/repository enabling the efficient distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution” whereby our Cryoport Express® Solutions serves as an enabling technology for the safe manufacture of the rapidly expanding autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. The Cryoport Express® Shippers can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to patients when and where they need it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

One of our distribution partners is Federal Express Corporation (“FedEx”). We have an agreement with FedEx to provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by CryoportSM” for use by FedEx and its customers giving them access to the full capabilities of our logistics management platform.

In January 2013, we entered into a master agreement (“FedEx Agreement”) with FedEx renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015. FedEx has the right to terminate this agreement at any time for convenience upon 180 days’ notice.

In June 2014, we added DHL as our second major distribution partner by entering into an agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”), whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits our validated cryogenic solution offerings. DHL has announced that it will add 15 more certified Life Sciences stations in the second quarter of 2014 to its existing Thermonet network of 45 stations already in operation. This expanded network will now be able to offer Cryoport’s cryogenic solutions under the DHL brands.  In addition, DHL’s customer will continue to be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management platform, the CryoportalTM, is integrated to DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of shipping their critical biological material worldwide.

In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, the Company is providing on-site logistics personnel and its logistics management platform, the CryoportalTM, to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing shipping data and processes to further streamline Zoetis’ logistics, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum uses of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments of this vaccine. In October 2013, the agreement was further amended to further expand Cryoport’s services to include the logistics management for a second poultry vaccine.

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In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will be using Cryoport Express® Solutions for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s solution will eliminate dry ice shipping and related risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to better serve small or mobile clinics, pharmacies, family practice, and orthopedic specialty care providers. Surgical centers and hospitals will also benefit from better logistics and the elimination of issues surrounding dry ice transport and storage. The agreement has an initial three-year term and may be renewed for consecutive three-year terms, unless earlier terminated by either party. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in orthopedic indications in the United States.

We offer our solutions to companies in the life sciences industry and specific verticals including manufacturers of stem cells and cell lines, diagnostic laboratories, bio-pharmaceuticals, contract research organizations, in-vitro fertilization, cord blood, vaccines, tissue, animal husbandry, and other producers of commodities requiring reliable frozen solutions for logistics problems. These companies operate within heavily regulated environments and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take up to nine months or longer to complete prior to a potential customer adopting one or more of our Cryoport Express® Solutions.

Equity Offerings Relating to this Registration Statement

In February and March 2012, we conducted a private placement (the “2012 Private Placement”) of units at a purchase price of $0.55 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.69 per share. Each warrant was exercisable beginning on the six month anniversary of date of issuance and exercisable for a period of five years. Craig-Hallum Capital Group LLC acted as our lead placement agent and Emergent Financial Group, Inc. and Maxim Group LLC served as co-placement agents for the 2012 Private Placement. In connection with the 2012 Private Placement, we issued an aggregate of 9,477,554 shares of common stock and warrants to purchase an aggregate of 10,005,929 (inclusive of the warrants issued to our placement agents as compensation and warrants issued to certain holders of outstanding convertible debentures in consideration for the waiver of certain potential defaults). All units were purchased by accredited or institutional investors. No investor in the 2012 Private Placement received additional warrants by virtue of the fact that they had invested in the Public Offering (as defined below) or otherwise.

In February 2011, we conducted a private placement (the “2011 Private Placement”) of units at a purchase price of $0.70 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. Each warrant was immediately exercisable and exercisable for a period of five years. Emergent Financial Group, Inc. and Maxim Group LLC served as our placement agents in connection with the 2011 Private Placement. In connection with the 2011, Private Placement, we issued an aggregate of 13,362,089 shares of common stock and warrants to purchase an aggregate of 15,755,915 (inclusive of the warrants issued to our placement agents as compensation). All units were purchased by accredited or institutional investors. No investor in the 2011 Private Placement received additional warrants by virtue of the fact that they had invested in the Public Offering or otherwise.

From August 2010 to October 2010, we conducted a private placement (the “2010 Private Placement”) of units at a purchase price of $0.70 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. Each warrant was immediately exercisable and exercisable for a period of five years. In connection with the 2010 Private Placement we also issued to certain investors who were also investors in our underwritten public offering registered on Form S-1 (File No. 333-162350), which was declared effective by the Securities and Exchange Commission on February 25, 2010 (the “Public Offering”), warrants to purchase in the aggregate 445,001 shares of common stock with terms identical to those contained in the warrants issued as part of the units. Maxim Group LLC and Emergent Financial Group, Inc. served as our placement agents in connection with the 2010 Private Placement. In connection with the 2010 Private Placement, we issued an aggregate of 5,532,418 shares of common stock and warrants to purchase an aggregate of 6,755,293 (inclusive of the warrants issued to our placement agents as compensation and the additional warrants to purchase 445,001 shares of common stock issued to investors who also invested in our Public Offering). All units were purchased by accredited or institutional investors.

The sale and issuance of the units, the common stock, and the warrants in connection with each of the 2012 Private Placement, 2011 Private Placement and the 2010 Private Placement were completed in accordance with the exemptions provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

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Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 20382 Barents Sea Circle, Lake Forest, CA 92630. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.Cryoport.com. The information on, or that can be accessed through our website is not part of this Annual Report.

The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the biotechnology and life sciences industries globally.

Since fiscal year 2011 the Company has taken significant steps towards commercialization of the Cryoport Express® logistics solutions in validating, perfecting and expanding its features. The Company has now managed shipments of its Cryoport Express® Shippers through its CryoportalTM into and out of over 70 countries, handling a vast array of different biological products and specimens.

During fiscal year 2012, the Company completed the external validation of its Cryoport Express Standard Shipper to ISTA 7E standards and introduced the Cryoport Express® High Volume Shipper in response to customer demand. The Company also set up its European distribution depot in Holland to better serve its customer base and support sales efforts in Europe.

During fiscal year 2013, the Company elected Jerrell Shelton President and CEO, realigned its sales team and introduced a solutions sales and operating strategy. In addition, and as part of its global expansion plans, the Company set up its Asian distribution depot in Singapore. The Company also formed a Commercial Advisory Board (CAB) with Bill Taaffe, a founding member of ICON Clinical Research becoming its first member.

Since the beginning of fiscal year 2014 the Company’s Board of Directors (“Board”) has added certain members to better align the experience and competencies of the directors with the Company’s strategic direction. In March 2013, Richard G. Rathmann, a fund manager, investor and advisor to life science companies over the past 20 years, was appointed to the Board.  In September 2013, Mr. Rathmann was elected Chairman of the Board. Also in September 2013, Mr. Edward Zecchini, an executive with over thirty years of experience in the healthcare and information technology industries was appointed to the Board. Most recently, in June 2014, the Board appointed Dr. Ramkumar Mandalam to the Board. Dr. Mandalam has over twenty years of experience in the development of biologics and is currently the President and Chief Executive Officer of Cellerant Therapeutics, Inc., a clinical-stage biotechnology company. The Company’s two remaining Board members, Stephen Wasserman and Jerrell Shelton, who is the President and Chief Executive Officer of Cryoport, joined the Board in 2012. The Company’s five person Board has four independent Board members, as determined by NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission.

Cryoport Express® Solutions

Cryoport Express® Solutions consist of the CryoportalTM, a cloud-based logistics management software which programmatically assists in the management of all aspects of the logistics operations including the Cryoport Express® Shippers and the Cryoport Express® Smart Pak data logger. The CryoportalTM is capable of producing Cryoport Express® Analytics which reports shipment performance metrics and evaluates temperature-monitoring data collected by the data logger during shipment. Cryoport Express® Solutions are focused on improving the reliability of frozen shipping while reducing our clients’ overall operating costs. This is accomplished by providing a complete end-to-end solution for the transport and monitoring of frozen or cryogenically preserved biological or pharmaceutical materials shipped primarily though integrators and specialty couriers. Certain of the intellectual property underlying our Cryoport Express ® Solutions (other than that related to the Cryoport Express® Shippers) has been, and continues to be, developed under a contract with an outside software development company, with the underlying technology licensed to us for exclusive use in our field of use.

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CryoportalTM

The CryoportalTM is used by Cryoport, our customers and our business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit. It is used by Cryoport to assist in managing logistics operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the CryoportalTM reduce operating costs and facilitate the scaling of Cryoport’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation. Examples of these features include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of them.

The CryoportalTM also serves as the communications center for the management, collection and analysis of Smart Pak data collected from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or “pedigree” of the shipment. This information can be utilized by Cryoport to provide valuable feedback to our clients relating to their shipments.

The Cryoportal™ software platform has been developed as a carrier-agnostic system, allowing the customer and the Cryoport Client Care team to work with multiple integrators, freight forwarders and/or couriers depending on the specific requirements and customer preferences. To increase operational efficiencies the Cryoportal™ has already been integrated with the tracking systems of FedEx, DHL and UPS and is planning to integrate with other key logistics providers.

The CryoportalTM was developed for time- and temperature-sensitive shipments that are required to maintain specific temperatures, such as ambient (between 20° and 25°C), chilled (between 2° and 8°C) or frozen (minus 10°C or less all the way down to cryogenic temperatures) to ensure that the shipped specimen is not subject to degradation or out of its designated “safe” range. While our current focus is on frozen shipments within the biotechnology and life sciences industries using the logistics solutions described herein, the use of the CryoportalTM can and may be extended into other temperature ranges.

The Cryoport Express® Shippers

Our Cryoport Express® Shippers are cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a dynamic shipping period of 10 or more days. A dry cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated bottle which serves as a refrigerant to provide stable storage temperatures below minus 150° Celsius. Our Cryoport Express® Shippers are designed to ensure that there is no pressure build up as the liquid nitrogen evaporates or spillage of liquid nitrogen. We have developed a proprietary retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry shipper meeting IATA requirements. Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well” inside the container, refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system. Specimens that may be transported using our cryogenic shipper include live cell scientific or pharmaceutical commodities such as cancer vaccines, diagnostic materials, semen, eggs and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (e.g., temperatures below minus 150° Celsius).

An important feature of our Cryoport Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These specifications include meeting internal pressure (hydraulic) and drop performance requirements. Under IATA guidelines, Cryoport Express® Shippers are classified as “Non-hazardous” while dry ice and liquid nitrogen are classified as “Dangerous Goods.” Our shippers are also in compliance with International Civil Aviation Organization (“ICAO”) regulations that prohibit egress of liquid nitrogen residue from the shipping packages. The ICAO is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.

We currently offer two sizes of dry vapor shippers, the Cryoport Express ® Standard Shipper with a storage capacity of up to 75 0.2ml vials and the Cryoport Express® High Volume Shipper that was introduced in January of 2012 with a capacity of up to 500 0.2ml vials.

Cryoport Express ® Standard Shippers

The Cryoport Express® Standard Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that we believe combine the best features of packaging, cryogenics and high vacuum technology. A Cryoport Express ® Standard Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber. The dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible. The inner chamber of the shipper is surrounded by a high surface, low-density material which retains the liquid nitrogen in-situ by absorption, adsorption and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer dewar chambers is evacuated to a very high vacuum (10-6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen-holding container and to contain the liquid nitrogen. The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material. The Cryoport Express ® Standard Shipper has a storage capacity of up to 75 0.2ml vials.

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The technology underlying the Cryoport Express® Standard Shipper has been refined over the past five years. Our current shippers use aircraft grade aluminum and other lower weight materials, reducing freight cost which is based on dimensional weight. We maintain ongoing development efforts related to our shippers that are principally focused on material properties, particularly those properties related to our low temperature requirement, vacuum retention characteristics, such as the permeability of the materials, and lower weight materials in an effort to meet the life sciences market needs for achieving the lowest cost frozen and cryogenic shipping solution.

Cryoport Express® High Volume Shippers

The Cryoport Express® High Volume Shipper also uses a dry vapor liquid nitrogen (LN2) technology to maintain minus 150° C temperatures with a dynamic shipping endurance of 10 days. The Cryoport Express ® High Volume Shipper is based on the same dry vapor technology as Cryoport’s original standard dry shipper and utilizes an absorbent material to hold LN2, thus providing the extended endurance time and IATA validation as a non-hazardous shipping container. The high volume dry shipper is reusable and recyclable, making it a highly sustainable and cost effective method of transporting life science materials. The Cryoport Express ® High Volume Shipper has a storage capacity of up to 500 0.2ml vials.

We believe Cryoport Express® Solutions are the best and most cost effective solution available in the biotechnology and life sciences markets and satisfy customer needs and scientific and regulatory requirements relating to the shipment of time- and temperature-critical, frozen and refrigerated transport of biological materials, such as stem cells, cell lines, pharmaceutical clinical trial samples, gene biotechnology, infectious materials handling, animal and human reproduction markets. Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because our proprietary dry vapor technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would otherwise adversely affect the functional hold time of the shipper.

An important feature of our Cryoport Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These specifications include meeting internal pressure (hydraulic) and drop performance requirements.

The Cryoport Express® Smart Pak

Temperature monitoring is a high value feature from our customers’ perspective as it is an effective and reliable method to determine that the shipment materials were not damaged or did not experience degradation during shipment due to temperature fluctuations. Our Smart Pak System is a self-contained automated data logger capable of recording cryogenic temperatures of samples shipped in our Cryoport Express® Shippers. The data-logging temperature probe is in the vapor plug of the shipper for the most accurate reading. The temperature mapping includes both the temperature inside the chamber (which is closest to the actual biomaterial) and the external temperature. This reading, combined with the mapping of every shipment check-in point, provides a holistic view of the complete shipping process. At the client’s election, shipments can have a full chain-of-custody and chain-of-condition with both data monitoring and analysis available.

Chain-of-Condition

Data monitoring starts with a custom-built data logger. The data logger can be set up to report during the shipment and/or after the shipment. For those shipments involving biologics or clinical trials or any other material that needs to be verified before receiving, the information recorded by the data logger can be downloaded to the data station onsite. Alternatively, Cryoport can upload the temperature data from the data logger for analysis to the CryoportalTM upon return of the shipper. The CryoportalTM also acts as the data repository for all shipment and temperature information, which the customer can access remotely through the internet. Chain of condition service is available at the client’s election.

Chain-of-Custody

When overlaid with the carrier check-ins, the data monitor and analysis also provides a chain of custody. The report from the data monitor serves as analysis for temperature monitoring of the entire shipment as well as a tampering warning. If the client has elected to have chain of condition monitoring, each time the container is opened there is a temperature record. The report identifies outlier temperature excursions such as opening the shipment in customs or tampering and thus will allow for more conclusive investigations to ensure that specimens were not adversely impacted during shipment.

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Cryoport Express® Analytics

The CryoportalTM is an important information technology element of our business strategy and has been designed to support planned future features to allow for an expansion of our solutions offering. Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (KPI’s) that management utilizes to measure performance against desired standards. Examples for analytics tracked through the CryoportalTM include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting potential shipping exceptions based on historical metrics. The analytical results are being utilized by Cryoport to render consultative and proactive customer services.

Biological Material Holders

A patented containment bag is used in connection with the shipment of infectious or dangerous goods using the Cryoport Express® Shippers. Up to 75 cryovials (polypropylene vials with high-density polyethylene closures), set on aluminum canes are placed into an absorbent pouch, which is designed to contain the entire contents of all the vials in the event of leakage. This pouch is then placed in a watertight Tyvek bag (secondary packaging) capable of withstanding cryogenic temperatures, and then sealed. This bag is then placed into the well of the Cryoport Express® Shipper.

Logistics Expertise and Support

Cryoport’s client services professionals provide 24/7/365 live logistics and monitoring services with specialized knowledge in the domestic and global logistics of life sciences material requiring cryogenic temperatures. The Cryoport logistics professionals have validated shipping lanes in and out of more than 70 countries to date to ensure shipments maintain cryogenic temperatures and arrive securely and on time.

Our Corporate Information

Our principal executive offices are located on 20382 Barents Sea Circle, Lake Forest, California 92630. The telephone number of our principal executive offices is (619) 481-6800, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through, our website is not part of this prospectus.

We own, have rights to, or have applied for the service marks and trade names that we use in conjunction with our business, including Cryoport (both alone and with a design logo) and Cryoport Express® (both alone and with a design logo). All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

SUMMARY FINANCIAL INFORMATION

In the table below we provide you with historical consolidated financial data for the three months ended June 30, 2014 and 2013 and the fiscal years ended March 31, 2014 and 2013, derived from our audited and unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the appropriate historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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	Three Months Ended		Year Ended
	June 30		March 31,
Statement of Operations Data:	2014	2013	2014	2013
	(In thousands, except per share data)
Revenues	$937	$488	$2,660	$1,101
Cost of revenues	597	433	2,223	1,588
Gross margin (loss)	340	55	437	(487)

Selling, general and administrative	1,428	1,222	5,106	5,412
Research and development	79	93	409	425
Loss from operations	(1,167)	(1,260)	(5,078)	(6,324)
Debt conversion expense	—	—	(13,714)	—
Interest expense	(1,129)	(82)	(784)	(72)
Change in fair value of derivative liabilities	—	18	21	16
Other income (expense), net	1	—	(8)	—
Net loss before provision for income taxes	(2,295)	(1,324)	(19,563)	(6,380)
Provision for income taxes	(2)	—	(2)	(2)
Net loss	(2,297)	(1,324)	(19,565)	(6,382)
Preferred stock beneficial conversion charge	(742)	—	—	—
Undeclared cumulative preferred dividends	(28)	—	—	—
Net loss attributable to common stockholders	$(3,067)	$(1,324)	(19,565)	(6,382)
Net loss per share attributable to common stockholders — basic and diluted	$(0.05)	$(0.03)	$(0.40)	$(0.17)

	June 30,		March 31,
Balance Sheet Data:	2014	2013	2014	2013
	(In thousands)
Cash, cash equivalents	$171	$228	$370	$563
Working capital (deficit)	(1,600)	(2,555)	(2,903)	(1,539)
Total assets	1,325	1,662	1,710	1,756
Convertible notes and accrued interest, net	—	2,176	1,622	1,304
Long term obligations, less current portion	—	1,307	—	1,322
Total stockholders’ equity (deficit)	(1,058)	(3,023)	(2,304)	(2,063)

THE OFFERING

Common stock being offered by the selling security holders	Up to 51,379,154 of our common stock, including 31,405,018 shares of our common stock issuable upon exercise of the warrants held by the selling security holders (1).

Common stock outstanding prior to the offering	60,037,846 shares of common stock (2)

Common stock to be outstanding after the offering	91,442,864 shares of common stock (3)

Use of proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling security holders. However, we will receive up to $23,414,400 in the aggregate from selling security holders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 31,405,018 shares of common stock issued to the selling security holders in connection with the 2012 Private Placement, 2011 Private Placement, 2010 Private Placement and warrants issued to a consultant in March 2011 . We will use such proceeds from the warrant exercises for working capital and other corporate purposes.

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OTCQB symbol	Our common stock is currently traded on the OTCQB under the symbol “CYRX.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 9 of this prospectus and all other information in this prospectus before investing in our securities.

(1)	In connection with the 2012 Private Placement, 2011 Private Placement, and the 2010 Private Placement, we agreed to file a registration statement with the Securities and Exchange Commission no later than 30, 90 and 60 days, respectively, after closing of such private placements and use our best efforts to cause them to become effective (within 60 days after filing or 90 days after the filing in case of a full review of the Registration Statement for the 2012 Private Placement) and remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. In addition, in March 2011, we issued to a consultant a warrant to purchase 200,000 shares of common stock. The warrant granted the consultant piggyback registration rights.
(2)	Based upon the total number of issued and outstanding shares as of July 31, 2014.
(3)	Based upon the total number of issued and outstanding shares as of July 31, 2014, including shares of our common stock issuable upon exercise of the warrants held by the selling security holders but excluding:
•	12,323,275 shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $0.36 as of July 31, 2014;
•	31,095,353 shares issuable upon exercise of outstanding warrants to purchase common stock (excluding the warrants held by the selling security holders) at a weighted average exercise price of $0.75 as of July 31, 2014.
•	1,666,667 shares issuable upon exercise of outstanding publicly traded warrants that were issued as part of a public offering at an exercise price of $3.30 per share.
•	9,052,170 shares issuable upon conversion of preferred stock.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, and results of operations could be materially and adversely affected. If this were to happen, the price of our shares of common stock and warrants could decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

Risks Related to Our Financial Condition

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses in each fiscal year since we commenced operations. The following table represents net losses incurred for each of our last two fiscal years:

Net Loss
Fiscal Year Ended March 31, 2014	$19,565,400
Fiscal Year Ended March 31, 2013	$6,382,400

Our fiscal year ended March 31, 2014 loss of $19,565,400 included a one-time non-cash loss of $13,714,000 as a result of an induced debt conversion expense as described in Management's Discussion and Analysis of Financial Condition and Results of Operations under the “Results of Operations for Fiscal 2014 Compared to Fiscal 2013” section. As of March 31, 2014, we had an accumulated deficit of $85.9 million. In order to achieve and sustain such revenue growth in the future, we must significantly expand our market presence and revenues from existing and new customers. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

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Our auditors have expressed doubt about our ability to continue as a going concern.

The Report of Independent Registered Public Accounting Firm to our March 31, 2014 consolidated financial statements includes an explanatory paragraph stating that the recurring losses and negative cash flows from operations since inception and our cash and cash equivalents balance at March 31, 2014 raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain additional funding, we may have to reduce or discontinue our business operations.

As of July 31, 2014, we had cash and cash equivalents of $386,100. Therefore, our ability to continue and expand our operations is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to fund future operations.

Recently, we funded our operations through a short-term bridge financing and a preferred stock offering. We plan to raise additional funds through an equity or debt offering to cover general working capital needs and sales and marketing initiatives to expand our customer base and increase revenues. If we are not able to raise sufficient funds and our projected revenues and cash-inflows are reduced or delayed, we may not have sufficient capital to operate through the second quarter of our fiscal year 2015 or beyond. We are currently exploring various arrangements with respect to securing additional funding. However, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct our business operations. Any additional equity financing will involve substantial dilution to our then existing stockholders. The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

Risks Related to Our Business

Our agreements with global providers of shipping services may not result in a significant increase in our revenues or cash flow.

We believe that establishing strategic alliances with global providers of shipping services, such as our agreements with FedEx and DHL can drive growth in our revenues. We are seeking to establish similar arrangements with other providers of international shipping services. Such alliances may enable us to provide a seamless, end-to-end shipping solution to customers of our alliance partners and allow us to leverage the established relationships with those customers.

In January 2013, we entered into an agreement with FedEx, renewing FedEx’s right to, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services and providing FedEx with a non-exclusive license and right to use a customized version of our Cryoportal™ software platform for the management of shipments made by FedEx customers. In January 2014, we entered into a letter of intent with DHL confirming our mutual intentions to negotiate an additional agreement related to our participation in DHL’s efforts to expand its provision of cryogenic shipping services to the life sciences industry.

Because our agreements with FedEx and DHL do not contain any requirement that they use a minimum level of our services, there can be no assurance of any significant increase in our revenues or cash flows as a result of these strategic alliances.

Our agreements with providers of vaccines and stem cell-based therapies may not result in a significant increase in our revenues or cash flow.

We believe that establishing strategic relationships with manufacturers and distributors of treatments for animals and humans, such as our agreements with Zoetis, Inc. and Liventa Bioscience, Inc. can drive growth in our revenues. We are seeking to establish similar arrangements with other companies engaged in the life sciences industry, which require logistics solutions for the delivery of biologic material maintained at cryogenic temperatures.

In December 2012, we entered an agreement with what became Zoetis, Inc. (in January 2013, Pfizer spun off its animal health business into Zoetis, Inc., a public company) providing for us to manage the cryogenic logistics for the distribution of a poultry vaccine from its production site in the United States. Recently, Zoetis has expanded our role in providing them assistance in managing their cryogenic distribution of their vaccines.

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In February 2014, we entered an agreement with Liventa Bioscience, Inc. to act as its exclusive provider of cryogenic logistics of stem cell based therapies for orthopedic applications. Liventa intends to distribute its own line of therapies and to act as a distributor of other therapies to orthopedic health care providers that require cryogenic temperatures. However, we do not expect Liventa to begin significant use of our services prior to the second half of fiscal 2015.

While we anticipate growth in shipments by Zoetis under our management and that Liventa will be successful in its efforts to distribute cell based biologic materials to the orthopedic market, there can be no assurance of any significant increase in our revenues or cash flows as a result of these strategic alliances.

We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our solutions.

We plan to improve our sales, distribution, and marketing capabilities in the Americas, Europe, and Asia. It will be expensive and time-consuming for us to develop our global marketing and sales network and thus we intend to rely on our strategic alliances with FedEx and DHL. We further intend to seek to enter into additional strategic alliances with international providers of shipping services to incorporate use of our solutions in their service offerings. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with others to promote our solutions. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our solutions thereby exposing us to potential expenses in exiting such distribution agreements. We, and any of our alliance partners, must also market our services in compliance with federal, state, local and international laws relating to the provision of incentives and inducements. Violation of these laws can result in substantial penalties. Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our alliance partners fail to promote our solutions, we will have difficulty increasing our revenues.

Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.

A critical factor to our business is our ability to attract and retain qualified professionals including key employees and consultants. We are continually at risk of losing current professionals or being unable to hire additional professionals as needed. If we are unable to attract new qualified employees, our ability to grow will be adversely affected. If we are unable to retain current employees or strategic consultants, our financial condition and ability to maintain operations may be adversely affected.

We are dependent on new solutions and services.

Our future revenue stream depends to a large degree on our ability to bring new solutions and services to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new solutions and services, enhance existing solutions and services, and achieve market acceptance of such solutions and services. We may incur problems in introducing new solutions and services.

The adoption cycle of our target customers tends to be very lengthy, which continues to adversely affect our ability to increase revenues quickly.

We offer our solutions primarily to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically require a number of steps, which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete, involving multiple levels of approval, prior to a company fully adopting our Cryoport Express® Solutions. The logistics management of many companies is decentralized adding to the time need to effect adaptation of our solutions. In addition, any such adoption may be on a gradual basis such that the customer progressively ramps up use of our Cryoport Express® Solutions following adoption. The slow adoption process continues to adversely affect our ability to increase revenues.

We are dependent on an outside party for the continued development and maintenance of our Cryoportal™ software.

Our proprietary Cryoportal™ is a logistics platform software used by our customers, business partners and client care team to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. The continued development of the Cryoportal™ platform is contracted with an outside software development company. If this developer becomes unable or unwilling to continue work on scheduled projects, and an alternative software development company cannot be secured, we may not be able to implement needed enhancements to the system. Furthermore, if we terminate our agreement with our current software developer and cannot reach an agreement or fail to fulfill an agreement for the termination, it is possible we could lose our license to use this software. Failure to proceed with enhancements or the loss of our license for the system would adversely affect our ability to generate new business and serve existing customers, resulting in a reduction in revenue.

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Our success depends, in part, on our ability to obtain patent protection for our solutions and business model, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing United States patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three issued U.S. patents; one pending U.S. patent application, and one recently filed U.S. provisional patent application, all relating to various aspects of our solutions and services. Our patents or patent application may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. In the past our employees, consultants, advisors and suppliers have not always executed confidentiality agreements and invention assignment and work for hire agreements in connection with their employment, consulting, or advisory relationships. Consequently, we may not have adequate remedies available to us to protect our intellectual property should one of these parties attempt to use our trade secrets or refuse to assign any rights he or she may have in any intellectual property he or she developed for us. Additionally, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

While we are not aware of any third party that is infringing any of our patents or trademarks nor do we believe that we are infringing on the patents or trademarks of any other person or organization, we cannot assure you that our current and potential competitors and other third parties have not filed (or in the future will not file) patent applications for (or have not received or in the future will not receive) patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our solutions either in the United States or internationally. Additionally, we may face assertions of claims by holders of patents alleging that we are infringing upon their patent rights which claims are without merit, but may result in our incurring substantial costs of defense.

Our solutions and services may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs and litigation.

Our solutions and services must meet stringent requirements and we must develop our services and solutions quickly to keep pace with the rapidly changing market. Solutions as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new equipment or versions of our software are released. If our solutions are not free from errors or defects, we may incur an injury to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and litigation. The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.

If we experience manufacturing delays, interruptions in production, or delays in procurement of shippers manufactured by third parties, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough shippers at our own manufacturing facility or at a third party manufacturing facility, or if we fail to complete our shipper recycling processes as planned, we may be unable to deliver shippers to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our shippers from various independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our shippers if a labor strike, natural disaster or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies, which may cause delays in producing our shippers. In addition, because we depend (in part) on third party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delay that has adversely impacted our operations. As our business develops it becomes more likely that such problems could arise.

If we experience delays or interruption in shipping due to factors outside of our control, such disruption could lead to customer dissatisfaction and harm our reputation.

We rely on third party shipment and carrier services to transport our shippers containing biological material. These third party operations could be subject to natural disasters, adverse weather conditions, other business disruptions, and carrier error, which could cause delays in the delivery of our shippers, which in turn could cause serious harm to the biological material being shipped. As a result, any prolonged delay in shipment, whether due to technical difficulties, power failures, break-ins, destruction or damage to carrier facilities as a result of a natural disaster, fire, or any other reason, could result in damage to the contents of the shipper. If we are unable to cause the delivery of our shippers in a timely matter and without damage, this could also harm our operating results and our reputation, even if we are not at fault.

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Our Cryoportal™ software platform may be subject to intentional disruption that could adversely impact our reputation and future revenues.

We have implemented our Cryoportal™ software platform which is used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. Although we believe we have sufficient controls in place to prevent intentional disruptions, we could be a target of cyber attacks specifically designed to impede the performance of the Cryoportal™ software platform. Similarly, experienced computer programmers may attempt to penetrate our Cryoportal™ software platform in an effort to search for and misappropriate proprietary or confidential information or cause interruptions of our services. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Our activities could be adversely affected and our reputation, brand and future sales could be harmed if such intentionally disruptive efforts were successful.

Our solutions and services may expose us to liability in excess of our current insurance coverage.

Our solutions and services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities. We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation, and product liability insurance with a $1 million annual coverage limitation. Claims may be made against us that exceed these limits.

Our liability policy is an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. Our insurance coverage, however, may not protect us against all liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

Complying with certain regulations that apply to shipments using our solutions can limit our activities and increase our cost of operations.

Shipments using our solutions and services are subject to various regulations in the various countries in which we operate. For example, shipments using our solutions may be required to comply with the shipping requirements promulgated by the CDC, the Occupational Safety and Health Organization (“OSHA”), the Department of Transportaion (“DOT”) as well as rules established by the IATA and the ICAO. Additionally, our data logger may be subject to regulation and certification by the Food and Drug Administration (“FDA”), Federal Communications Commission (“FCC”), and the Federal Aviation Administration (“FAA”). We will need to ensure that our solutions and services comply with relevant rules and regulations to make our solutions and services marketable, and in some cases compliance is difficult to determine. Significant changes in such regulations could require costly changes to our solutions and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations. If we are unable to comply with any of these rules or regulations or fail to obtain any required approvals, our ability to market our solutions and services may be adversely affected. In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs. In either event, our financial results and condition may be adversely affected. We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user. The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.

If we cannot compete effectively, we will lose business.

Our services and solutions are positioned to be competitive in the life sciences cold-chain logistics market. While there are technological and marketing barriers to entry, we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against current and future competitors. Our principal competitive considerations in our market include:

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•	financial resources to allocate to proper marketing and an appropriate sales effort

•	acceptance of our solutions model

•	acceptance of our solutions including per use fee structures and other charges for services

•	keeping up technologically with ongoing development of enhanced features and benefits

•	reductions in the delivery costs of competitors’ solutions

•	the ability to develop and maintain and expand strategic alliances

•	establishing our brand name

•	our ability to deliver our solutions to our customers when requested

•	our timing of introductions of new solutions, and services

•	financial resources to support working capital needs and required capital investments in infrastructure

Current and prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their solutions and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional solutions competitive to those we provide or plan to provide.

If we successfully develop products and/or services, but those products and/or services do not achieve and maintain market acceptance, our business will not be profitable.

The degree of acceptance of our Cryoport Express ® Solutions or any future products or services by our current target markets, and any other markets to which we attempt to sell our products and services, and our profitability and growth will depend on a number of factors including, among others:

•	our shippers’ ability to perform and preserve the integrity of the materials shipped

•	relative convenience and ease of use of our shipper and/or CryoportalTM

•	availability of alternative products

•	pricing and cost effectiveness

•	effectiveness of our or our collaborators’ sales and marketing strategy

•	the adoption cycles of our targeted customers

If any products or services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products and services achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or services are introduced that are more favorably received than our products and services, are more cost effective, or render our products obsolete.

We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.

We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some cryogenic equipment manufacturers with greater resources currently have solutions for storing and transporting cryogenic liquid and gasses and may develop storage solutions that compete with our products. Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products. A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share. We may not be able to successfully compete with a competitor that has greater resources and such competition may adversely affect our business.

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Risks Relating to Our Current Financing Arrangements

Certain of our existing stockholders own and have the right to acquire a substantial number of shares of common stock.

As of July 31, 2014, our directors, executive officers and beneficial owners of 5% or more of our outstanding common stock beneficially owned 13,642,288 shares of common stock (without regard to beneficial ownership limitations contained in certain warrants) assuming their exercise of all outstanding preferred stock, warrants and options that are exercisable within 60 days of July 31, 2014 or approximately 19.2% of our outstanding common stock. Of these shares of common stock, 3,449,625 shares, or approximately 5.4% of our common stock, will be beneficially owned by Cranshire Capital Master Fund. As such, the concentration of beneficial ownership of our common stock may have the effect of delaying or preventing a change in control of Cryoport and may adversely affect the voting or other rights of other holders of our common stock.

The sale of substantial shares of our common stock may depress our stock price.

As of July 31, 2014, there were 60,037,846 shares of our common stock outstanding. Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 92,814,293 shares of our common stock including shares to be issued upon the conversion of outstanding preferred stock, exercise of outstanding warrants and options or reserved for future issuance under our stock incentive plans, as further described in the following table:

Number of Shares of Common Stock Issuable or Reserved for Issuance

Common stock issuable upon conversion of outstanding preferred stock	9,052,170
Common stock issuable upon exercise of outstanding warrants	64,167,038
Common stock issuable upon exercise of outstanding options or reserved for future incentive awards under our stock incentive plans	19,595,085

Total	92,814,293

Of the total options and warrants outstanding as of March 31, 2014, options and warrants exercisable for an aggregate of 68,170,852 shares of common stock would be considered dilutive to the value of our stockholders’ interest in Cryoport because we would receive upon exercise of such options and warrants an amount per share that is less than the market price of our common stock on March 31, 2014.

Our stock price has been and will likely continue to be volatile.

The market price of our common stock has been highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to:

•	technological innovations or new solutions and services by us or our competitors

•	additions or departures of key personnel

•	sales of our common stock

•	our ability to execute our business plan

•	our operating results being below expectations

•	loss of any strategic relationship

•	industry developments

•	economic and other external factors

•	period-to-period fluctuations in our financial results

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and warrants.

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If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.

The trading market for our common stock and warrants relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts downgrade our stock or issue other unfavorable commentary or cease publishing reports about us or our business.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board of Directors may consider the payment of any such dividends. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.

We need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.

Our current cash and cash equivalents and anticipated cash flow from operations are insufficient to meet our cash needs. We require additional cash resources to fund our operations and may require additional funds in the future due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. The sale of additional equity securities, or debt securities convertible into equity securities, could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

Our Articles of Incorporation allows our Board of Directors to issue up to 2,500,000 shares of “blank check” preferred stock.

Our Articles of Incorporation allows our Board of Directors to issue up to 2,500,000 shares of “blank check” preferred stock, without action by our stockholders. Currently, 800,000 shares of the authorized preferred stock have been designated as Class A Convertible Preferred Stock (“Preferred Stock”). We contemplate the Preferred Stock offered will utilize up to 800,000 of such authorized shares resulting in the potential for 1,700,000 shares that could be issued on terms determined by our Board of Directors, and may have rights, privileges and preferences superior to those of our the Preferred Stock previously offered hereby or the common stock into which it may be converted. Without limiting the foregoing, (i) such shares of preferred stock could have liquidation rights that are senior to the liquidation preference applicable to our common stock and Preferred Stock, (ii) such shares of preferred stock could have voting or conversion rights, which could adversely affect the voting power of the holders of our common stock and Preferred Stock and (iii) the ownership interest of holders of our common stock will be diluted following the issuance of any such shares of preferred stock. In addition the issuance of such shares of blank check preferred stock could have the effect of discouraging, delaying or preventing a change of control of our Company.

Provisions in our bylaws and Nevada law might discourage, delay or prevent a change of control of our Company or changes in our management and, as a result, may depress the trading price of our common stock.

Provisions of our bylaws and Nevada law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. The relevant bylaw provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include advance notice requirements for stockholder proposals and nominations, and the ability of our Board of Directors to make, alter or repeal our bylaws.

Absent approval of our Board of Directors, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote.

In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner.

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The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Even though we are not incorporated in California, we may become subject to a number of provisions of the California General Corporation Law.

Section 2115(b) of the California Corporations Code imposes certain requirements of California corporate law on corporations organized outside California that, in general, are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California. While we are not currently subject to Section 2115(b), we may become subject to it in the future.

The following summarizes some of the principal differences which would apply if we become subject to Section 2115(b).

Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law cumulative voting must be expressly authorized in the Articles of Incorporation and our Amended and Restated Articles of Incorporation do not authorize cumulative voting. If we become subject to Section 2115(b), we may be required to permit cumulative voting if any stockholder properly requests to cumulate his or her votes.

Under Nevada law, directors may be removed by the stockholders only by the vote of two-thirds of the voting power of the issued and outstanding stock entitled to vote. However, California law permits the removal of directors by the vote of only a majority of the outstanding shares entitled to vote. If we become subject to Section 2115(b), the removal of a director may be accomplished by a majority vote, rather than a vote of two-thirds, of the stockholders entitled to vote.

Under California law, the corporation must take certain steps to be allowed to provide for greater indemnification of its officers and directors than is provided in the California Corporation Code. If we become subject to Section 2115(b), our ability to indemnify our officers and directors, to the extent permitted in our Articles of Incorporation, Bylaws and under Nevada law, may be limited by California law.

Nevada law permits distributions to stockholders as long as, after the distribution, (i) the corporation would be able to pay its debts as they become due and (ii) the corporation’s total assets are at least equal to its liabilities and preferential dissolution obligations. Under California law, distributions may be made to stockholders as long as the corporation would be able to pay its debts as they mature and either (i) the corporation’s retained earnings equal or exceed the amount of the proposed distributions, or (ii) after the distributions, the corporation’s tangible assets are at least 125% of its liabilities and the corporation’s current assets are at least equal to its current liabilities (or, 125% of its current liabilities if the corporation’s average operating income for the two most recently completed fiscal years was less than the average of the interest expense of the corporation for those fiscal years). If we become subject to Section 2115(b), we will have to satisfy more stringent financial requirements to be able to pay dividends to our stockholders. Additionally, stockholders may be liable to the corporation if we pay dividends in violation of California law.

California law permits a corporation to provide “supermajority vote” provisions in its Articles of Incorporation, which would require specific actions to obtain greater than a majority of the votes, but not more than 66 2 / 3 percent. Nevada law does not permit supermajority vote provisions. If we become subject to Section 2115(b), it is possible that our stockholders would vote to amend our Articles of Incorporation and require a supermajority vote for us to take specific actions.

Under California law, in a disposition of substantially of all the corporation’s assets, if the acquiring party is in control of or under common control with the disposing corporation, the principal terms of the sale must be approved by 90 percent of the stockholders. Although Nevada law does contain certain rules governing interested stockholder business combinations, it does not require similar stockholder approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a sale of our assets to a party that is in control of, or under common control with, us.

California law places certain additional approval rights in connection with a merger if all of the shares of each class or series of a corporation are not treated equally or if the surviving or parent party to a merger represents more than 50 percent of the voting power of the other corporation prior to the merger. Nevada law does not require such approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a merger that treats shares of a class or series differently or where a surviving or parent party to the merger represents more than 50% of the voting power of the other corporation prior to the merger.

California law requires the vote of each class to approve a reorganization or a conversion of a corporation into another entity. Nevada law does not require a separate vote for each class. If we become subject to Section 2115(b), we may have to obtain the approval of each class if we desire to reorganize or convert into another type of entity.

California law provides greater dissenters’ rights to stockholders than Nevada law. If we become subject to Section 2115(b), more stockholders may be entitled to dissenters’ rights, which may limit our ability to merge with another entity or reorganize.

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Our stock is deemed to be penny stock.

Our stock is currently traded on the OTCQB, operated by the OTC Markets Group, Inc., and is subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies not listed on a national exchange whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, and current and potential stockholders may lose confidence in our financial reporting.

We are required by the SEC to establish and maintain adequate internal control over financial reporting that provides reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. We are likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses in those internal controls.

Any failure to maintain such internal controls in the future could adversely impact our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and the OTC Bulletin Board, we could face severe consequences from those authorities. In either case, there could result a material adverse effect on our business. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our publicly-filed SEC reports are reviewed by the SEC from time to time and any significant changes required as a result of any such review may result in material liability to us and have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements and to enhance the overall effectiveness of companies’ public filings, and reviews of such reports are now required at least every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time, and we could be required to modify or reformulate information contained in prior filings as a result of an SEC review. Any modification or reformulation of information contained in such reports could be significant and could result in material liability to us and have a material adverse impact on the trading price of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Forward-looking statements in this prospectus include, but are not necessarily limited to, those relating to:

•	our intention to introduce new products or services,

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•	our expectations about the markets for our products or services,

•	our expectations about securing strategic relationships with global couriers or large clinical research organization,

•	our future capital needs,

•	results of our research and development efforts, and

•	success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus and detailed in our other SEC filings, including among others:

•	the effect of regulation by United States and foreign governmental agencies,

•	research and development efforts, including delays in developing, or the failure to develop, our products,

•	the development of competing or more effective products by other parties,

•	uncertainty of market acceptance of our products,

•	errors in business planning attributable to insufficient market size or segmentation data,

•	problems that we may face in manufacturing, marketing, and distributing our products,

•	problems that we may encounter in further development of Cryoport Express® Solutions, which includes the cloud-based logistics management software branded as Cryoportal™,

•	our inability to raise additional capital when needed,

•	delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies,

•	problems with important suppliers and strategic business partners, and

•	difficulties or delays in establishing marketing relationships with international couriers.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

This prospectus also contains estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified these estimates generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

Each of the selling security holders will receive all of the net proceeds from the sale of shares by that holder. We will not receive any of the net proceeds from the sale of the shares. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services, or any other expenses incurred by the selling security holders in offering or selling their shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, blue sky registration and filing fees, and fees and expenses of our counsel and accountants.

A portion of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon exercise of warrants. If all of the warrants are exercised for cash at their then current exercise prices per share, we will receive an aggregate of $23,414,400 from such exercises. We will use such proceeds from any warrant exercises for working capital and other corporate purposes.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB, operated by the OTC Markets Group, Inc. under the symbol “CYRX”. The high and low closing sale prices of our common stock reported by OTCQB during the periods indicated were as follows:

	High	Low
Year 2015:
First Quarter Ended June 30, 2014	$0.53	$0.35

Year 2014:
Fourth Quarter Ended March 31, 2014	$0.57	$0.34
Third Quarter Ended December 31, 2013	$0.55	$0.30
Second Quarter Ended September 30, 2013	$0.52	$0.23
First Quarter Ended June 30, 2013	$0.56	$0.16

Year 2013
Fourth Quarter Ended March 31, 2013	$0.61	$0.33
Third Quarter Ended December 31, 2012	$0.39	$0.11
Second Quarter Ended September 30, 2012	$0.51	$0.19
First Quarter Ended June 30, 2012	$0.70	$0.37

Number of Stockholders

As of July 31, 2014, there were 233 record holders of our common stock.

Dividend Policy

No dividends on common stock have been declared or paid by the Company. As of June 30, 2014 and March 31, 2014, the Company had cumulative, undeclared, dividends that have not been accrued related to its outstanding preferred stock of $27,700 and $0, respectively. The Company intends to employ all available funds for the development of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Equity Compensation Plans

We currently maintain three equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”). Our Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.

The 2002 Plan, which was approved by our stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. As of July 31, 2014, no shares are available for future issuances as the 2002 Plan has expired.

The 2009 Plan, which was approved by our stockholders at our 2009 Annual Meeting of Stockholders held on October 9, 2009, provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of July 31, 2014, a total of 303,768 shares of our common stock remained available for future grants under the 2009 Plan.

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The 2011 Plan, as amended, which was approved by our stockholders at our 2011 Annual Meeting of Stockholders held on September 22, 2011 and, with respect to the amendments, at our 2012 and 2013 Annual Meeting of Stockholders held on September 13, 2012 and September 6, 2013, respectively, provides for the grant of stock-based incentives. The 2011 Plan allows for the grant of up to 12,400,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2011 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2011 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. Awards may be granted under the 2011 Plan until September 21, 2021 or until all shares available for Awards under the 2011 Plan have been purchased or acquired unless the stockholders of the Company vote to approve an extension of the 2011 Plan prior to such expiration date. As of July 31, 2014, a total of 6,968,042 shares remained available for future grants under the 2011 Plan.

In addition to the stock options issued pursuant to the Company’s three stock incentive plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms.

The following table sets forth certain information as of July 31, 2014 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, the 2011 Plan and other stock based compensation:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,774,698	$0.47	7,271,810
Equity compensation plans not approved by stockholders(1)	6,811,432	$0.57	N/A

	12,586,130		7,271,810

(1)	During November 5, 2012 through July 31, 2014, a total of 6,548,577 options were granted to employees outside of an option plan. In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 262,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. 15 consultants and former officers and directors received warrants to purchase 327,415 shares of common stock in this manner.

DETERMINATION OF THE OFFERING PRICE

The securities may be sold in one or more transactions at prevailing market prices at the time of the sale on the over-the counter bulletin board or at privately negotiated prices determined at the time of sale.

DILUTION

We are not selling any of the shares of common stock in this offering. All of the shares sold in this offering will be held by the Selling Security Holders at the time of the sale, so that no dilution will result from the sale of the shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” We caution the reader not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this prospectus. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

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General Overview

We provide leading edge frozen logistics solutions to the life sciences industry. Since 2011, through the completion of the combination of our purpose-built and patented packaging, purpose-built cold chain logistics software platform information technologies and developed logistics knowhow known as “total turnkey management” we have provided logistics solutions for frozen shipping to the life sciences industry. Our solutions are disruptive to “older technologies” as they are more comprehensive and provide reliable, economic alternatives to existing products and services utilized for frozen shipping in the life sciences industry including stem cells, cell lines, vaccines, diagnostic materials, semen and embryos for in-vitro fertilization, cord blood, bio-pharmaceuticals, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures. In addition, our solutions can contribute significantly to the effectiveness, reliability and efficiency of clinical trials.

Cryoport Express® Solutions include a cloud-based logistics management software platform branded as the CryoportalTM. The CryoportalTM software platform supports the management of the entire logistics process through a single interface which includes initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey logistics solutions offer convenience, reliability and cost effectiveness, while the use of recyclable and reusable components provides “green,” environmentally friendly solutions. The CryoportalTM provides an array of unique information dashboards and validation documentation for every shipment.

Integral to our logistics solutions are our Cryoport Liquid Nitrogen Dry Vapor Shippers (Cryoport Express® Shippers), which provide packaging that is cost-effective and reusable cryogenic transport containers (patented vacuum flasks) utilizing innovative liquid nitrogen (LN2) “dry vapor” technology. Cryoport Express® Shippers are non-hazardous, IATA certified, and validated to maintain stable temperatures of minus 150° Celsius for a 10-plus day dynamic shipment period. The Company currently features two Cryoport Express® Shipper models, the Standard Dry Shipper (holding up to approximately 75-2.0 ml vials) and the High Volume Dry Shipper (holding up to approximately 500-2.0 ml vials).

The Cryoport Express® Solutions includes document preparation, intervention capability, and recording and retaining a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities shipped. This recorded and archived information allows our customers to meet the exacting requirements necessary for scientific work and for regulatory purposes. When a customized solution is not required, Cryoport Express® Solutions can be used by customers as a “turnkey” solution through direct access to the cloud-based CryoportalTM or by contacting Cryoport Client Care for order entry tasks. Cryoport provides 24/7/365 logistics services through its Client Care team and also provides complete training and process management services to support each client’s specific requirements.

Amongst our solutions, we offer a “turnkey” solution, which can be accessed through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once the order is placed, we ship a fully charged Cryoport Express® Shipper to the customer who conveniently loads their frozen commodity into inner chamber of the shipper.  The customer then closes the shipper and reseals the shipping box displaying the recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider for delivery to the customer’s intended recipient.  The recipient simply opens the box and shipper and removes the frozen commodity.  The recipient only needs to reseal the box, displaying the nearest Cryoport Operations Center address (“Flap B”) and set out for pre-arranged carrier pick up. The Cryoport Express® Shipper is returned to us for cleaning, quality assurance testing, recharging and reuse of the Cryoport Express® Shipper.

In late 2012, we shifted our focus from being a developer of cryogenic shippers and software to being a comprehensive frozen logistics solutions provider to the life sciences industry, which was accomplished by broadening our service offerings. Now, in addition to our “Turn-key Solution,” we also provide the following value-added solutions that were developed to address our various clients’ needs:

•	“Customer Staged Solution,” under which we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing, and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution, whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. Under this Solution, the customer accepts a significant level of the risk for a successful shipment.

•	“Powered by CryoportSM” is made available to providers of shipping and delivery services who seek to offer a “branded” cryogenic shipping solution as part of their service offerings. By negotiation, this solution can be private labeled as long as “powered by CryoportSM” appears prominently on the offering software interface and prominently on the packaging.

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•	“Integrated Solution” is our most comprehensive and complex outsourcing solution. It usually involves our management of the entire cryogenic logistics process for our client, including the location of our employees at the client’s site to manage the client’s cryogenic logistics, in total.

•	“Life Science Point-of-Care Repository Solution” whereby we supply our Cryoport Express® Shippers to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with substitute Shippers) at a point-of-care site, with the Cryoport Express® Shippers serving as a temporary freezer/repository enabling the efficient distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution” whereby our Cryoport Express® Solutions serves as an enabling technology for the safe manufacture of the rapidly expanding autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. The Cryoport Express® Shippers can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to patients when and where they need it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

 One of our distribution partners is Federal Express Corporation (“FedEx”). We have an agreement with FedEx to provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by Cryoport” for use by FedEx and its customers giving them access to the full capabilities of our logistics management platform.

In January 2013, we entered into a master agreement (“FedEx Agreement”) with FedEx renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015. FedEx has the right to terminate this agreement at any time for convenience upon 180 days’ notice.

In June 2014, we added DHL as our second distribution partner by entering into an agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”), whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits our validated cryogenic solution offerings. DHL has announced that it will add 15 more certified Life Sciences stations in the second quarter of 2014 to its existing Thermonet network of 45 stations already in operation. This expanded network will now be able to offer Cryoport’s cryogenic solutions under the DHL brands.  In addition, DHL’s customer will continue to be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management platform, the CryoportalTM, is integrated to DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of shipping their critical biological material worldwide.

In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, the Company is providing on-site logistics personnel and its logistics management platform, the CryoportalTM, to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing shipping data and processes to further streamline Zoetis’ logistics, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum uses of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments of this vaccine. In October 2013, the agreement was further amended to further expand Cryoport’s services to include the logistics management for a second poultry vaccine.

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In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will be using Cryoport Express® Solutions for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s solution will eliminate dry ice shipping and related risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to better serve small or mobile clinics, pharmacies, family practice, and orthopedic specialty care providers. Surgical centers and hospitals will also benefit from better logistics and the elimination of issues surrounding dry ice transport and storage. The agreement has an initial three-year term and may be renewed for consecutive three-year terms, unless earlier terminated by either party. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in orthopedic indications in the United States.

We offer our solutions to companies in the life sciences industry and specific verticals including manufacturers of stem cells and cell lines, diagnostic laboratories, bio-pharmaceuticals, contract research organizations, in-vitro fertilization, cord blood, vaccines, tissue, animal husbandry, and other producers of commodities requiring reliable frozen solutions for logistics problems. These companies operate within heavily regulated environments and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take up to nine months or longer to complete prior to a potential customer adopting one or more of our Cryoport Express® Solutions.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm to our March 31, 2014 and 2013 consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at March 31, 2014, and funds currently being raised through a preferred stock offering together with the revenues generated from our services will be sufficient to sustain our planned operations into the second quarter of fiscal year 2015; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or its cost reduction strategies or to complete any other financing will adversely impact our ability to continue as a going concern. To address this issue, the Company is seeking additional capitalization to properly fund our efforts to become a self-sustaining financially viable entity.

At June 30, 2014, we had an accumulated deficit of $88.9 million. During the quarter ended June 30, 2014, we used cash in operations of $917,000 and had a net loss of $2.3 million.

While we increased revenue year-over-year by 142% to $2.7 million for the fiscal year ended March 31, 2014, our revenue is still significantly lower than our operating expenses during the year and we have no assurance of the level of future revenues. We incurred a net loss of $19.6 million and used cash of $4.4 million in our operating activities during the year ended March 31, 2014. We had negative working capital of $2.9 million, and had cash and cash equivalents of $369,600 at March 31, 2014.

We are currently funding our operations through a preferred stock offering (see Note 15 in the accompanying March 31, 2014 consolidated financial statements) and plan to raise additional funds through additional debt or equity offerings to cover general working capital needs and sales and marketing initiatives to expand our customer base and increase sales. There is no assurance that funds can be secured or if these funds would allow us to continue our operations until more significant revenues can be generated or more funding can be secured. These matters raise substantial doubt about our ability to continue as a going concern.

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Results of Operations

Three months ended June 30, 2014 compared to three months ended June 30, 2013:

The following table summarizes certain information derived from our condensed consolidated statements of operations:

	Three Months Ended June 30,
	2014	2013	$ Change	% Change
	($ in 000’s)

Revenues	$937	$488	$449	91.9%
Cost of revenues	(597)	(433)	(164)	37.8%

Gross margin	340	55	285	521.1%
Selling, general and administrative	(1,428)	(1,222)	(206)	16.8%
Research and development	(79)	(93)	14	(14.5)%
Interest expense	(1,129)	(82)	(1,047)	1,273.0%
Change in fair value of derivative liabilities	—	18	(18)	(100.0)%
Other income	1	—	1	100.0%
Provision for income taxes	(2)	—	(2)	100.0%

Net loss	$(2,297)	$(1,324)	$(973)	73.6%

Revenues. We generated revenues from customers in all of our target life sciences markets, such as biotech and diagnostic companies, pharmaceutical companies, central laboratories, contract research organizations, the reproductive medicine market/in vitro fertilization market, and research institutions. Revenues increased $449,000 or 91.9% for the three months ended June 30, 2014, as compared to the three months ended June 30, 2013. This increase is primarily driven by the ramp up and expansion of logistics services provided to Zoetis, an increase in revenues in the reproductive medicine/in vitro fertilization market and an overall increase in both, the number of customers utilizing our services and frequency of shipments compared to the prior year. Our revenues from Zoetis increased to $284,700 for the quarter ended June 30, 2014, representing a 92.7% increase over the prior year quarter. This is reflective of the expansion of our services, both domestically and globally, provided to Zoetis for a primary poultry vaccine, and the addition of logistics management for a second vaccine that was introduced to the market during the fourth calendar quarter of 2013. The increase in revenues in the reproductive medicine/in vitro fertilization market was strong compared to the prior year quarter, with revenues increasing by 129% to $212,900. This market has proven very responsive to telemarketing activities and email marketing campaigns.

Gross margin and cost of revenues. Gross margin for the three months ended June 30, 2014 was 36.2% of revenues, as compared to 11.2% of revenues for the three months ended June 30, 2013. The increase in gross margin is primarily due to the increase in revenues combined with a reduction in freight as a percentage of revenues and a decrease of fixed manufacturing costs. Cost of revenues for the three months ended June 30, 2014 was 63.8% of revenues, as compared to 88.8% of revenues for the three months ended June 30, 2013. Our cost of revenues are primarily comprised of freight charges, payroll and related expenses related to our operations center in California, third-party charges for our European and Asian operations centers in Holland and Singapore, depreciation expenses of our Cryoport Express® Shippers and supplies and consumables used for our solutions. The increase in cost of revenues is primarily due to freight charges from the growth in shipments.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $206,000 for the three months ended June 30, 2014 or 16.8% as compared to the three months ended June 30, 2013. The increase is primarily due to recruiting fees, the engagement of an investor relations firm and related activities, legal fees and banking charges as a result of the higher business volume.

Research and development expenses. Research and development expenses decreased $14,000 or 14.5% for the three months ended June 30, 2014, as compared to the three months ended June 30, 2013. Our research and development efforts are focused on continually improving the features of the Cryoport Express® Solutions including the Company’s cloud-based logistics management platform, the CryoportalTM, the Cryoport Express® Shippers and development of new packaging solutions and additional accessories to facilitate the efficient shipment of life science commodities using our solution. We use an outside software development company and other third parties to provide some of these services. Research and development expenses to date have consisted primarily of costs associated with continually improving the features of the Cryoport Express® Solution including the web based customer service portal and the Cryoport Express® Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the Cryoport Express® Solution. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2°-8°C markets.

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Interest expense. Interest expense increased $1.0 million for the three months ended June 30, 2014, as compared to the three months ended June 30, 2013. Interest expense for the three months ended June 30, 2014 included amortization of the debt discount and deferred financing fees of approximately $1.1 million, of which $826,900 related to the fair value of the beneficial conversion feature of the 5% Bridge Notes that was triggered by the convertible preferred stock offering, interest expense on our 5% Bridge Notes of approximately $10,600 and accrued interest on our related party notes payable of approximately $8,200. Interest expense for the three months ended June 30, 2013 included amortization of the deferred financing fees of approximately $51,000, interest expense on our bridge notes of approximately $20,000 and accrued interest on our related-party notes payable of approximately $10,000.

Change in fair value of derivative liabilities. The derivative liabilities expired in April 2014. The gain on the change in fair value of derivative liabilities was $18,000 for the three months ended June 30, 2013 as a result of a decrease in the value of our warrant derivatives, due primarily to a decrease in our stock price.

Results of Operations for Fiscal 2014 Compared to Fiscal 2013

The following table summarizes certain information derived from our consolidated statements of operations:

	Year Ended March 31,
	2014	2013	$ Change	% Change
	($ in 000’s)

Revenues	$2,660	$1,101	$1,559	141.7%
Cost of revenues	(2,223)	(1,588)	(635)	40.0%

Gross margin (loss)	437	(487)	924	189.7%
Selling, general and administrative	(5,106)	(5,412)	306	(5.6)%
Research and development	(409)	(425)	16	(3.8)%
Debt conversion expense	(13,714)	—	(13,714)	100.0%
Interest expense	(784)	(72)	(712)	976.6%
Change in fair value of derivative liabilities	21	16	5	26.5%
Other expense	(8)	—	(8)	100.0%
Provision for income taxes	(2)	(2)	—	—

Net loss	$(19,565)	$(6,382)	$(13,183)	206.6%

Revenues. We generated revenues from customers in all of our target life sciences markets, such as biotech and diagnostic companies, pharmaceutical companies, central laboratories, contract research organizations, the reproductive medicine market/in vitro fertilization market, and research institutions. Net revenues were $2.7 million for the year ended March 31, 2014, as compared to $1.1 million for the year ended March 31, 2013. This $1.6 million or 142% increase is primarily driven by the ramp up and expansion of logistics services provided to Zoetis, an increase in revenues in the reproductive medicine/in vitro fertilization market and an overall increase in both, the number of customers utilizing our services and frequency of shipments compared to the prior year. Our revenues from Zoetis increased to $820,600 for the year ended March 31, 2014 from $62,300 during the prior year. This reflects the successful implementation and expansion of our integrated model with Zoetis, which commenced in February of 2013, whereby we manage the cryogenic shipments of a certain vaccine, both domestically and globally, and in October of 2013 expanded our services to include the logistics management for a second vaccine. The increase in revenues in the reproductive medicine/in vitro fertilization market was particularly strong, with revenues increasing from $238,000 to $614,000, an increase of $376,000 or 158%. This is partially the result of targeted telemarketing activities and email marketing campaigns to broaden the awareness of our solution in this space.

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Gross margin and cost of revenues. Gross margin for the year ended March 31, 2014 was 16.4% of revenues, as compared to a gross loss of 44.3% of revenues for the prior year. The increase in gross margin is primarily due to the increase in net revenue combined with a reduction in freight as a percentage of revenues and a decrease of fixed manufacturing costs. Cost of revenues for the year ended March 31, 2014 was 83.6% of revenues, as compared to 144.3% of revenues for the prior year. Our cost of revenues are primarily comprised of freight charges, payroll and related expenses related to our operations center in California, third-party charges for our European and Asian operations centers in Holland and Singapore, depreciation expenses of our Cryoport Express® Shippers and supplies and consumables used for our solutions. The increase in cost of revenues is primarily due to freight charges from the growth in shipments.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased $306,000, or 5.6% for the year ended March 31, 2014 as compared to the prior year. This decrease is primarily related to a severance payment of approximately $180,000 paid to the former Chief Executive Officer in April 2012 and a decrease in board of director stock-based compensation. Partially offsetting these decreases is an increase in compensation related to replacement of the Chief Executive Officer and an increase in expenses related to sales and marketing activities compared to previous year.

Research and development expenses. Research and development expenses decreased $16,000 or 3.8% for the year ended March 31, 2014, as compared to the prior year. Our research and development efforts are focused on continually improving the features of the Cryoport Express® Solutions including the Company’s cloud-based logistics management platform, the CryoportalTM, the Cryoport Express® Shippers and development of additional accessories to facilitate the efficient shipment of life science commodities using our solution. We use an outside software development company and other third parties to provide some of these services. Research and development expenses to date have consisted primarily of costs associated with continually improving the features of the Cryoport Express® Solution including the web based customer service portal and the Cryoport Express® Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the Cryoport Express® Solution. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2°-8°C markets.

Debt conversion expense. Debt conversion expense for the year ended March 31, 2014 of $13.7 million was related to the induced conversion of $4,127,200 of aggregate principal and accrued interest from the convertible bridge notes into shares of common stock and warrants. Debt conversion expense represents the fair value of the securities transferred in excess of the fair value of the securities issuable upon the original conversion terms of the bridge notes.  The Company calculated the fair value of the common stock issued by using the closing price of the stock on the date of issuance.  The fair value of the warrants was calculated using the Black-Scholes option pricing model.

Interest expense. Interest expense increased $712,000 for the year ended March 31, 2014, as compared to the prior year. Interest expense for the year ended March 31, 2014 included amortization of the debt discount and deferred financing fees of approximately $678,900, interest expense on our bridge notes of approximately $71,600 and accrued interest on our related party notes payable of approximately $36,500. Interest expense for the year ended March 31, 2013 included amortization of the debt discount of approximately $17,500, interest expense on our convertible debentures of approximately $9,900 and accrued interest on our related party notes payable of approximately $42,200.

Change in fair value of derivative liabilities. The gain for the year ended March 31, 2014 was the result of a decrease in the value of our warrant derivatives, due primarily to a decrease in our stock price.

Other expense, net. The other expense, net for the year ended March 31, 2014 is primarily due to administrative charges and foreign exchange losses on accounts receivable and payable invoices.

Liquidity and Capital Resources

As of June 30, 2014, the Company had cash and cash equivalents of $170,500 and negative working capital of $1.6 million. Historically, we have financed our operations primarily through sales of our debt and equity securities.

For the three months ended June 30, 2014, we used $917,000 of cash for operations primarily as a result of the net loss of $2.3 million offset by non-cash expenses of $1.3 million primarily comprised of amortization of debt discount and deferred financing costs, stock-based compensation expense, and depreciation and amortization. The net loss was also partially offset by improved collections and related reduction in accounts receivable of $28,300. Net operating losses overall decreased primarily as a result of the increase in revenues and improved gross margin, partially offset by increased operating expenses.

Net cash provided by financing activities totaled $718,000 during the three months ended June 30, 2014, and resulted from proceeds from the issuance of convertible preferred stock of $780,300 and proceeds from the exercise of stock options and warrants of $11,600, partially offset by the repayment of convertible debentures of $50,000 and the repayment of related party notes of $24,000.

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As discussed in Note 2 of the accompanying June 30, 2014 condensed consolidated financial statements, there exists substantial doubt regarding the Company’s ability to continue as a going concern. The Company received gross proceeds of $1.0 million (approximately $770,700 after offering costs) in exchange for the issuance of 86,797 shares of convertible preferred stock in the first quarter of fiscal 2015 which is further described in Note 7 in the accompanying June 30, 2014 condensed consolidated financial statements. The funds raised are being used for working capital purposes and to continue our sales efforts to advance the Company’s commercialization of the Cryoport Express® Solutions. However, the Company’s management recognizes that the Company will need to obtain additional capital to fund its operations until sustained profitable operations are achieved. Management is currently working on such funding alternatives in order to secure sufficient operating capital through the end of fiscal year 2015. In addition, management will continue to review its operations for further cost reductions to extend the time that the Company can operate with its current cash on hand and additional bridge financing and to utilize third parties for services such as its international recycling and refurbishment centers to provide for greater flexibility in aligning operational expenses with the changes in sales volumes.

Additional funding plans may include obtaining additional capital through equity and/or debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements within the meaning of Item 303(a)(4) of Regulation S-K.

Contractual Obligations

The following table summarizes our contractual obligations as of March 31, 2014, and the effects such obligations are expected to have on liquidity and cash flow in future periods ($ in ‘000’s):

	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Contractual obligations
Operating lease obligations(1)	$220	$193	$27	$—	$—
Bridge notes(2)	1,807	1,807	—	—	—
Other obligations (3)	1,358	1,358	—	—	—
Total	$3,385	$3,358	$27	$—	$—

(1)	The operating lease obligations are primarily related to the facility lease for our principal executive office in Lake Forest, California expiring June 30, 2015; and for our San Diego, California facility expiring December 31, 2014.

(2)	Bridge notes represent unsecured convertible promissory notes and accrued interest at 5% per annum which were issued in the third and fourth quarter of 2014 to certain accredited investors pursuant to the terms of subscription agreements and letters of investment intent. All principal and accrued interest was due June 30, 2014. These Bridge notes have since been either repaid or converted.

(3)	Other obligations represent outstanding unsecured indebtedness and accrued interest owed to four related parties which bear interest at the rate of 6% per annum. Any unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Impact of Inflation

From time to time, Cryoport experiences price increases from third party manufacturers and these increases cannot always be passed on to Cryoport’s customers. While these price increases have not had a material impact on Cryoport’s historical operations or profitability in the past, they could affect revenues in the future.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this prospectus, are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”) Our significant accounting policies are described in the notes to the audited consolidated financial statements contained elsewhere in this prospectus. Included within these policies are our “critical accounting policies.” Critical accounting policies are those policies that are most important to the preparation of our consolidated financial statements and require management’s most subjective and complex judgment due to the need to make estimates about matters that are inherently uncertain. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition.

We believe that the critical accounting policies that most impact the consolidated financial statements are as described below.

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Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, valuation of derivative liabilities and valuation of common stock, warrants and stock options issued for products or services.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at March 31, 2014 and 2013 due to their short-term nature. The difference between the fair value and recorded values of the related party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit insurance coverage limits up to $250,000 per owner. At March 31, 2014 and 2013, the Company had cash balances of approximately $159,000 and $214,000, respectively, which exceeded the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Customers

The Company grants credit to customers within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at March 31, 2014 and 2013 are net of reserves for doubtful accounts of $24,600 and $8,700, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At March 31, 2014, there was one customer that accounted for 30.6% of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at March 31, 2014 and 2013. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.

The Company has revenue from foreign customers primarily in Europe, Japan, Canada, India and Australia. During fiscal years 2014 and 2013, the Company had revenues from foreign customers of approximately $434,000 and $161,000, respectively, which constituted approximately 16.3% and 14.6% of total revenues, respectively. For the fiscal year ended March 31, 2014, there was one customer that accounted for 30.8% of net revenues. No other single customer generated over 10% of net revenues during 2014 and 2013.

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Inventories

The Company’s inventories consist of accessories that are sold and shipped to customers along with pay-per-use containers that are not returned to the Company with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on the evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventories items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the containers and provides its customers the use of the container for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, the Company classifies the containers as fixed assets for the per-use container program.

Property and equipment are recorded at cost. Cryogenic shippers, which comprise of 89% and 87% of the Company’s net property and equipment balance at March 31, 2014 and 2013, respectively, are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through March 31, 2014.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while deferred financing costs from equity financings are netted against the gross proceeds received from the equity financings.

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In connection with the 5% Bridge Notes, during the third and fourth quarter of fiscal 2014, the Company incurred financing costs that have been capitalized and are being amortized over the term of the convertible bridge notes payable using the straight-line method which approximates the effective interest method.

Convertible Debentures

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Derivative Liabilities

Certain of the Company’s issued and outstanding common stock purchase warrants which have exercise price reset features are treated as derivatives for accounting purposes. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (“Black-Scholes”).

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of March 31, 2014 and 2013, there were no unrecognized tax benefits included in the accompanying consolidated balance sheets that would, if recognized, affect the effective tax rates.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at March 31, 2014 and 2013, respectively and has not recognized interest and/or penalties in the consolidated statement of operations for the years ended March 31, 2014 and 2013. The Company is subject to taxation in the U.S. and various state jurisdictions. As of March 31, 2014, the Company is no longer subject to U.S. federal examinations for years before 2010 and for California franchise and income tax examinations for years before 2009. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain. Revenue is based on gross net of discounts and allowances.

The Company also provides logistics support and management to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

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Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at grant date using Black-Scholes and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at March 31, 2014 and 2013 was zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during years ended March 31, 2014 and 2013.

The Company uses Black-Scholes to estimate the fair value of stock-based awards. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for preferred stock dividends (if any) declared during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and other common stock equivalents outstanding during the periods.

The following shows the amounts used in computing net loss per share for each of the two years in the period ended March 31, 2014:

	Years Ended March 31,
	2014	2013
Net loss	$(19,565,426)	$(6,382,433)
Less:
Preferred dividends paid in cash or stock	—	—
Loss attributable to Cryoport stockholders	$(19,565,426)	$(6,382,433)
Weighted average shares issued and outstanding	48,850,513	37,760,628
Basic and diluted net loss per share	$(0.40)	$(0.17)

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The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would have been anti-dilutive:

	Years Ended March 31,
	2014	2013
Stock options	3,458,313	411,762
Warrants	3,221,728	—
	6,680,041	411,762

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Currently we do not have any items classified as Level 2.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

 In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We did not elect the fair value option, as allowed, to account for financial assets and liabilities that were not previously carried at fair value. Therefore, material financial assets and liabilities that are not carried at fair value, such as trade accounts receivable and payable, are reported at their historical carrying values.

The carrying values of our assets and liabilities that are required to be measured at fair value on a recurring basis as of March 31, 2014 and 2013 are classified in the table below in one of the three categories of the fair value hierarchy described below:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
March 31, 2013
Liabilities:
Derivative liabilities	$—	$—	$20,848	$20,848

The following summarizes the activity of Level 3 inputs measured on a recurring basis for the years ended March 31, 2014 and 2013:

Fair Value Measurements of Unobservable Inputs (Level 3)

Balance at March 31, 2012	$37,334
Transfers in / (out) of Level 3	—
Adjustments resulting from a change in fair value of derivative liabilities	(16,486)
Balance at March 31, 2013	20,848
Transfers in / (out) of Level 3	—
Adjustments resulting from a change in fair value of derivative liabilities	(20,848)
Balance at March 31, 2014	$—

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The fair value of derivative liabilities were measured on their respective origination dates and at the end of each reporting period using Level 3 inputs. The significant assumptions we use in the calculations under Black-Scholes as of March 31, 2014 and 2013 included an expected term based on the remaining contractual life of the warrants, a risk-free interest rate based upon observed interest rates appropriate for the expected term of the instruments, volatility based on the historical volatility of our common stock, and a zero dividend rate based on our past, current and expected practices of granting dividends on common stock.

Foreign Currency Translation

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. This pronouncement is effective for reporting periods beginning on or after January 1, 2013. The adoption of ASU 2011-11 did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, "Revenue Recognition". The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 will have on our consolidated financial statements.

BUSINESS

Overview

Through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow, we provide frozen shipping logistics solutions to the life sciences industry. We view our solutions as disruptive to “older technologies” in that our solutions provide reliable, economic alternatives to existing solutions and services utilized for frozen shipping in life sciences including stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other items that require continuous exposure to frozen or cryogenic temperatures.

Our Cryoport Express® Solutions include sophisticated cloud-based logistics management software we have branded as the Cryoportal™, which supports the management of the entire shipment process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. The Cryoportal™ provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our customers to meet exacting requirements necessary for scientific work and for regulatory purposes.

Our Cryoport Express® Solutions also include our liquid nitrogen dry vapor shippers we have branded as our Cryoport Express® Shippers, which are cost-effective and reusable cryogenic transport containers (patented vacuum flasks) utilizing innovative liquid nitrogen (“LN2”) “dry vapor” technology. Cryoport Express® Shippers are IATA certified and validated to maintain stable temperatures of minus 150° C and below for a 10-plus day dynamic shipment period. The Company currently features two Cryoport Express® Shipper models, the Standard Dry Shipper (holding up to 75-2.0 ml vials) and the High Volume Dry Shipper (holding up to 500-2.0 ml vials).

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Amongst our solutions, we offer a “turnkey” solution, which can be accessed through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once the order is placed, we ship a fully charged Cryoport Express® Shipper to the customer who conveniently loads their frozen commodity into the inner chamber of the shipper.  The customer then closes the shipper and reseals the shipping box displaying the recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider for delivery to the customer’s intended recipient.  The recipient simply opens the box and shipper and removes the frozen commodity.  The recipient only needs to reseal the box, displaying the nearest Cryoport Operations Center address (“Flap B”) and set it out for pre-arranged carrier pick up. The Cryoport Express® Shipper is returned to us for cleaning, quality assurance testing, recharging and reuse.

In late 2012, we shifted our focus from being a developer of cryogenic shippers and software to being a comprehensive frozen logistics solutions provider to the life sciences industry, which was accomplished by broadening our service offerings. Now, in addition to our “Turn-key Solution,” we also provide the following value-added solutions that were developed to address our various clients’ needs:

•	“Customer Staged Solution,” under which we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. Under this Solution, the customer accepts a significant level of risk for a successful shipment.

•	“Powered by CryoportSM,” is made available to providers of shipping and delivery services who seek to offer a “branded” cryogenic shipping solution as part of their service offerings. By negotiation, this solution can be private labeled as long as “powered by CryoportSM” appears prominently on the offering software interface and prominently on the packaging,.

•	“Integrated Solution” is our most comprehensive and complex outsourcing solution. It usually involves our management of the entire cryogenic logistics process for our client, including the location of our employees at the client’s site to manage the client’s cryogenic logistics in total.

•	“Life Science Point-of-Care Repository Solution” whereby we supply our Cryoport Express® Shippers to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with substitute Shippers) at a point-of-care site, with the Cryoport Express® Shippers serving as a temporary freezer/repository enabling the efficient distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution” whereby our Cryoport Express® Solutions serves as an enabling technology for the safe manufacture of the rapidly expanding autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. The Cryoport Express® Shippers can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to patients when and where they need it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

One of our distribution partners is Federal Express Corporation (“FedEx”). We have an agreement with FedEx to provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by Cryoport” for use by FedEx and its customers giving them access to the full capabilities of our logistics management platform.

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In January 2013, we entered into a master agreement (“FedEx Agreement”) with FedEx renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015. FedEx has the right to terminate this agreement at any time for convenience upon 180 days’ notice.

In June 2014, we added DHL as our second distribution partner by entering into an agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”), whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits our validated cryogenic solution offerings. DHL has announced that it will add 15 more certified Life Sciences stations in the second quarter of 2014 to its existing Thermonet network of 45 stations already in operation. This expanded network will now be able to offer Cryoport’s cryogenic solutions under the DHL brands.  In addition, DHL’s customer will continue to be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management platform, the CryoportalTM, is integrated to DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of shipping their critical biological material worldwide.

In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, the Company is providing on-site logistics personnel and its logistics management platform, the CryoportalTM, to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing shipping data and processes to further streamline Zoetis’ logistics, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum uses of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments of this vaccine. In October 2013, the agreement was further amended to further expand Cryoport’s services to include the logistics management for a second poultry vaccine.

In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will be using Cryoport Express® Solutions for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s solution will eliminate dry ice shipping and related risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to better serve small or mobile clinics, pharmacies, family practice, and orthopedic specialty care providers. Surgical centers and hospitals will also benefit from better logistics and the elimination of issues surrounding dry ice transport and storage. The agreement has an initial three-year term and may be renewed for consecutive three-year terms, unless earlier terminated by either party. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in orthopedic indications in the United States.

We offer our solutions to companies in the life sciences industry and specific verticals including manufacturers of stem cells and cell lines, diagnostic laboratories, bio-pharmaceuticals, contract research organizations, in-vitro fertilization, cord blood, vaccines, tissue, animal husbandry, and other producers of commodities requiring reliable frozen solutions for logistics problems. These companies operate within heavily regulated environments and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take up to nine months or longer to complete prior to a potential customer adopting one or more of our Cryoport Express® Solutions.

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Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 20382 Barents Sea Circle, Lake Forest, CA 92630. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.Cryoport.com. The information on, or that can be accessed through our website is not part of this Annual Report.

The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the biotechnology and life sciences industries globally.

Since fiscal year 2011 the Company has taken significant steps towards commercialization of the Cryoport Express® logistics solutions in validating, perfecting and expanding its features. The Company has now managed shipments of its Cryoport Express® Shippers through its CryoportalTM into and out of over 70 countries, handling a vast array of different biological products and specimens.

During fiscal year 2012, the Company completed the external validation of its Cryoport Express Standard Shipper to ISTA 7E standards and introduced the Cryoport Express® High Volume Shipper in response to customer demand. The Company also set up its European distribution depot in Holland to better serve its customer base and support sales efforts in Europe.

During fiscal year 2013, the Company elected Jerrell Shelton President and CEO, realigned its sales team and introduced a solutions sales and operating strategy. In addition, and as part of its global expansion plans, the Company set up its Asian distribution depot in Singapore. The Company also formed a Commercial Advisory Board (CAB) with Bill Taaffe, a founding member of ICON Clinical Research becoming its first member.

Since the beginning of fiscal year 2014 the Company’s Board of Directors (“Board”) has added certain members to better align the experience and competencies of the directors with the Company’s strategic direction. In March 2013, Richard G. Rathmann, a fund manager, investor and advisor to life science companies over the past 20 years, was appointed to the Board.  In September 2013, Mr. Rathmann was elected Chairman of the Board. Also in September 2013, Mr. Edward Zecchini, an executive with over thirty years of experience in the healthcare and information technology industries was appointed to the Board. Most recently, in June 2014, the Board appointed Dr. Ramkumar Mandalam to the Board. Dr. Mandalam has over twenty years of experience in the development of biologics and is currently the President and Chief Executive Officer of Cellerant Therapeutics, Inc., a clinical-stage biotechnology company. The Company’s two remaining Board members, Stephen Wasserman and Jerrell Shelton, who is the President and Chief Executive Officer of Cryoport, joined the Board in 2012. The Company’s five person Board has four independent Board members, as determined by NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission.

Cryoport Express® Solutions

Cryoport Express® Solutions consist of the CryoportalTM, a cloud-based logistics management software which programmatically assists in the management of all aspects of the logistics operations including the Cryoport Express® Shippers and the Cryoport Express® Smart Pak data logger. The CryoportalTM is capable of producing Cryoport Express® Analytics which reports shipment performance metrics and evaluates temperature-monitoring data collected by the data logger during shipment. Cryoport Express® Solutions are focused on improving the reliability of frozen shipping while reducing our clients’ overall operating costs. This is accomplished by providing a complete end-to-end solution for the transport and monitoring of frozen or cryogenically preserved biological or pharmaceutical materials shipped primarily though integrators and specialty couriers. Certain of the intellectual property underlying our Cryoport Express ® Solutions (other than that related to the Cryoport Express® Shippers) has been, and continues to be, developed under a contract with an outside software development company, with the underlying technology licensed to us for exclusive use in our field of use.

CryoportalTM

The CryoportalTM is used by Cryoport, our customers and our business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit. It is used by Cryoport to assist in managing logistics operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the CryoportalTM reduce operating costs and facilitate the scaling of Cryoport’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation. Examples of these features include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of them.

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The CryoportalTM also serves as the communications center for the management, collection and analysis of Smart Pak data collected from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or “pedigree” of the shipment. This information can be utilized by Cryoport to provide valuable feedback to our clients relating to their shipments.

The Cryoportal™ software platform has been developed as a carrier-agnostic system, allowing the customer and the Cryoport Client Care team to work with multiple integrators, freight forwarders and/or couriers depending on the specific requirements and customer preferences. To increase operational efficiencies the Cryoportal™ has already been integrated with the tracking systems of FedEx, DHL and UPS and is planning to integrate with other key logistics providers.

The CryoportalTM was developed for time- and temperature-sensitive shipments that are required to maintain specific temperatures, such as ambient (between 20° and 25°C), chilled (between 2° and 8°C) or frozen (minus 10°C or less all the way down to cryogenic temperatures) to ensure that the shipped specimen is not subject to degradation or out of its designated “safe” range. While our current focus is on frozen shipments within the biotechnology and life sciences industries using the logistics solutions described herein, the use of the CryoportalTM can and may be extended into other temperature ranges.

The Cryoport Express® Shippers

Our Cryoport Express® Shippers are cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a dynamic shipping period of 10 or more days. A dry cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated bottle which serves as a refrigerant to provide stable storage temperatures below minus 150° Celsius. Our Cryoport Express® Shippers are designed to ensure that there is no pressure build up as the liquid nitrogen evaporates or spillage of liquid nitrogen. We have developed a proprietary retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry shipper meeting IATA requirements. Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well” inside the container, refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the retention system. Specimens that may be transported using our cryogenic shipper include live cell scientific or pharmaceutical commodities such as cancer vaccines, diagnostic materials, semen, eggs and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (e.g., temperatures below minus 150° Celsius).

An important feature of our Cryoport Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These specifications include meeting internal pressure (hydraulic) and drop performance requirements. Under IATA guidelines, Cryoport Express® Shippers are classified as “Non-hazardous” while dry ice and liquid nitrogen are classified as “Dangerous Goods.” Our shippers are also in compliance with ICAO regulations that prohibit egress of liquid nitrogen residue from the shipping packages. The International Civil Aviation Organization (“ICAO”) is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.

We currently offer two sizes of dry vapor shippers, the Cryoport Express ® Standard Shipper with a storage capacity of up to 75 0.2ml vials and the Cryoport Express® High Volume Shipper that was introduced in January of 2012 with a capacity of up to 500 0.2ml vials.

Cryoport Express ® Standard Shippers

The Cryoport Express® Standard Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that we believe combine the best features of packaging, cryogenics and high vacuum technology. A Cryoport Express ® Standard Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber. The dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible. The inner chamber of the shipper is surrounded by a high surface, low-density material which retains the liquid nitrogen in-situ by absorption, adsorption and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer dewar chambers is evacuated to a very high vacuum (10-6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen-holding container and to contain the liquid nitrogen. The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material. The Cryoport Express ® Standard Shipper has a storage capacity of up to 75 0.2ml vials.

The technology underlying the Cryoport Express® Standard Shipper has been refined over the past five years. Our current shippers use aircraft grade aluminum and other lower weight materials, reducing freight cost which is based on dimensional weight. We maintain ongoing development efforts related to our shippers that are principally focused on material properties, particularly those properties related to our low temperature requirement, vacuum retention characteristics, such as the permeability of the materials, and lower weight materials in an effort to meet the life sciences market needs for achieving the lowest cost frozen and cryogenic shipping solution.

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Cryoport Express® High Volume Shippers

The Cryoport Express® High Volume Shipper also uses a dry vapor liquid nitrogen (LN2) technology to maintain minus 150° C temperatures with a dynamic shipping endurance of 10 days. The Cryoport Express ® High Volume Shipper is based on the same dry vapor technology as Cryoport’s original standard dry shipper and utilizes an absorbent material to hold LN2, thus providing the extended endurance time and IATA validation as a non-hazardous shipping container. The high volume dry shipper is reusable and recyclable, making it a highly sustainable and cost effective method of transporting life science materials. The Cryoport Express ® High Volume Shipper has a storage capacity of up to 500 0.2ml vials.

We believe Cryoport Express® Solutions are the best and most cost effective solution available in the biotechnology and life sciences markets and satisfy customer needs and scientific and regulatory requirements relating to the shipment of time- and temperature-critical, frozen and refrigerated transport of biological materials, such as stem cells, cell lines, pharmaceutical clinical trial samples, gene biotechnology, infectious materials handling, animal and human reproduction markets. Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because our proprietary dry vapor technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would otherwise adversely affect the functional hold time of the shipper.

An important feature of our Cryoport Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These specifications include meeting internal pressure (hydraulic) and drop performance requirements.

The Cryoport Express® Smart Pak

Temperature monitoring is a high value feature from our customers’ perspective as it is an effective and reliable method to determine that the shipment materials were not damaged or did not experience degradation during shipment due to temperature fluctuations. Our Smart Pak System is a self-contained automated data logger capable of recording cryogenic temperatures of samples shipped in our Cryoport Express® Shippers. The data-logging temperature probe is in the vapor plug of the shipper for the most accurate reading. The temperature mapping includes both the temperature inside the chamber (which is closest to the actual biomaterial) and the external temperature. This reading, combined with the mapping of every shipment check-in point, provides a holistic view of the complete shipping process. At the client’s election, shipments can have a full chain-of-custody and chain-of-condition with both data monitoring and analysis available.

Chain-of-Condition

Data monitoring starts with a custom-built data logger. The data logger can be set up to report during the shipment and/or after the shipment. For those shipments involving biologics or clinical trials or any other material that needs to be verified before receiving, the information recorded by the data logger can be downloaded to the data station onsite. Alternatively, Cryoport can upload the temperature data from the data logger for analysis to the CryoportalTM upon return of the shipper. The CryoportalTM also acts as the data repository for all shipment and temperature information, which the customer can access remotely through the internet. Chain of condition service is available at the client’s election.

Chain-of-Custody

When overlaid with the carrier check-ins, the data monitor and analysis also provides a chain of custody. The report from the data monitor serves as analysis for temperature monitoring of the entire shipment as well as a tampering warning. If the client has elected to have chain of condition monitoring, each time the container is opened there is a temperature record. The report identifies outlier temperature excursions such as opening the shipment in customs or tampering and thus will allow for more conclusive investigations to ensure that specimens were not adversely impacted during shipment.

Cryoport Express® Analytics

The CryoportalTM is an important information technology element of our business strategy and has been designed to support planned future features to allow for an expansion of our solutions offering. Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (KPI’s) that management utilizes to measure performance against desired standards. Examples for analytics tracked through the CryoportalTM include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting potential shipping exceptions based on historical metrics. The analytical results are being utilized by Cryoport to render consultative and proactive customer services.

Biological Material Holders

A patented containment bag is used in connection with the shipment of infectious or dangerous goods using the Cryoport Express® Shippers. Up to 75 cryovials (polypropylene vials with high-density polyethylene closures), set on aluminum canes are placed into an absorbent pouch, which is designed to contain the entire contents of all the vials in the event of leakage. This pouch is then placed in a watertight Tyvek bag (secondary packaging) capable of withstanding cryogenic temperatures, and then sealed. This bag is then placed into the well of the Cryoport Express® Shipper.

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Logistics Expertise and Support

Cryoport’s client services professionals provide 24/7/365 live logistics and monitoring services with specialized knowledge in the domestic and global logistics of life sciences material requiring cryogenic temperatures. The Cryoport logistics professionals have validated shipping lanes in and out of more than 70 countries to date to ensure shipments maintain cryogenic temperatures and arrive securely and on time.

Other Product Candidates and Development Activities

We are continuing our research and development efforts to further refine our current technology as well as explore opportunities with partners to offer complementary packaging solutions for frozen temperature (minus 10° Celsius or less), chilled temperature (2° to 8° Celsius) and ambient temperature (between 20° and 25° Celsius) shipping markets.

We also continue to further expand the functionality of our CryoportalTM to ensure a high level of effectiveness and efficiency in the cold chain logistics process and to allow for intelligent and easy data monitoring and analysis.

Government Regulation

The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many state, federal and international agencies. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations.

The ICAO is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air. If shipment is by air, compliance with the rules established by IATA is required. IATA is a trade association made up of airlines and air cargo couriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices. Additionally, the Centers for Disease Control (“CDC”) has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and OSHA also addresses the safe handling of Class 6.2 Substances.

Our Cryoport Express ® Shippers meet Packing Instructions 602 and 650 and are certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the ICAO Technical Instructions for the Safe Transport of Dangerous Goods by Air and IATA. Our present and planned future versions of the Cryoport Smart Pak data logger will likely be subject to regulation by the FAA, FCC, FDA, IATA and possibly other agencies which may be difficult to determine on a global basis.

We are also subject to numerous other federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Manufacturing and Raw Materials

Manufacturing. Due to our currently adequate levels of dewar inventories, manufacturing is currently suspended. The component parts for our shippers are primarily manufactured at third party manufacturing facilities. We also have a warehouse at our facility in Lake Forest, California, where we are capable of manufacturing certain parts and to fully assemble our shippers. Most of the components that we use in the manufacture of our shippers are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, we have identified alternate qualified suppliers. Should this occur, we believe that with our current level of shippers we have enough inventory to cover our forecasted demand.

There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. We believe that most of the manufacturers currently used by us could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to our shippers.

Our production and manufacturing process incorporates innovative technologies developed for aerospace and other industries which are cost effective, easier to use and more functional than the traditional dry ice devices and other methods currently used for the shipment of temperature-sensitive materials. Our manufacturing process uses non-hazardous cleaning solutions, which are provided and disposed of by a supplier approved by the Environmental Protection Agency (the “EPA”). EPA compliance costs for us are therefore negligible.

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Cryoport Express ® High Volume Shippers are purchased from a third party and modified to meet our specifications using our proprietary technology and know-how.

Our data loggers have been acquired from a single source with the calibration done by an independent third party. We are currently considering adding alternate data loggers with greater range of functionality.

Raw Materials. Various common raw materials are used in the manufacture of our shippers and in the development of our technologies. These raw materials are generally available from several alternate distributors and manufactures. We have not experienced any significant difficulty in obtaining these raw materials and we do not consider raw material availability to be a significant factor in our business.

Patents and Proprietary Rights

In order to remain competitive, we must develop and maintain protection on the proprietary aspects of our technologies. We rely on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We currently own three registered U.S. trademarks and three issued U.S. patents primarily covering various aspects of our Cryoport Express® Shippers.

In addition, we have a pending U.S. patent application for various aspects of our shipper and web-portal, which includes, in part, various aspects of our business model referred to as the Cryoport Express® System. We have also filed a U.S. provisional patent application for a smart label which will communicate electronically with our data logger. We intend to file additional patent applications to strengthen our intellectual property rights.

The technology covered by the above indicated issued patents relates to matters specific to the use of liquid nitrogen shippers in connection with the shipment of biological materials. The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen. Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity. Issued patents and trademarks currently owned by us include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Jan. 2, 2021
Patent	6,119,465	Sep. 19, 2000	Feb. 10, 2019
Patent	6,539,726	Apr. 1, 2003	May 8, 2021

Trademark	3,569,471	Feb. 3, 2009	Feb. 3, 2019
Trademark	3,589,928	Mar. 17, 2009	Mar. 17, 2019
Trademark	2,632,328	Oct. 8, 2002	Oct. 8, 2022

Our success depends in part upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. We intend to file trademark and patent applications covering any newly developed products, methods and technologies. However, there can be no guarantee that any of our pending or future filed applications will be issued as patents. There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of our pending applications or issued patents. Finally, there can be no guarantee that our issued patents or future issued patents, if any, will provide adequate protection from competition.

Patents provide some degree of protection for our proprietary technology. However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty. In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve. Moreover, the patent rights we possess or are pursuing generally cover our technologies to varying degrees. As a result, we cannot ensure that patents will issue from any of our patent applications, or that any of its issued patents will offer meaningful protection. In addition, our issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that our patent rights may not create an effective barrier to competition. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. There can be no assurance that any patents issued to us will provide a legal basis for establishing an exclusive market for our products or provide us with any competitive advantages, or that patents of others will not have an adverse effect on our ability to do business or to continue to use our technologies freely.

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We previously granted a first priority security interest in generally all of our assets, including our intellectual property, to secure the repayment of the convertible debentures we issued in October 2007 and in May 2008 (collectively, the “Debentures”) to four institutional investors.  The Debentures were fully repaid by June 2012 and we are in the process of obtaining permission from the institutional investors to terminate the security interest in our assets.

We may be subject to third parties filing claims that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or whether those claims will hurt our business. If we are forced to defend against such claims, regardless of their merit, we may face costly litigation and diversion of management’s attention and resources. As a result of any such disputes, we may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements. These agreements may be unavailable on terms acceptable to such third parties, or at all, which could seriously harm our business or financial condition.

We also rely on trade secret protection of our intellectual property. We attempt to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants, although, in the past, we have not always obtained such agreements. It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, our trade secrets could be disclosed to our competitors. Despite the measures we have taken to protect our intellectual property, parties to such agreements may breach confidentiality provisions in our contracts or infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights. In addition, third parties may independently discover or invent competitive technologies, or reverse engineer our trade secrets or other technology. Therefore, the measures we are taking to protect our proprietary technology may not be adequate.

Customers and Distribution

As a result of growing globalization, including such areas as biotechnology and life science, clinical trials, distribution of pharmaceutical products and reproductive medicine, the requirement for effective and reliable solutions for keeping clinical samples, pharmaceutical products and other specimen at frozen temperatures takes on added significance due to more complex shipping routes, extended shipping times, custom delays and logistics challenges. Today, such specimens are traditionally shipped in styrofoam cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof. The current dry ice solutions have limitations that severely limit their effective use for both short and long-distances (e.g., international). Conventional dry ice shipments often require labor-intensive “re-icing” operations resulting in higher labor and shipping costs.

We believe our patented Cryoport Express® Shippers, the Cryoportal™ and our logistics expertise make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization. Of particular significance is the trend within the life sciences and biotechnology industries toward globalization.

We provide domestic shipping solutions in situations where specimens must be kept at frozen temperatures and in regions where there is a high priority placed on maintaining the integrity of materials shipped at these temperatures.

Pharmaceutical Clinical Trials. Every United States based pharmaceutical company developing a new drug must seek drug development protocol approval by the FDA. These clinical trials are to test the safety and efficacy of the potential new drug among other things. A significant amount of clinical trial activity is managed by a number of large Clinical Research Organizations (“CROs”).

In connection with the clinical trials, due to globalization, companies can be enrolled from all over the world and may need to regularly submit a blood or other specimen at the local hospital, doctor’s office or laboratory. These samples are then sent to specified testing laboratories, which may be local or in another country. The testing laboratories will typically set the requirements for the storage and shipment of blood specimens. In addition, drugs used by the patients may require frozen shipping to the sites of the clinical trials. While both domestic and international shipping of these specimens is accomplished using dry ice today, international shipments especially present several problems, as dry ice, under the best of circumstances, can only provide freezing for one to two days in the absence of re-icing (which is quite costly). Because shipments of packages internationally can take longer than one to two days or be delayed due to flight cancellations, incorrect destinations, labor problems, ground logistics, customs delays and safety reasons, dry ice is not always a reliable and/or cost effective option. Clinical trial specimens are often irreplaceable because each one represents clinical data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years. Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial. Our shippers are ideally suited for this market, as our longer hold time ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial. There are also many instances in domestic shipments where Cryoport Express ® Shippers will provide higher reliability and be cost effective.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA Instruction 650 or 602 certified packaging. We have developed and obtained IATA certification of our Cryoport Express ® System, which is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

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Biotechnology and Diagnostic Companies. The biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Companies participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts, for which our Cryoport Express ® Shippers are ideally suited.

Cell Therapy Companies. Rapid advancements are underway in the research and development of cell based therapies, which involves cellular material being injected into a patient. In allogeniec cell therapy, the donor is a different person to the recipient of the cells. Autologous cell therapy is a therapeutic intervention that uses an individual’s cells, which are cultured and expanded outside the body, and reintroduced into the donor. Once cells are processed, in either case, they must be shipped cryogenically for which our Cryoport Express ® Shippers are ideally suited.

Central Laboratories. With the increase and globalization of clinical studies and trials, logistics has become more complex and ensuring sample integrity has become more challenging. International courier costs are now consuming a significant portion of global protocol budgets. We believe laboratories performing the testing of samples collected during the conduct of these global multi-site studies are looking for reliable state-of-the-art logistics solutions.

Pharmaceutical Distribution. The current focus for the Cryoport Express ® System also includes the area of pharmaceutical distribution. There are a significant number of therapeutic drugs and vaccines currently or anticipated soon to be undergoing clinical trials. After the FDA approves them for commercial marketing, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician. These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient. The most reliable method of doing this is to ship a unit dosage specifically for each patient. If such drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package. Cryoport can provide the technology to meet this anticipated need.

Distribution of Vaccines and Biologic Therapies. There are a variety of vaccines and other drugs or therapies that require distribution at frozen or cryogenic temperatures. We anticipate significant growth in this area, in particular therapies based upon stem cells. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage or a limited supply to the physician for administration to a patient.

In February 2013, we started providing comprehensive logistics management services for the lead poultry vaccine distribution of Zoetis, Inc. In October 2013, Zoetis engaged us to manage distribution of an additional vaccine.

One of our strategic alliance partners, Liventa Bioscience, Inc., is, in part, basing its business strategy on using our Cryoport Express® Shippers to deliver supplies of cell-based therapies to physicians, which will be able to keep the shippers at the physician’s facility for up to one week and thus avoid the need to invest in costly cryogenic refrigeration equipment for commodity storage. With the inclusion of our Cryoport Express® Smart Pak data logger, Liventa and the physician will have assurance that cryogenic temperatures were maintained within the shipper.

Fertility Clinics and In Vitro Fertilization (“IVF”). Maintaining cryogenic temperatures during shipping and transfer of in vitro fertilization specimens like eggs, sperm, or embryos is critical for cell integrity in order to retain viability, stabilize the cells, and ensure reproducible results and successful IVF treatment. There are approximately 3,300 fertility clinics worldwide. Cryoport anticipates that this market will continue to grow; in the United States alone, the fertility market has grown to more than $4.0 billion with over 1.3 million women seeking treatment each year. In the worldwide market, it is reported that there are more than one billion IVF cycles per year and growing.

Sales and Marketing

We currently have two sales directors in the United States, one sales director in Europe, one inside sales representative focused on Reproductive Medicine/IVF and a part time senior director of marketing promoting the use of our Cryoport Express® Solutions on a direct basis, in addition to the distribution channels we are establishing. Given the global nature of our business, our sales and marketing initiatives should more thoroughly cover the Americas, Europe and Asia. For the fiscal year ended March 31, 2014, we had one customer that accounted for 30.8% of net revenues. No other single customer generated over 10% of our net revenues during 2014 and 2013.

Our geographical revenues for the fiscal year ended March 31, 2014 were as follows:

USA	83.7%
Europe	6.7%
Asia	3.7%
Rest of World	5.9%

We renewed our agreement with FedEx and plan to further expand our revenues and marketing efforts through the establishment of additional strategic partnerships with global integrators and freight forwarders. Subject to available financial resources, we also plan to hiring additional sales and marketing personnel and implement marketing initiatives intended to increase awareness of the Cryoport Express® Solutions.

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Cryoport Operations Centers

In addition to the services provided through our facility in Lake Forest, California, we have contracted with third parties to run our European Operations Center (located in Leiden, Holland) and Asian Operations Center (located in Singapore). The operations centers provide warehousing, shipping, receiving, refurbishing and recycling services for our shipping containers. This approach is a cost-effective way to initiate operations outside of the US and allows us to scale up as our business grows globally. In March 2013, we shut down a small third-party operations center in New Delhi, India without impact on our business or customers.

Industry and Competition

Our products and services are sold into a rapidly growing segment of the logistics industry focused on the temperature sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source). In addition, we expect that industry standards and regulations will be introduced globally, requiring more comprehensive tracking and validation of shipping temperatures.

We believe that growth in the following markets has resulted in the need for increased reliability, efficiencies and greater flexibility in the temperature sensitive segment of the logistics market:

•	cell-based therapies

•	gene and stem cell biotechnology

•	cell lines

•	vaccine production

•	commercial drug product distribution

•	clinical trials, including transport of tissue culture samples

•	diagnostic specimens

•	infectious sample materials

•	inter/intra-laboratory diagnostic testing

•	temperature-sensitive specimens

•	biological samples, in general

•	environmental sampling

•	IVF

•	animal husbandry

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150° Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include stem cells, semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products.

One of the integral parts of our solutions are our Cryoport Express® Shippers that are based on a liquid nitrogen dry vapor technology. The following paragraphs compare our shippers with dry ice and liquid nitrogen shipping methods. Our solutions integrate the Cryoport Express® Shippers with our CryoportalTM logistics software platform and our cold chain logistics know-how that are comprehensive and tailored to client requirements.

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Cryoport Express Shippers (Liquid Nitrogen Dry Vapor) compared to Dry Ice Shipments

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs. The currently adopted protocol and the most common method for packaging frozen transport in these industries is the use of solid-state carbon dioxide (dry ice). Dry ice is and has been used extensively in shipping to maintain a frozen state for a period of one to four days. Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials. The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice. The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight. All dry ice shipping is considered dangerous goods shipping, requiring extra packaging steps and adding costs. It gives off carbon dioxide and sublimates unevenly and in short duration.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens. One common method for courier transport of biological materials is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler. The freezer compartment in the container is loaded with a quantity of dry ice at minus 78° Celsius, while the refrigerated compartment at 8° Celsius utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and Tegrant (formerly SCA Thermosafe). When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a 1 1/2 inch wall thickness is slightly less than three pounds per 24 hours. Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance. Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing. As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

•	availability of a dry ice source;

•	handling and storage of the dry ice;

•	cost of the dry ice;

•	compliance with local, state and federal regulations relating to the storage and use of dry ice;

•	dangerous goods shipping regulations;

•	weight of containers when packed with dry ice;

•	securing a shipping container with a high enough R-value (which is a measure of thermal resistance) to hold the dry ice and product for the required time period;

•	securing a shipping container that meets the requirements of IATA, the DOT, the CDC, and other regulatory agencies; and

•	emission of greenhouse gases (primarily carbon dioxide) into the environment.

Due to the limitations of dry ice, specimens that require frozen shipping are more securely shipped at true cryogenic temperatures using a service such as liquid nitrogen dry vapor shippers (Cryoport Express Shippers), or liquid nitrogen shippers where the specimen is kept over actual liquid nitrogen. However, liquid nitrogen is hazardous and has many pitfalls including safety and expense.

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Cryoport Express Shippers (Liquid Nitrogen Dry Vapor) compared to Liquid Nitrogen Dewars/Tanks

There are distinct disadvantages when using liquid nitrogen compared to the dry vapor liquid nitrogen used in Cryoport Express® Shippers. Liquid nitrogen dewars/tanks are classified as dangerous goods and cannot be shipped as parcel. In addition, the liquid nitrogen has to be disposed of prior to returning the dewar/tank to its origin. These issues add additional procedural steps and costs to the shipment. In addition, there is a risk of liquid nitrogen leakage if the dewar/tank tips to the side during transport, which can cause bodily injury and compromise the specimen being shipped. Due to the use of our proprietary technology, our Cryoport Express ® Shippers are not prone to leakage when on their side or inverted, thereby protecting the integrity of our shipper’s hold time and being safe for handling.

While both liquid nitrogen dry vapor and liquid nitrogen shippers provide solutions to the issues encountered when shipping with dry ice, liquid nitrogen shippers have some draw backs. For example, the cost for a liquid nitrogen shipper typically can range from $650 to $4,000 per unit, which can substantially limit their use for the transport of many common biologics, particularly with respect to small quantities such as is the case with direct to the physician drug delivery. Because of the initial cost and limited production of these containers, they are designed to be reusable. However, the cost of returning these containers can be significant, particularly in international markets, because most applications require only one-way shipping. In addition, the logistics support of cryogenic shippers requires more sophisticated logistics management and discipline to ensure shippers are returned and recycled, especially for international shipments, which many companies do not have in place.

Cryoport’s solutions are totally comprehensive and integrated for maximum reliability, economy and total effectiveness. Cryoport’s total logistics solution enables life sciences companies to utilize the superior liquid nitrogen dry vapor technology without having to make capital investments or developing in-house logistics expertise and systems by offering a complete solution which includes the cloud-based CryoportalTM logistics management platform, the temperature monitoring system and the 24/7/365 logistics support. Cryoport allows the customer to outsource logistics and focus on its core competencies while maintaining visibility of all shipping related information.

Within our intended biotechnology and life sciences markets for Cryoport Express ® Shippers, there is limited known direct competition. We compete with liquid nitrogen and dry ice solutions by reason of the improved and integrated hardware and software technology in our products including our comprehensive logistics management software and through the use of our service enabled business model. The Cryoport Express ® Solution provides a simple and cost effective solution for the frozen or cryogenic transport of biotech and life sciences materials. The CryoportalTM assists with the management, scheduling and shipping of the Cryoport Express ® Shippers removing the burdens associated with other methods.

Traditional dry ice shippers and liquid nitrogen tank suppliers, such as MVE/Chart Industries, Taylor Wharton and Air Liquide, offer various models of dry vapor liquid nitrogen shippers that are not as cost efficient for multi-use and multi-shipment purposes due to their significantly greater unit costs and unit weight (which may substantially increase the shipping cost). On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources, have a broader manufactured product offering of other liquid nitrogen products and more experience in research and development than we do.

Factors that we believe give us a competitive advantage are attributable to our software and shipping container which allows our shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak- proofness” of our package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs, and our business model represented by the merged integration of our shipper with CryoportalTM and Smart Pak data logger into a seamless shipping, tracking and monitoring solution.

Other companies that offer potentially competitive products include Industrial Insulation Systems, which offers cryogenic transport units and has partnered with Marathon Products Inc., a manufacturer and global supplier of wireless temperature data collecting devices used for documenting environmentally sensitive products through the cold chain and Kodiak Thermal Technologies, Inc. which offers, among other containers, a repeat use active-cool container that uses free piston stirling cycle technology. While not having their own shipping devices, BioStorage Technologies is potentially a competitive company through their management services offered for cold-chain logistics and long-term biomaterial storage. Cryogena offers a single use disposable LN2 shipper with better performance than dry ice, but it does not perform as well and is not as cost-effective as the Cryoport solution when all costs are considered. In addition, BioMatrica, Inc. is developing and offering technology that stabilizes biological samples and research materials at room temperature. They presently offer these technologies primarily to research and academic institutions; however, their technology may eventually enter the broader cold-chain market. Fisher BioServices, part of Thermo Fisher Scientific, provides cell therapy logistics services, maintaining cold chain from manufacturer to patient bedside.  They provide customized solutions in biospecimen collection kits, biospecimen shipping, lab processing, biobanking and clinical trial support services.

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Research and Development

Our research and development efforts are focused on continually improving the features of our Cryoport Express® Solutions including the cloud-based CryoportalTM and the Cryoport Express® Shippers. These efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered with the Cryoport Express® Solutions. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2°-8°C markets. Our research and development expenditures for the fiscal years ended March 31, 2014 and 2013 were $409,100 and $425,400, respectively with the largest portion being spent on software maintenance and development.

Employees

The efforts of our employees are critical to our success. We believe that we have assembled a strong management team with the experience and expertise needed to execute our business strategy. We anticipate hiring additional personnel as needs dictate to implement our growth strategy. As of July 31, 2014, we had twenty full-time employees, two consultants and one temporary employee.

Insurance

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation. Claims may be made against us that exceed these limits. In fiscal year 2014, we did not experience any claims against our professional liability insurance. Our liability policy is an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against all liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We also maintain product liability insurance with coverage in the amount of $1,000,000 per year. In addition, we currently maintain cargo insurance for shipments for one customer, with coverage of up to $10,000 per shipment.

DESCRIPTION OF PROPERTY

We do not own real property. We currently lease two facilities, with approximately 12,000 square feet of corporate, research and development, and warehouse facilities, located in Lake Forest, California (“Lake Forest Facility”) and approximately 4,100 square feet of corporate offices located in San Diego, California (“San Diego Facility”). In June 2010, the Company entered into a third amendment to the Lake Forest Facility lease and extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at any time after December 31, 2012. On November 28, 2011, the Company entered into a lease agreement for the corporate offices in San Diego for a thirty six month period ending December 31, 2014.

The Company currently makes base lease payments of approximately $17,000 per month, due at the beginning of each month. We believe that these facilities are adequate, suitable and of sufficient capacity to support our immediate needs. Additional space may be required, however, as we expand our research and development, manufacturing and selling and marketing activities.

LEGAL PROCEEDINGS

In the ordinary course of business, we are at times subject to various legal proceedings and disputes, including product liability claims. We currently are not aware of any such legal proceedings or claim that we believe will have, individually or in the aggregate, a material adverse effect on our business, operating results or cash flows. It is our practice to accrue for open claims based on our historical experience and available insurance coverage.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with Cryoport:

Name	Age	Position	Date Elected
Jerrell W. Shelton	69	President, Chief Executive Officer, Director	2012
Robert S. Stefanovich	49	Chief Financial Officer, Treasurer and Corporate Secretary	2011
Edward Zecchini	53	Director	2013
Richard G. Rathmann	53	Director	2013
Stephen E. Wasserman	68	Director	2012
Ramkumar Mandalam	49	Director	2014

Background of Directors and Officers:

Jerrell W. Shelton, age 69, became President and Chief Executive Officer of the Company on November 5, 2012. He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as CEO of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. and from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors and the Nominating and Stewardship committee of the Smithsonian Institution Libraries.

Robert S. Stefanovich, age 49, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company on June 27, 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. On June 15, 2012, Mr. Stefanovich was appointed Principal Executive Officer. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

Edward J. Zecchini, age 53, became a member of the Board on September 13, 2013, and serves as Chairman of the Nominating and Governance Committee of the Board. Mr. Zecchini currently serves as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, a leading nationwide provider of information technology solutions to the home healthcare industry, which he joined in May 2010. Prior to that, Mr. Zecchini served as President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries. Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York. Mr. Zecchini currently serves on the board of directors of Insur I.Q. LLC. The Board concluded that Mr. Zecchini should serve as a director on our Board in light of his experience in the healthcare and information technology industries.

Richard G. Rathmann, age 53, became a member of our Board in March 2013 and serves as Chairman of the Compensation Committee and member of the Audit Committee. Mr. Rathmann served for the past eighteen years as a director of various for-profit and non-profit companies. He is the manager of GBR Investments, LLC since 2005 and has served as the Executive Director of the Rathmann Family Foundation since 2002. Mr. Rathmann received his bachelor’s degree from the University of Colorado and his juris doctor degree from Boston College Law School. Mr. Rathmann currently serves on the board of directors of PIN Pharma, the Rathmann Family Foundation, and Cellerant Therapeutics, where he served as Chairman from 2007 to 2012.

Stephen E. Wasserman, age 68, became a member of the Company’s Board on March 29, 2012 and currently serves as Chairman of the Board and Chairman of the Audit Committee, and member of the Compensation Committee and Governance and Nominating Committee. Mr. Wasserman is a consultant primarily to healthcare related organizations through his company, Wasserman & Associates, and a private investor. From 1997 until his retirement in 2006, he served as Group Vice President — Diagnostic Systems Products of Olympus America, Inc., a subsidiary of Tokyo based Olympus Corporation, where he was also a member of the Global Management Committee for In Vitro Diagnostics. From 1994 to 1997 Mr. Wasserman was Chief Financial Officer of Datascope Corporation, formerly a NASDAQ listed manufacturer and global marketer of medical devices where he was also President, Patient Monitoring Division from 1994 to 1996. Prior to Datascope, from 1989 to 1993, he served as Vice President of NY Blood Center Inc. and General Manager of Melville Biologics, a subsidiary that manufactured biopharmaceutical products. He also was a founder and Chairman of the NY Biotechnology Association from 1990 to 1994. From 1981 to 1989, Mr. Wasserman held senior management positions with Technicon Instruments Corp. (now part of Siemens Healthcare Diagnostics) in Tarrytown, NY. Mr. Wasserman is a Certified Public Accountant and earned a BBA from City College of New York, Baruch School of Business. In 2008 he earned the Certificate of Director Education from the National Association of Corporate Directors. Mr. Wasserman is a seasoned executive with 20 years’ experience in leading global in vitro diagnostic and medical device companies in growth situations created by internal programs as well as business combinations.

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Ramkumar Mandalam, Ph.D., age 49, became a member of the Company’s Board on June 16, 2014 and currently serves as a member of the Compensation Committee and the Nomination and Governance Committee. Dr. Mandalam is the President and CEO of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders. Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell based therapies for treatment of degenerative diseases and cancer. From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells. Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan. Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts. The Board concluded that Dr. Mandalam should serve as a director on our Board in light of his knowledge and experience within the biotechnology and cell-based therapies.

The directors and officers of Cryoport hold office until their successors are elected and qualified, or until their death, resignation, or removal.

None of the directors or officers listed above has:

•	Had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;

•	Been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities; and

•	Been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Director Independence

The Company is quoted on the Over-The-Counter Bulletin Board system, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Our Board has affirmatively determined that Mr. Mandalam, Mr. Rathmann, Mr. Wasserman, and Mr. Zecchini are “independent” as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”). We intend to maintain at least two independent directors on the Board.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination and Governance Committee.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board has a formally established Audit Committee and adopted an Audit Committee charter. The Audit Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The members of the Audit Committee are Mr. Stephen Wasserman, who is the Audit Committee Chairman, and Mr. Richard G. Rathmann. The Company has determined that (i) Mr. Wasserman qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Mr. Wasserman meets NASDAQ’s financial literacy and financial sophistication requirements and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC. During fiscal 2014, the Company’s Audit Committee held four meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

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Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. In May 2010, the Company’s Board established the Compensation Committee. Previously, the Committee was known as the “Compensation and Governance Committee.” The Compensation Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this prospectus.

The current members of the Compensation Committee are Mr. Richard G. Rathmann, who is the Chairperson, Mr. Ramkumar Mandalam, and Mr. Stephen E. Wasserman, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met two times during fiscal 2014.

Nomination and Governance Committee

In May 2010, the Company established the Nomination and Governance Committee. The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The Nomination and Governance Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Registration Statement.

The current members of the Nomination and Governance Committee are Mr. Edward Zecchini, who is the Chairperson, Mr. Ramkumar Mandalam, and Mr. Stephen E. Wasserman. The Nomination and Governance Committee met two times during fiscal 2014.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The Company’s current executive officers are as follows:

Jerrell W. Shelton, age 68, became President and Chief Executive Officer of the Company on November 5, 2012. He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as CEO of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. and from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors and the Nominating and Stewardship committee of the Smithsonian Institution Libraries.

Robert S. Stefanovich, age 49, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company on June 27, 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. From June 15, 2012 to November 4, 2012, Mr. Stefanovich served as the Principal Executive Officer of the Company. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

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SUMMARY COMPENSATION TABLE

The following table contains information with respect to the compensation for the fiscal years ended March 31, 2014 and 2013 of our chief executive officer, chief financial officer and former chief executive officer. We refer to the executive officers identified in this table as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary (1) ($)		Bonus ($)	Option Awards (5) ($)		All Other Compensation ($)		Total Compensation ($)
Jerrell W. Shelton	2014	300,000	(4)	—	930,358	(3)	—		1,230,358
President and Chief Executive Officer	2013	122,885	(9)	—	295,380	(7)	4,409	(8)	422,674
Robert S. Stefanovich	2014	225,000	(4)	—	201,028	(6)	—		426,028
Chief Financial Officer	2013	225,000	(4)	—	40,652	(6)	—		265,652
Larry G. Stambaugh	2014	—		—	—		—		—
Former President, Chief Executive Officer and Chairman	2013	6,923	(2)	—	—		241,115	(10)	248,038

(1)	This column represents salary as of the last payroll period prior to or immediately after March 31 of each fiscal year.
(2)	On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh which had an effective commencement date of August 1, 2009, the details of which are described below. $57,794 and $360,000 were paid to Mr. Stambaugh in fiscal 2013 and 2012, respectively, per the terms of the employment agreement. Mr. Stambaugh resigned as President, Chief Executive Officer and Chairman on April 5, 2012.
(3)	This amount represents the fair value of all options granted to Mr. Shelton as compensation for services as a director and officer of the Company during fiscal 2014. Based on the recommendation of the Compensation Committee and approval by the Board, on June 28, 2013, Mr. Shelton was granted an option to purchase 3,902,507 shares of common stock in connection with his engagement as Chief Executive Officer of the Company.
(4)	This amount represents the annual base salary paid.
(5)	This column represents the total grant date fair value of all stock options granted in fiscal 2014 and the Company’s fiscal year ended March 31, 2013. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2014 and 2013, refer to Note 2 “Summary of Significant Accounting Policies” in the accompanying consolidated financial statements.
(6)	This amount represents the fair value of all options granted to Mr. Stefanovich as compensation for services during fiscal 2014 and 2013. Based on the recommendation of the Compensation Committee and approval by the Board, on June 28, 2013 and August 3, 2012 Mr. Stefanovich was granted an option to purchase 839,016 and 100,000 shares of common stock, respectively. The exercise price of the options are equal to the fair value of the Company’s stock as of the grant date.
(7)	This amount represents the fair value of all options granted to Mr. Shelton as compensation for services as a director and officer of the Company during fiscal 2013. Based on the recommendation of the Board, on October 22, 2012, Mr. Shelton was granted an option to purchase 100,000 shares of the Company’s common stock upon joining the Board. Based on the recommendation of the Compensation Committee and approval by the Board, on November 5, 2012, Mr. Shelton was granted an option to purchase 1,650,000 shares of common stock in connection with his engagement as Chief Executive Officer of the Company
(8)	This amount represents board fees paid to Mr. Shelton as compensation for services as a director of the Company during fiscal 2013 prior to becoming Chief Executive Officer of the Company.
(9)	Reflects a pro-rated salary for Mr. Shelton who began employment with the Company on November 5, 2012.
(10)	Amount represents $180,000 severance payment, $50,871 personal time off payout and $10,244 COBRA reimbursements to Mr. Stambaugh per the terms of his separation agreement.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Jerrell W. Shelton

On November 5, 2012, the Company entered into an employment agreement (the “Initial Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Initial Agreement provided a term of six months. The Initial Agreement provided an initial annual base salary of $300,000 during the Term.

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In addition, on the date of the Initial Agreement, Mr. Shelton was awarded two options giving him the right to acquire an aggregate of 1,650,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $0.20 per share. The aggregate number of shares was determined by dividing $350,000 by the closing price of the Company’s common stock on the date of the Agreement, or $0.20 per share, and subtracting 100,000 shares, which is the number of shares of common stock that Mr. Shelton was given the right to purchase pursuant to the option that was issued to him in connection with his appointment to the Board of Directors on October 22, 2012. The first option issued in connection with the Agreement was issued under the Company’s 2011 Stock Incentive Plan and provides Mr. Shelton the right to purchase 650,000 shares of the common stock of the Company, which is the maximum that may be awarded to Mr. Shelton in this fiscal year under such plan. Mr. Shelton subsequently exercised 650,000 of these shares in May and November 2013. The second option provided Mr. Shelton the right to purchase 1,000,000 shares of common stock of the Company and was granted outside of the Company’s incentive plans. The options vest in six equal monthly installments during the Term and expire at the earlier of (a) ten years from the date of the Agreement, and (b) five (5) years from the date of the resignation and/or removal of the Mr. Shelton as a member of the Board of Directors of the Company.

On June 28, 2013, after the expiration of the Initial Agreement, the Company entered into a new employment agreement (the “Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Agreement is effective through May 14, 2017 (the “Term”).

The Agreement provides an initial annual base salary of $300,000 during the Term. In addition, on the date of the Agreement, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 3,902,507 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $0.27 per share, and such options were granted outside of the Company’s incentive plans. The option vests immediately with respect to 162,604 shares and the remaining right to purchase the remaining shares vests in equal monthly installments on the fifth day of each month for forty six months beginning on July 5, 2013 and ending on May 5, 2017. Provided that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive fiscal quarters and immediately in the event of a change of control of the Company.

The options expire at the earlier of (a) ten years from the date of the Agreement, and (b) twenty four (24) months from the date of the resignation and/or removal of the Mr. Shelton as Chief Executive Officer of the Company.

Mr. Shelton has agreed during the Term and for a period of one year following the termination of the Agreement, not to solicit, induce, entice or attempt to solicit, induce, or entice any employee of the Company to leave employment with the Company. Payments due to Mr. Shelton upon a termination of his employment agreement are described below.

Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Stefanovich an annual base salary of $225,000 per year. In addition, he is eligible for an incentive bonus targeted at 25% of his annual base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stefanovich’s health insurance coverage in accordance with the Company’s plans and policies while he is an employee of the Company. Mr. Stefanovich is also eligible for fifteen (15) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers. Payments due to Mr. Stefanovich upon a termination of his employment agreement with the Company are described below.

Larry G. Stambaugh (former President and Chief Executive Officer)

On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh, the Company’s former Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and continued in effect until April 5, 2012 (the “Stambaugh Employment Agreement”), the date of Mr. Stambaugh’s resignation. Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh was paid an annual base salary of $360,000. In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, the Company paid Mr. Stambaugh a lump sum severance payment of $180,000 and extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

The Company has no other employment agreements with executive officers of the Company as of March 31, 2014.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of fiscal year ended March 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jerrell W. Shelton	100,000	(1)	—	—		$0.19	10/21/22
	1,000,000	(2)	—	—		$0.20	11/4/22
	894,324	(3)	—	3,008,183	(3)	$0.27	6/27/23
Robert Stefanovich	78,125	(4)	—	46,875	(4)	$0.86	6/19/21
	—	(5)	—	40,000	(5)	$0.43	8/2/22
	22,500	(6)	—	37,500	(6)	$0.43	8/2/22
	157,316	(7)	—	681,700	(7)	$0.27	6/27/23
Larry Stambaugh	362,232	(8)	—	—		$0.66	4/5/17	(10)
	210,000	(9)	—	—	(9)	$0.66	4/5/17	(10)
(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 100,000 shares of common stock exercisable at $0.19 per share on October 22, 2012 upon joining the board of directors. Options vests in twelve equal monthly installments. The exercise price for shares of common stock pursuant to the options is equal to the fair value of the Company’s stock as of the grant date.
(2)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 1,650,000 shares of common stock exercisable at $0.20 per share on November 5, 2012, which vests in six equal monthly installments. 650,000 of these options were issued under the 2011 stock option plan and exercised in May and November 2013 and 1,000,000 were issued outside of a plan. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(3)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 3,902,507 shares of common stock exercisable at $0.27 per share on June 28, 2013. The option vests 2/48th immediately with the remainder vesting 1/48th per month for 46 months. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 125,000 shares of common stock exercisable at $0.86 per share on June 20, 2011. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(5)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 40,000 shares of common stock exercisable at $0.43 per share on August 3, 2012. The option vests based on certain performance criteria. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant
(6)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 60,000 shares of common stock exercisable at $0.43 per share on August 3, 2012. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant
(7)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 839,016 shares of common stock exercisable at $0.27 per share on June 28, 2013. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(8)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 362,232 shares of common stock exercisable at $0.66 per share on September 15, 2010, in lieu of payment of his fiscal year 2010 cash bonus of $216,000. The option was fully vested at date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

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(9)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 420,000 shares of common stock exercisable at $0.66 per share on September 15, 2010. The right to exercise the stock option vested as to 25% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first, second and third anniversary of the grant date. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.
(10)	In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, which was effective on April 5, 2012, the Company extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

Potential Payments On Termination Or Change In Control

Pursuant to Mr. Shelton’s employment agreement, if Mr. Shelton terminates the Agreement, dies, or is terminated for “Cause” (as defined in the agreement), he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated for Cause, the Company may, to the extent allowed by law set off losses, fines or damages that he has caused as a result of his misconduct. If he is terminated “without cause” (as defined in the agreement), he will be entitled to a continuation of his base salary for three months following termination and one half of unvested options as of date of termination shall become fully vested. In the event the Company terminates his employment, except if for “Cause” (as defined in the agreement), within twelve (12) months after a Change in Control (as defined in the Cryoport, Inc. 2011 Stock Incentive Plan), then, Mr. Shelton will be entitled to: (i) the continuation of his base salary for twelve (12) months following the date of termination, which shall be paid in accordance with the Company’s ordinary payroll practices in effect from time to time, and which shall begin on the first payroll period immediately following the date on which the general release and waiver becomes irrevocable; and (ii) all options previously granted to Mr. Shelton will become fully vested and exercisable as of the date of termination.

Pursuant to Mr. Stefanovich’s employment offer, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control,” as is defined in the Company’s 2009 Stock Incentive Plan, he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and the unvested portion of his stock option grants immediately shall vest in full. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary plus continuation of health benefits for a period of six months.

In connection with Mr. Stambaugh’s resignation as Chief Executive Officer and Chairman of the Board, which was effective on April 5, 2012, the Company paid Mr. Stambaugh a lump sum severance payment of $180,000 and extended the exercise period of two stock options granted to Mr. Stambaugh on September 10, 2010, with exercise prices of $0.66 per share until April 5, 2017 with respect to those underlying shares of common stock vested as of April 5, 2012, which amount to 362,232 and 210,000 shares of the Company’s common stock, respectively.

The 2002 Plan, 2009 Plan and 2011 Plan each provide that in the event of a “change of control,” the applicable option agreement may provide that such options or shares will become fully vested and may be immediately exercised by the person who holds the option, at the discretion of the board.

The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

DIRECTOR COMPENSATION

Compensation for the Board is governed by the Company’s Compensation Committee. Effective August 21, 2009 through May 2, 2012 the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee. Effective May 3, 2012, the cash compensation that each non-employee director is paid is $40,000 annually, except for the non-employee Chairman of the Board who is paid $56,000 annually. In addition, each non-employee director who serves as Chairman of one or more Board Committees will be paid additional cash compensation of $8,000 annually for all Committee Chairmanships.

Effective May 3, 2012, each non-employee director is awarded a stock option to purchase 50,000 shares of the Company’s common stock on the date of the Company’s annual meeting of stockholders, except for the non-employee Chairman of the Board who is awarded a stock option to purchase 80,000 shares of the Company’s common stock. In addition, each new non-employee director will be granted a stock option to purchase 100,000 shares of the Company’s common stock upon joining the Board.

On May 3, 2012, Mr. Michelin was granted options to purchase a total of 60,000 shares of the Company’s common stock with an exercise price of $0.44 per share which vested on September 22, 2012 for his service as a director, Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nomination and Governance Committee during fiscal 2012 and fiscal 2013 and Lead Independent Director during fiscal 2012. The options to purchase a total of 35,000 shares were issued in connection with the services he provided during fiscal 2012.

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On May 3, 2012, Mr. Wasserman was granted options to purchase a total of 138,356 shares of the Company’s common stock with an exercise price of $0.44 per share which vested on March 29, 2013 for his service as a director, Chairman of the Board and member of the Compensation Committee, Audit Committee and Governance and Nominating Committee during fiscal 2012 and fiscal 2013.

On May 3, 2012, Ms. Muller was granted options to purchase a total of 166,438 shares of the Company’s common stock with an exercise price of $0.44 per share of which 116,438 shares immediately vested and the remaining 50,000 shares vested on September 22, 2012 for her service as a director, Chairman of the Compensation Committee and Nomination and Governance Committee, and a member of the Audit Committee during fiscal 2012 and fiscal 2013. The options to purchase a total of 127,771 shares were issued in connection with the services she provided during fiscal 2012.

On July 12, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.36 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the months of April, May, and June 2012.

Annual awards were granted at the shareholders meeting on September 13, 2012. Mr. Michelin, Ms. Muller and Mr. Wasserman were each granted an option to purchase 50,000, 50,000 and 80,000 shares, respectively, of the Company’s common stock with an exercise price of $0.30 per share

On October 9, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 125,000 shares of the Company’s common stock with an exercise price of $0.17 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the months of July, August and September 2012.

On December 12, 2012, Mr. Michelin, Mr. Wasserman, and Ms. Muller were each granted an option to purchase 50,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock with an exercise price of $0.18 per share which were fully vested upon issuance for their service as the Office of the Chief Executive for the month of October and part of November 2012.

Annual awards were granted at the shareholders meeting on September 6, 2013. Mr. Rathmann and Mr. Wasserman were each granted an option to purchase 80,000 and 50,000 shares, respectively, of the Company’s common stock with an exercise price of $0.38 per share.

On September 13, 2013, Mr. Zecchini was granted an option to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.40 per share when he joined the board.

The following table sets forth the director compensation of the non-employee directors of the Company during fiscal 2014.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Adam M. Michelin(3)	$24,000	$—	$—	—	$24,000
Karen Muller(3)	24,000	—	—	—	24,000
Richard Rathmann	56,445	—	26,300	—	82,745
Stephen Wasserman	52,108	—	16,438	—	68,546
Edward Zecchini	26,400	—	34,632	—	61,032

(1)  Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal 2014.

(2)  This column represents the total grant date fair value of all stock options granted in fiscal 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2014, refer to Note 2 “Summary of Significant Accounting Policies” in the accompanying consolidated financial statements.

(3) Mrs. Muller and Mr. Michelin served as directors of the Company through the Company’s annual meeting of stockholders on September 6, 2013.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of July 31, 2014, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of July 31, 2014, there were 60,037,846 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 20382 Barents Sea Circle, Lake Forest, CA 92630.

The following table gives effect to the shares of common stock issuable within 60 days of July 31, 2014, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

Beneficial Owner	Number of Shares of Preferred Stock Beneficially Owned		Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned(5)
Executive Officers and Directors:
Jerrell W. Shelton	11,314		3,632,070	(1)	5.8%
Robert S. Stefanovich			385,943	(1)	*
Adam M. Michelin			536,891	(1)	*
Karen M. Muller			541,438	(1)	*
Richard Rathmann	9,376	(4)	4,377,965	(1)	7.1%
Stephen E. Wasserman			593,356	(1)	1.0%
Edward Zecchini			100,000	(1)	*
Ramkumar Mandalam Ph.D.			25,000	(1)	*

All directors and named executive officers as a group (8 persons)			10,192,663	(1)	15.2%

Other Stockholders:
Cranshire Capital Master Fund(3)			3,449,625	(1)	5.4%

Total for all Directors, Executive Officers and Other Stockholders			13,642,288		19.2%

*	Represents less than 1%

(1)	Includes shares which individuals shown above have the right to acquire as of July 31, 2014, or within 60 days thereafter, pursuant to outstanding stock options, warrants and/or preferred stock as follows: Mr. Shelton—2,972,070 shares; Mr. Stefanovich—385,943 shares; Mr. Michelin—532,755 shares; Ms. Muller—541,438 shares; Mr. Rathmann—2,454,540 of which 689,726 are individually owned by Mr. Rathmann and 1,764,814 are owned by GBR Investments,LLC of which Mr. Rathmann is the manager; Mr. Wasserman—593,356; Mr. Zecchini—100,000; Dr. Mandalam—25,000 shares; Cranshire Capital—3,449,625 shares.

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. Includes preferred stock on an as-converted basis of 30 shares of common stock for each share of preferred stock.

(3)	Cranshire Capital Master Fund, Ltd. address is 3100 Dundee Road, Suite 703, Northbrook, IL 60062.

(4)	GBR Investments, LLC of which Mr. Rathmann is the manager.

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(5)	Includes preferred stock on an as-converted basis of 30 shares of common stock for each share of preferred stock.

Equity Compensation Plan Information

We currently maintain three equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”). Our Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.

The 2002 Plan, which was approved by our stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. As of June 30, 2014, no shares are available for future issuances as the 2002 Plan has expired.

The 2009 Plan, which was approved by our stockholders at our 2009 Annual Meeting of Stockholders held on October 9, 2009, provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of July 31, 2014, a total of 303,768 shares of our common stock remained available for future grants under the 2009 Plan.

The 2011 Plan, as amended, which was approved by our stockholders at our 2011 Annual Meeting of Stockholders held on September 22, 2011 and, with respect to the amendments, at our 2012 and 2013 Annual Meeting of Stockholders held on September 13, 2012 and September 6, 2013, respectively, provides for the grant of stock-based incentives. The 2011 Plan allows for the grant of up to 12,400,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2011 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2011 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. Awards may be granted under the 2011 Plan until September 21, 2021 or until all shares available for Awards under the 2011 Plan have been purchased or acquired unless the stockholders of the Company vote to approve an extension of the 2011 Plan prior to such expiration date. As of July 31, 2014, a total of 6,968,042 shares remained available for future grants under the 2011 Plan.

In addition to the stock options issued pursuant to the Company’s three stock incentive plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms.

The following table sets forth certain information as of July 31, 2014 concerning the Company’s common stock that may be issued upon the conversion of outstanding preferred stock, exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, the 2011 Plan and other stock based compensation:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,774,698	$0.47	7,271,810
Equity compensation plans not approved by stockholders(1)	6,811,432	$0.57	N/A

	12,586,130		7,271,810

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(1)	During November 5, 2012 through July 31, 2014, a total of 6,548,577 options were granted to employees outside of an option plan. In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 262,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. 15 consultants and former officers and directors received warrants to purchase 327,415 shares of common stock in this manner.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

The following related-party transaction were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.

On May 9, 2013, Richard Rathmann, Director, invested $100,000 in the Bridge Notes offered by the Company to certain accredited investors.  For information on terms related to the Bridge Notes, refer to Note 8 “Convertible Debentures Payable” in the accompanying March 31, 2014 consolidated financial statements.  In addition, on July 12, 2013, GBR Investments, LLC, invested $100,000 in the Bridge Notes offered by the Company to certain accredited investors and also received a warrant to purchase 400,000 shares of common stock at an exercise price of $0.25 per share, pursuant to the terms of such offering.  Richard Rathmann is the Manager of GBR investments, LLC and is considered an indirect beneficial owner of these securities.

During the year ended March 31, 2014, the Company issued to certain accredited investors various unsecured promissory notes with the terms as described under Note 7 in the accompanying March 31, 2014 consolidated financial statements. These unsecured promissory notes included $120,000 of the 5% Bridge Notes issued to Jerrell Shelton, the Company’s Chief Executive Officer, $100,000 of the Bridge Notes issued to Richard Rathmann, a member of the Board of Directors of the Company, $200,000 of the Bridge Notes and $100,000 of the 5% Bridge Notes issued to GBR Investments, LLC, of which Richard Rathmann, is the manager. In May 2014, both note holders elected to convert all principal and interest into a newly established Class A Convertible Preferred Stock and warrants to purchase common stock of Cryoport as further described in Note 15 in the accompanying March 31, 2014 consolidated financial statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2014, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis.

SELLING SECURITY HOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

•	6,306,467 shares of our common stock sold in the 2012 Private Placement;

•	10,005,929 shares of our common stock issuable upon exercise of warrants sold in the 2012 Private Placement;

•	10,213,058 shares of our common stock sold in the 2011 Private Placement;

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•	15,308,772 shares of our common stock issuable upon exercise of warrants sold in the 2011 Private Placement;

•	3,454,611 shares of common stock sold in the 2010 Private Placement;

•	5,890,317 shares of common stock issuable upon exercise of warrants sold in the 2010 Private Placement; and

•	200,000 shares of common stock issuable upon exercise of a warrant issued to a consultant in March 2011.

In February and March 2012, we conducted a private placement (the “2012 Private Placement”) pursuant to which we sold and issued an aggregate of 9,477,554 shares of common stock at a price of $0.55 per share and common stock purchase warrants to acquire 10,005,929 shares of common stock, for gross proceeds of $5,212,655. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.69 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-180326), which was declared effective on June 21, 2012, and we agreed to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

In February 2011, we conducted a private placement (the “2011 Private Placement”) pursuant to which we sold and issued an aggregate of 13,362,089 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 15,755,915 shares of common stock, for gross proceeds of $9,353,462. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-173263), which was declared effective on April 28, 2011, and we agreed to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

From August 2010 to October 2010, we conducted a private placement (the “2010 Private Placement”) pursuant to which we sold and issued an aggregate of 5,532,418 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 6,755,293 shares of common stock, for gross proceeds of $3,872,702. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-170027), which was declared effective on December 29, 2010, and we agreed to use our best efforts to cause the registration statement to remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

SELLING SECURITY HOLDER TABLE

The following table sets forth the number of shares of common stock beneficially owned by the selling security holders as of July 31, 2014, the number of shares of common stock covered by this prospectus on behalf of the selling security holders, and the total number of shares of common stock that the selling security holders will beneficially own upon completion of the offering. This table assumes that the stockholders will offer for sale all of the shares of common stock covered by this prospectus. As of July 31, 2014, we had 60,037,846 shares of common stock issued and outstanding.

The common stock may be offered under this prospectus from time to time by the selling security holders, or by any of their respective pledgees, donees, transferees, or other successors in interest. The amounts set forth below are based upon information provided to us by the stockholders, or our records, as of July 31, 2014, and are accurate to the best of our knowledge. It is possible, however, that the selling security holders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

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Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Adam Michelin	60,000	0.10%	60,000	-	0.00%
Alexander Coleman Ravich 1991 Trust	50,000	0.08%	50,000	-	0.00%
Allen Fedor	899,736	1.50%	28,600	871,136	0.95%
Alyssa Danielle Ravich Trust 1991 Trust	50,000	0.08%	50,000	-	0.00%
Andrew Curran	3,504,093	5.84%	1,074,286	2,429,807	2.66%
Andrew Reznick	143,850	0.24%	40,000	103,850	0.11%
Annette Vandehey	42,860	0.07%	42,860	-	0.00%
Arleigh Aschbrook	34,800	0.06%	34,800	-	0.00%
Ashdon Select Managers	145,224	0.24%	145,224	-	0.00%
Babak Fardin	70,000	0.12%	70,000	-	0.00%
Barbara Johnson	66,410	0.11%	16,000	50,410	0.06%
Benton Case Jr.	163,288	0.27%	40,000	123,288	0.13%
Beth Dryden	300,000	0.50%	300,000	-	0.00%
Beth Dryden, Trustee of the Hopfenspirger 2011 Grat Retained Annuity Trust	150,000	0.25%	150,000	-	0.00%
Bill and Jennifer Finley	42,972	0.07%	42,972	-	0.00%
Bill Thompson	217,428	0.36%	217,428	-	0.00%
Blue Earth Fund LP	176,189	0.29%	176,189	-	0.00%
Blue River Properties LLP	201,144	0.34%	201,144	-	0.00%
BMO Nezbitt Burns, Inc	800,000	1.33%	800,000	-	0.00%
Bradley W. Baker	363,638	0.61%	363,638	-	0.00%
BridgePointe Masters Fund Ltd	140,000	0.23%	140,000	-	0.00%
Brio Capital Master Fund Ltd	492,965	0.82%	492,965	-	0.00%
Broms Financial, LLC	571,428	0.95%	571,428	-	0.00%
Bryan Spille	30,000	0.05%	30,000	-	0.00%
Burguete Investment Partnership, LP	727,274	1.21%	727,274	-	0.00%
Carla Muff	2,500	0.00%	2,500	-	0.00%
Carlene F Cooke	25,000	0.04%	25,000	-	0.00%

60

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Celtic Enterprises Ltd	1,111,948	1.85%	135,714	976,234	1.07%
Cindy Federwitz	71,428	0.12%	71,428	-	0.00%
Craig Laughlin	30,000	0.05%	30,000	-	0.00%
Craig S Stevenson	772,805	1.29%	402,000	370,805	0.41%
Craig-Hallum Capital Group 401k Alexander Knopick 401k Contributory Acct	83,638	0.14%	83,638	-	0.00%
Craig-Hallum Capital Group 401k George Sutton 401k Contributory Acct	90,910	0.15%	90,910	-	0.00%
Craig-Hallum Capital Group LLC	189,551	0.32%	189,551	-	0.00%
Cranshire Capital Master Fund, Ltd.	3,416,295	5.69%	3,391,295	25,000	0.03%
Crispian VC Fund II, LP	490,000	0.82%	490,000	-	0.00%
Dan Schmidt	180,000	0.30%	180,000	-	0.00%
Daniel Gage	331,552	0.55%	128,428	203,124	0.22%
Daniel Rueter	192,858	0.32%	192,858	-	0.00%
Daryl R. McNab	73,428	0.12%	73,428	-	0.00%
Daryl Skiba	71,428	0.12%	71,428	-	0.00%
David A Dent	427,136	0.71%	100,000	327,136	0.36%
David and Lisa Hintermeister	60,000	0.10%	60,000	-	0.00%
David Capuano	15,000	0.02%	15,000	-	0.00%
David Hansen	150,000	0.25%	150,000	-	0.00%
David Holperin	150,000	0.25%	150,000	-	0.00%
David Olshansky	758,574	1.26%	200,000	558,574	0.61%
Dean Jacklitch Trust	1,590,438	2.65%	400,856	1,189,582	1.30%
Deerfield Speical Situations Fund International Master Fund, Ltd	1,060,000	1.77%	1,060,000	-	0.00%
Deerfield Speical Situations Fund L.P.	758,182	1.26%	758,182	-	0.00%
Dennis D Gonyea	72,730	0.12%	72,730	-	0.00%
Dennis J. Holland	171,428	0.29%	171,428	-	0.00%
Dorothy J Hoel	72,725	0.12%	72,725	-	0.00%

61

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Dr Paul & Nancy Seel Jt/WRos	145,450	0.24%	145,450	-	0.00%
E. Terry Skone TTEE of the E Terry Skone Rev Trust dated 11/30/2005	145,450	0.24%	145,450	-	0.00%
Edward T. Halloran	72,000	0.12%	72,000	-	0.00%
Elmer Robert Salovich Revocable Trust	409,172	0.68%	109,090	300,082	0.33%
Emergent Financial Group, Inc.	2,608,729	4.35%	58,824	2,549,905	2.79%
Empery Asset Master, LTD	100,000	0.17%	100,000	-	0.00%
Enable Growth Partners, L.P.	321,818	0.54%	321,818	-	0.00%
Entrust Midwest LLC, FBO Gary Collins	30,000	0.05%	30,000	-	0.00%
Entrust Midwest, LLC FBO Brian Ertel IRA #4233	36,000	0.06%	36,000	-	0.00%
First Clearing LLC, Custodian FBO of Bruce Zwick IRA	71,430	0.12%	71,430	-	0.00%
First Clearing, LLC Custodian, FBO of Mark Ravich IRA	150,000	0.25%	150,000	-	0.00%
First State Bank and Trust, Custodian FBO Thomas E. Elbert Roth IRA #2	71,428	0.12%	71,428	-	0.00%
Fred Williams Jr	519,478	0.87%	519,478	-	0.00%
Freestone Advantage Partners II, LP	18,182	0.03%	18,182	-	0.00%
Gaetan A. Riopel	738,858	1.23%	285,658	453,200	0.50%
Gary A. Bergren	72,730	0.12%	72,730	-	0.00%
Gary Eikaas	40,000	0.07%	40,000	-	0.00%
Gemini Master Fund, LTD	400,000	0.67%	400,000	-	0.00%
Gene F. Happe	643,522	1.07%	100,000	543,522	0.59%
George and Kathy Sutton	142,856	0.24%	142,856	-	0.00%
George Edward Scalise	181,820	0.30%	181,820	-	0.00%
Gilya Alchits	550,220	0.92%	242,000	308,220	0.34%
Goetsch Financal Inc 401K	58,180	0.10%	58,180	-	0.00%
Paul Gonyea	214,284	0.36%	214,284	-	0.00%
Gregory Gentling	2,629,387	4.38%	1,082,688	1,546,699	1.69%
Grossman Roth IRA, Marc A.	14,286	0.02%	14,286	-	0.00%

62

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Grossman, Marc A.	285,716	0.48%	285,716	-	0.00%
Hartz Capital Investments, LLC	100,000	0.17%	100,000	-	0.00%
HCP Opportunity Fund, LP	320,000	0.53%	320,000	-	0.00%
Howard Manake	2,291,520	3.82%	257,614	2,033,906	2.22%
Hudson Bay Master Fund LTD	545,456	0.91%	545,456	-	0.00%
Iroquois Master Fund Ltd.	477,818	0.80%	477,818	-	0.00%
James Behm	797,042	1.33%	385,658	411,384	0.45%
James Brown	50,000	0.08%	50,000	-	0.00%
James Denver	250,000	0.42%	250,000	-	0.00%
James H. Zavoral, Jr.	200,000	0.33%	200,000	-	0.00%
James J Tiampo Money Puchase Plan and Trust	363,638	0.61%	363,638	-	0.00%
James Lee	60,000	0.10%	60,000	-	0.00%
Jeffrey C Brown Profit Sharing Plan & Trust 401K	272,726	0.45%	272,726	-	0.00%
Jeffrey Williams	151,428	0.25%	151,428	-	0.00%
Jerold Fahrner Trust	342,856	0.57%	342,856	-	0.00%
JMJ Financial	360,000	0.60%	360,000	-	0.00%
John Connor	171,428	0.29%	171,428	-	0.00%
John W. Schreiner	1,032,673	1.72%	405,714	626,959	0.69%
Jon and Annette Vandehey	566,412	0.94%	265,714	300,698	0.33%
Joni K. Voldness	15,000	0.02%	15,000	-	0.00%
Jordan Family LLC	1,719,656	2.86%	600,000	1,119,656	1.22%
Joseph Hennen	131,428	0.22%	131,428	-	0.00%
Judith Hennen or Joseph Hennan	71,428	0.12%	71,428	-	0.00%
Katherine O'Leary	71,428	0.12%	71,428	-	0.00%
Keith Steller	130,015	0.22%	71,428	58,587	0.06%
Kevin Clark	539,917	0.90%	90,910	449,007	0.49%
Kevin J. Caulfield	91,000	0.15%	91,000	-	0.00%

63

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Kyle Gillespie	72,000	0.12%	72,000	-	0.00%
Lacuna Hedge Fund LLLP	1,233,465	2.05%	1,233,465	-	0.00%
Larry Hopfenspirger	1,736,050	2.89%	509,090	1,226,960	1.34%
Larry R. Carlson	450,562	0.75%	94,000	356,562	0.39%
Lawrence Lappin	500,000	0.83%	500,000	-	0.00%
Loral I. Delaney	42,856	0.07%	42,856	-	0.00%
Louis Doering IRA	71,428	0.12%	71,428	-	0.00%
M. Elizabeth Patrin	84,000	0.14%	84,000	-	0.00%
Maletis Partners LP	663,680	1.11%	363,638	300,042	0.33%
Mark Ravich	1,084,509	1.81%	550,000	534,509	0.58%
Martha McKelvey	80,000	0.13%	80,000	-	0.00%
Mary F. Hauser	445,488	0.74%	357,142	88,346	0.10%
Matt Nelson	60,000	0.10%	60,000	-	0.00%
Maxim Partners LLC	300,000	0.50%	300,000	-	0.00%
Melvyn H. Reznick	1,989,093	3.31%	899,428	1,089,665	1.19%
Michael and Tracy Gardner	131,688	0.22%	131,688	-	0.00%
Michael Bartholomew,	28,572	0.05%	28,572	-	0.00%
Michael Goetsch	131,500	0.22%	131,500	-	0.00%
Michael J Roach	200,000	0.33%	200,000	-	0.00%
Michael Malouf	50,000	0.08%	50,000	-	0.00%
Michael Paul Reznick	696,150	1.16%	437,144	259,006	0.28%
Michael R. Waterhouse	71,428	0.12%	71,428	-	0.00%
Michael Reardon	1,229,466	2.05%	1,229,466	-	0.00%
Michael Stephan	37,000	0.06%	37,000	-	0.00%
Micro Pipe Fund I, LLC	492,858	0.82%	492,858	-	0.00%
MLPF&S Cust FPO Michael J Hasslinger IRRA FBO Michael J Hasslinger	363,636	0.61%	363,636	-	0.00%

64

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
MLPF&S FPO Gary S Kohler IRA FBO Gary Kohler	545,456	0.91%	545,456	-	0.00%
MOG Capital LLC	714,284	1.19%	714,284	-	0.00%
Morris Steller	742,286	1.24%	742,286	-	0.00%
Neal Prahl	28,568	0.05%	28,568	-	0.00%
Neuville Family Trust	200,000	0.33%	200,000	-	0.00%
Norman Ravich	71,430	0.12%	71,430	-	0.00%
Pamela Smith	220,000	0.37%	220,000	-	0.00%
Patricia Jacklitch	196,813	0.33%	86,000	110,813	0.12%
Patricia Klaras	20,000	0.03%	20,000	-	0.00%
Patricia Neuville	71,428	0.12%	71,428	-	0.00%
Paul Bigler	40,000	0.07%	40,000	-	0.00%
Paul Bukoskey	93,182	0.16%	28,600	64,582	0.07%
Paul Huber	45,600	0.08%	45,600	-	0.00%
Paul J. Linstroth	150,000	0.25%	150,000	-	0.00%
Paul Ravich	364,000	0.61%	364,000	-	0.00%
Paul Schultz	918,996	1.53%	274,284	644,712	0.71%
Pennington Capital LLC	600,000	1.00%	600,000	-	0.00%
Peter Voldness	1,608,083	2.68%	1,608,083	-	0.00%
R. William Torhost, Jr.	28,600	0.05%	28,600	-	0.00%
Randy Rageth	285,714	0.48%	285,714	-	0.00%
RBC Capital Markets Corporation Custodian FBC David Schepers IRA	157,142	0.26%	157,142	-	0.00%
RBC Capital Markets Corporation Custodian FBC Scott T Johnson IRA	71,428	0.12%	71,428	-	0.00%
RBC Capital Markets Corporation Custodian FBO David Murphy	20,000	0.03%	20,000	-	0.00%
RBC Capital Markets Corporation Custodian FBO Judy Scollard Roth IRA	31,144	0.05%	31,144	-	0.00%
RBC Capital Markets Corporation Custodian FBO Louis Doering IRA	70,000	0.12%	70,000	-	0.00%
RBC Capital Markets Corporation Custodian FBO Thomas Scollard Roth IRA	25,430	0.04%	25,430	-	0.00%

65

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
RBC Capital Markets Custodian FBO Gregory Alan Rueter IRA	60,000	0.10%	60,000	-	0.00%
RBC Capital Markets Custodian FBO Gregory Rueter SEP IRA	60,000	0.10%	60,000	-	0.00%
RBC Capital Markets Custodian FBO Valerian A. Burdick	40,000	0.07%	40,000	-	0.00%
RBC Capital Markets LLC Custodian FBO Carol Aschbrook	33,800	0.06%	33,800	-	0.00%
RBC Capital Markets LLC Custodian FBO Paul Bukoskey	40,000	0.07%	40,000	-	0.00%
RBC Capital Markets, LLC Cust FBO Arleigh Aschebrook Roth IRA	151,184	0.25%	56,000	95,184	0.10%
RBC Capital Markets, LLC Cust FBO Janice A. Waterhouse SEP IRA	71,110	0.12%	20,000	51,110	0.06%
Richard O'Leary	126,624	0.21%	126,624	-	0.00%
Richard Randall	285,428	0.48%	285,428	-	0.00%
Richard Thompson	300,570	0.50%	300,570	-	0.00%
Ro Shirole	60,000	0.10%	60,000	-	0.00%
Robert G Allison	290,910	0.48%	290,910	-	0.00%
Robert J Evans	585,000	0.97%	585,000	-	0.00%
Robert McKelvey	345,970	0.58%	345,970	-	0.00%
Robert Olson	15,000	0.02%	15,000	-	0.00%
Robert Salovich	220,000	0.37%	220,000	-	0.00%
Roger Hoy	571,428	0.95%	571,428	-	0.00%
Ron Eldred	228,574	0.38%	228,574	-	0.00%
Ronald P. Holtan	10,910	0.02%	10,910	-	0.00%
Ross Bjella	20,000	0.03%	20,000	-	0.00%
Ross Gramstad	150,000	0.25%	150,000	-	0.00%
Sanford and Linda Brink	40,000	0.07%	40,000	-	0.00%
Sasha Gentling	285,714	0.48%	285,714	-	0.00%
Scott Gambill	6,100	0.01%	6,100	-	0.00%
Scott Jenkins, Trustee of the Jenkins Living Trust	214,428	0.36%	214,428	-	0.00%
Scott Strommen	300,000	0.50%	300,000	-	0.00%

66

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Scott Thiss	67,428	0.11%	67,428	-	0.00%
Sheldon Fleck	1,150,076	1.92%	633,500	516,576	0.56%
Stan Caplan	300,000	0.50%	300,000	-	0.00%
Stanford Baratz, Trustee of the Stanford Baratz Revocable Trust	242,886	0.40%	142,858	100,028	0.11%
Steven Cheney	210,000	0.35%	210,000	-	0.00%
Steven Hanson	142,856	0.24%	142,856	-	0.00%
Stoll III, Edward	172,000	0.29%	172,000	-	0.00%
Super Angel Capital LLC	200,000	0.33%	200,000	-	0.00%
Sylvia Zamow	40,000	0.07%	40,000	-	0.00%
Tarlow Family Trust	142,858	0.24%	142,858	-	0.00%
Ted R. Stollie	28,570	0.05%	28,570	-	0.00%
Theodore and Patricia Neuville	71,428	0.12%	71,428	-	0.00%
Theodore Tilton	167,856	0.28%	167,856	-	0.00%
Thomas Elbert	72,000	0.12%	72,000	-	0.00%
Thomas F. Duszynski	142,858	0.24%	142,858	-	0.00%
Thomas Heinzen	224,000	0.37%	224,000	-	0.00%
Timothy Zappia	35,600	0.06%	35,600	-	0.00%
Tom Vandehey	142,856	0.24%	142,856	-	0.00%
Tracy Gardner	71,428	0.12%	71,428	-	0.00%
Watch Dog Investment Inc.	142,856	0.24%	142,856	-	0.00%
WDS Partners LLC	85,714	0.14%	85,714	-	0.00%
Westcliff Aggressive Growth, LP	139,954	0.23%	139,954	-	0.00%
Westcliff Foundation	25,025	0.04%	25,025	-	0.00%
Westcliff Fund, LP	796,005	1.33%	796,005	-	0.00%
Westcliff Long/Short, LP	439,644	0.73%	439,644	-	0.00%
Westcliff Partners, LP	236,738	0.39%	236,738	-	0.00%
Westcliff Ventures Fund, LP	250,173	0.42%	250,173	-	0.00%

67

Name of Investor	Total Number of Shares Beneficially Owned	Percentage of Shares Owned	Total Number of Shares Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Willaim H. Earls	1,200,000	2.00%	1,200,000	-	0.00%
William H Baxter Trustee FBO William H. Baxter Revocable Trust u/a dtd 7/3/96	72,730	0.12%	72,730	-	0.00%
Total	74,748,020		51,379,154	23,368,866

(1)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(2)	Representatives of this security holder have advised us that Lowell L. Hancuh, Partner is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(3)	Representatives of this security holder have advised us that David T. Machemehl is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(4)	Representatives of this security holder have advised us that Dean Jacklitch, Trustee is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(5)	Representatives of this security holder have advised us that Representatives of this security holder have advised us that Peter B. Voldness is the natural person with voting and dispositive power with respect to the securities held by this security holder. This security holder acquired the securities as compensation for activities relating to acting as placement agent in the 2010 and 2011 Private Placement and is a registered broker-dealer.
(6)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(7)	Representatives of this security holder have advised us that Steven Winters is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(8)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC ("HCI"), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(9)	Representatives of this security holder have advised us that Jason Hammerman is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(10)	Representatives of this security holder have advised us that Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has boting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management L.P. Sander Gerber disclaims beneficial ownership over these securities.
(11)	Representatives of this security holder have advised us that Patricia J. Jordan, Chief Manager is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(12)	Representatives of this security holder have advised us that Richard O'Leary is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(13)	Representatives of this security holder have advised us that David Mickelson is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(14)	Representatives of this security holder have advised us that Louis Neuville is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(15)	Representatives of this security holder have advised us that Joseph Fredrick Reece (cm) is the natural person with voting and dispositive power with respect to the securities held by this security holder.
(16)	Representatives of this security holder have advised us that Ted Robert Storlie is the natural person with voting and dispositive power with respect to the securities held by this security holder.

68

(17)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(18)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(19)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(20)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(21)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(22)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.
(23)	Please see the table Summary of Shares Offered below for a description of the source of the shares of common stock being offered by each of the stockholders.

Summary of Shares Offered

The following table identifies the source of the shares of common stock being offered by each selling stockholder.

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
Adam Michelin	-	-	-	-	30,000	30,000	60,000
Alexander Coleman Ravich 1991 Trust	-	-	-	-	25,000	25,000	50,000
Allen Fedor	-	-	14,300	14,300	-	-	28,600
Alyssa Danielle Ravich Trust 1991 Trust	-	-	-	-	25,000	25,000	50,000
Andrew Curran	107,143	107,143	175,000	175,000	255,000	255,000	1,074,286
Andrew Reznick	-	-	-	-	20,000	20,000	40,000
Annette Vandehey	-	-	21,430	21,430	-	-	42,860
Arleigh Aschbrook	-	-	-	-	17,400	17,400	34,800
Ashdon Select Managers	-	-	72,181	73,043	-	-	145,224
Babak Fardin	-	-	-	-	35,000	35,000	70,000
Barbara Johnson	-	-	8,000	8,000	-	-	16,000
Benton Case Jr.	20,000	20,000	-	-	-	-	40,000
Beth Dryden	-	-	150,000	150,000	-	-	300,000
Beth Dryden, Trustee of the Hopfenspirger 2011 Grat Retained Annuity Trust	-	-	75,000	75,000	-	-	150,000

69

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
Bill and Jennifer Finley	14,286	14,286	7,200	7,200	-	-	42,972
Bill Thompson	35,714	35,714	46,000	46,000	27,000	27,000	217,428
Blue Earth Fund LP	71,428	104,761	-	-	-	-	176,189
Blue River Properties LLP	28,572	28,572	72,000	72,000	-	-	201,144
BMO Nezbitt Burns, Inc	-	-	400,000	400,000	-	-	800,000
Bradley W. Baker	-	-	-	-	181,819	181,819	363,638
BridgePointe Masters Fund Ltd	-	-	-	-	-	140,000	140,000
Brio Capital Master Fund Ltd	89,285	130,952	-	-	-	272,728	492,965
Broms Financial, LLC	-	-	285,714	285,714	-	-	571,428
Bryan Spille	-	-	15,000	15,000	-	-	30,000
Burguete Investment Partnership, LP	-	-	-	-	363,637	363,637	727,274
Carla Muff	-	-	-	2,500	-	-	2,500
Carlene F Cooke	-	10,000	-	15,000	-	-	25,000
Celtic Enterprises Ltd	17,857	17,857	-	-	50,000	50,000	135,714
Cindy Federwitz	35,714	35,714	-	-	-	-	71,428
Craig Laughlin	-	-	15,000	15,000	-	-	30,000
Craig S Stevenson	-	-	101,000	101,000	100,000	100,000	402,000
Craig-Hallum Capital Group 401k Alexander Knopick 401k Contributory Acct	-	-	-	-	41,819	41,819	83,638
Craig-Hallum Capital Group 401k George Sutton 401k Contributory Acct	-	-	-	-	45,455	45,455	90,910
Craig-Hallum Capital Group LLC	-	-	-	-	-	189,551	189,551
Cranshire Capital Master Fund, Ltd.	-	1,514,283	-	1,704,285	-	172,727	3,391,295
Crispian VC Fund II, LP	-	-	145,000	145,000	100,000	100,000	490,000
Dan Schmidt	-	-	40,000	40,000	50,000	50,000	180,000
Daniel Gage	35,714	35,714	28,500	28,500	-	-	128,428
Daniel Rueter	53,572	53,572	42,857	42,857	-	-	192,858
Daryl R. McNab	16,714	16,714	20,000	20,000	-	-	73,428
Daryl Skiba	35,714	35,714	-	-	-	-	71,428
David A Dent	-	-	-	-	50,000	50,000	100,000
David and Lisa Hintermeister	-	-	30,000	30,000	-	-	60,000
David Capuano	-	-	-	15,000	-	-	15,000
David Hansen	-	-	75,000	75,000	-	-	150,000
David Holperin	-	-	75,000	75,000	-	-	150,000
David Olshansky	-	-	-	-	100,000	100,000	200,000
Dean Jacklitch Trust	71,428	71,428	29,000	29,000	100,000	100,000	400,856
Deerfield Speical Situations Fund International Master Fund, Ltd	-	-	-	-	-	1,060,000	1,060,000
Deerfield Speical Situations Fund L.P.	-	-	-	-	-	758,182	758,182
Dennis D Gonyea	-	-	-	-	-	72,730	72,730
Dennis J. Holland	55,714	55,714	30,000	30,000	-	-	171,428
Dorothy J Hoel	-	-	-	-	-	72,725	72,725
Dr Paul & Nancy Seel Jt/WRos	-	-	-	-	72,725	72,725	145,450
E. Terry Skone TTEE of the E Terry Skone Rev Trust dated 11/30/2005	-	-	-	-	72,725	72,725	145,450
Edward T. Halloran	-	-	36,000	36,000	-	-	72,000
Elmer Robert Salovich Revocable Trust	-	-	-	-	54,545	54,545	109,090
Emergent Financial Group, Inc.	-	-	-	-	-	58,824	58,824
Empery Asset Master, LTD	-	-	-	100,000	-	-	100,000
Enable Growth Partners, L.P.	-	-	-	-	90,909	230,909	321,818
Entrust Midwest LLC, FBO Gary Collins	-	-	15,000	15,000	-	-	30,000

70

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
Entrust Midwest, LLC FBO Brian Ertel IRA #4233	-	-	18,000	18,000	-	-	36,000
First Clearing LLC, Custodian FBO of Bruce Zwick IRA	-	-	35,715	35,715	-	-	71,430
First Clearing, LLC Custodian, FBO of Mark Ravich IRA	-	-	75,000	75,000	-	-	150,000
First State Bank and Trust, Custodian FBO Thomas E. Elbert Roth IRA #2	-	-	35,714	35,714	-	-	71,428
Fred Williams Jr	71,428	71,428	142,857	142,857	45,454	45,454	519,478
Freestone Advantage Partners II, LP	-	-	-	-	9,091	9,091	18,182
Gaetan A. Riopel	71,429	71,429	71,400	71,400	-	-	285,658
Gary A. Bergren	-	-	-	-	-	72,730	72,730
Gary Eikaas	-	-	20,000	20,000	-	-	40,000
Gemini Master Fund, LTD	-	-	200,000	200,000	-	-	400,000
Gene F. Happe	-	-	-	-	50,000	50,000	100,000
George and Kathy Sutton	35,714	35,714	35,714	35,714	-	-	142,856
George Edward Scalise	-	-	-	-	90,910	90,910	181,820
Gilya Alchits	-	-	75,000	75,000	46,000	46,000	242,000
Goetsch Financal Inc 401K	-	-	-	-	29,090	29,090	58,180
Paul Gonyea	-	-	107,142	107,142	-	-	214,284
Gregory Gentling	214,286	214,286	142,857	142,857	184,201	184,201	1,082,688
Grossman Roth IRA, Marc A.	-	-	-	14,286	-	-	14,286
Grossman, Marc A.	-	-	1	85,715	-	-	85,716
Hartz Capital Investments, LLC	-	-	-	100,000	-	-	100,000
HCP Opportunity Fund, LP	-	-	-	-	160,000	160,000	320,000
Howard Manake	29,357	29,357	35,450	35,450	64,000	64,000	257,614
Hudson Bay Master Fund LTD	-	-	-	-	272,728	272,728	545,456
Iroquois Master Fund Ltd.	-	104,761	48,239	143,000	90,909	90,909	477,818
James Behm	71,429	71,429	71,400	71,400	50,000	50,000	385,658
James Brown	-	-	25,000	25,000	-	-	50,000
James Denver	-	-	-	-	125,000	125,000	250,000
James H. Zavoral, Jr.	-	-	-	-	100,000	100,000	200,000
James J Tiampo Money Puchase Plan and Trust	-	-	-	-	181,819	181,819	363,638
James Lee	-	-	-	-	30,000	30,000	60,000
Jeffrey C Brown Profit Sharing Plan & Trust 401K	-	-	-	-	136,363	136,363	272,726
Jeffrey Williams	35,714	35,714	40,000	40,000	-	-	151,428
Jerold Fahrner Trust	71,428	71,428	-	-	100,000	100,000	342,856
JMJ Financial	-	-	-	-	180,000	180,000	360,000
John Connor	35,714	35,714	-	-	50,000	50,000	171,428
John W. Schreiner	142,857	142,857	60,000	60,000	-	-	405,714
Jon and Annette Vandehey	92,857	92,857	40,000	40,000	-	-	265,714
Joni K. Voldness	-	-	-	15,000	-	-	15,000
Jordan Family LLC	-	-	300,000	300,000	-	-	600,000
Joseph Hennen	35,714	35,714	30,000	30,000	-	-	131,428
Judith Hennen or Joseph Hennan	35,714	35,714	-	-	-	-	71,428
Katherine O'Leary	35,714	35,714	-	-	-	-	71,428
Keith Steller	14,286	14,286	21,428	21,428	-	-	71,428
Kevin Clark	-	-	-	-	45,455	45,455	90,910
Kevin J. Caulfield	-	-	-	-	45,500	45,500	91,000
Kyle Gillespie	-	-	36,000	36,000	-	-	72,000
Lacuna Hedge Fund LLLP	-	-	-	500,000	278,920	454,545	1,233,465
Larry Hopfenspirger	-	-	-	400,000	54,545	54,545	509,090
Larry R. Carlson	-	-	22,000	22,000	25,000	25,000	94,000
Lawrence Lappin	-	-	150,000	150,000	100,000	100,000	500,000

71

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
Loral I. Delaney	21,428	21,428	-	-	-	-	42,856
Louis Doering IRA	35,714	35,714	-	-	-	-	71,428
M. Elizabeth Patrin	-	-	42,000	42,000	-	-	84,000
Maletis Partners LP	-	-	-	-	181,819	181,819	363,638
Mark Ravich	-	-	225,000	225,000	50,000	50,000	550,000
Martha McKelvey	-	-	40,000	40,000	-	-	80,000
Mary F. Hauser	128,571	128,571	-	-	50,000	50,000	357,142
Matt Nelson	-	-	30,000	30,000	-	-	60,000
Maxim Partners LLC	-	-	-	300,000	-	-	300,000
Melvyn H. Reznick	185,714	185,714	200,000	200,000	64,000	64,000	899,428
Michael and Tracy Gardner	-	-	38,571	38,571	27,273	27,273	131,688
Michael Bartholomew,	14,286	14,286	-	-	-	-	28,572
Michael Goetsch	-	31,500	-	100,000	-	-	131,500
Michael J Roach	-	-	-	-	100,000	100,000	200,000
Michael Malouf	-	-	-	-	-	50,000	50,000
Michael Paul Reznick	28,572	28,572	150,000	150,000	40,000	40,000	437,144
Michael R. Waterhouse	35,714	35,714	-	-	-	-	71,428
Michael Reardon	-	-	610,438	619,028	-	-	1,229,466
Michael Stephan	18,500	18,500	-	-	-	-	37,000
Micro Pipe Fund I, LLC	-	-	321,429	171,429	-	-	492,858
MLPF&S Cust FPO Michael J Hasslinger IRRA FBO Michael J Hasslinger	-	-	-	-	181,818	181,818	363,636
MLPF&S FPO Gary S Kohler IRA FBO Gary Kohler	-	-	-	-	272,728	272,728	545,456
MOG Capital LLC	190,475	523,809	-	-	-	-	714,284
Morris Steller	157,143	157,143	214,000	214,000	-	-	742,286
Neal Prahl	14,284	14,284	-	-	-	-	28,568
Neuville Family Trust	42,858	42,858	57,142	57,142	-	-	200,000
Norman Ravich	-	-	35,715	35,715	-	-	71,430
Pamela Smith	-	-	110,000	110,000	-	-	220,000
Patricia Jacklitch	-	-	43,000	43,000	-	-	86,000
Patricia Klaras	-	-	-	20,000	-	-	20,000
Patricia Neuville	35,714	35,714	-	-	-	-	71,428
Paul Bigler	-	-	20,000	20,000	-	-	40,000
Paul Bukoskey	-	-	14,300	14,300	-	-	28,600
Paul Huber	-	-	22,800	22,800	-	-	45,600
Paul J. Linstroth	-	-	75,000	75,000	-	-	150,000
Paul Ravich	-	-	-	-	182,000	182,000	364,000
Paul Schultz	107,142	107,142	-	-	30,000	30,000	274,284
Pennington Capital LLC	-	-	-	-	300,000	300,000	600,000
Peter Voldness	-	340,000	-	1,168,083	50,000	50,000	1,608,083
R. William Torhost, Jr.	-	-	14,300	14,300	-	-	28,600
Randy Rageth	-	-	142,857	142,857	-	-	285,714
RBC Capital Markets Corporation Custodian FBC David Schepers IRA	35,714	35,714	42,857	42,857	-	-	157,142
RBC Capital Markets Corporation Custodian FBC Scott T Johnson IRA	35,714	35,714	-	-	-	-	71,428
RBC Capital Markets Corporation Custodian FBO David Murphy	-	-	10,000	10,000	-	-	20,000
RBC Capital Markets Corporation Custodian FBO Judy Scollard Roth IRA	8,572	8,572	7,000	7,000	-	-	31,144
RBC Capital Markets Corporation Custodian FBO Louis Doering IRA	-	-	35,000	35,000	-	-	70,000
RBC Capital Markets Corporation Custodian FBO Thomas Scollard Roth IRA	5,715	5,715	7,000	7,000	-	-	25,430

72

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
RBC Capital Markets Custodian FBO Gregory Alan Rueter IRA	-	-	30,000	30,000	-	-	60,000
RBC Capital Markets Custodian FBO Gregory Rueter SEP IRA	-	-	30,000	30,000	-	-	60,000
RBC Capital Markets Custodian FBO Valerian A. Burdick	-	-	20,000	20,000	-	-	40,000
RBC Capital Markets LLC Custodian FBO Carol Aschbrook	-	-	-	-	16,900	16,900	33,800
RBC Capital Markets LLC Custodian FBO Paul Bukoskey	-	-	-	-	20,000	20,000	40,000
RBC Capital Markets, LLC Cust FBO Arleigh Aschebrook Roth IRA	-	-	28,000	28,000	-	-	56,000
RBC Capital Markets, LLC Cust FBO Janice A. Waterhouse SEP IRA	-	-	10,000	10,000	-	-	20,000
Richard O'Leary	-	35,714	-	-	45,455	45,455	126,624
Richard Randall	35,714	35,714	107,000	107,000	-	-	285,428
Richard Thompson	57,143	57,143	57,142	57,142	36,000	36,000	300,570
Ro Shirole	-	-	30,000	30,000	-	-	60,000
Robert G Allison	-	-	-	-	-	290,910	290,910
Robert J Evans	-	-	135,000	150,000	150,000	150,000	585,000
Robert McKelvey	35,714	50,256	40,000	220,000	-	-	345,970
Robert Olson	-	-	-	15,000	-	-	15,000
Robert Salovich	-	-	110,000	110,000	-	-	220,000
Roger Hoy	-	-	285,714	285,714	-	-	571,428
Ron Eldred	71,429	71,429	42,858	42,858	-	-	228,574
Ronald P. Holtan	-	-	-	-	5,455	5,455	10,910
Ross Bjella	10,000	10,000	-	-	-	-	20,000
Ross Gramstad	-	-	75,000	75,000	-	-	150,000
Sanford and Linda Brink	-	-	20,000	20,000	-	-	40,000
Sasha Gentling	71,429	71,429	71,428	71,428	-	-	285,714
Scott Gambill	-	-	-	6,100	-	-	6,100
Scott Jenkins, Trustee of the Jenkins Living Trust	71,428	-	71,500	71,500	-	-	214,428
Scott Strommen	-	-	150,000	150,000	-	-	300,000
Scott Thiss	31,714	35,714	-	-	-	-	67,428
Sheldon Fleck	-	-	283,500	350,000	-	-	633,500
Stan Caplan	-	-	-	100,000	50,000	150,000	300,000
Stanford Baratz, Trustee of the Stanford Baratz Revocable Trust	-	-	71,429	71,429	-	-	142,858
Steven Cheney	-	-	105,000	105,000	-	-	210,000
Steven Hanson	-	-	71,428	71,428	-	-	142,856
Stoll III, Edward	-	-	86,000	86,000	-	-	172,000
Super Angel Capital LLC	-	-	100,000	100,000	-	-	200,000
Sylvia Zamow	-	-	20,000	20,000	-	-	40,000
Tarlow Family Trust	71,429	71,429	-	-	-	-	142,858
Ted R. Stollie	-	-	14,285	14,285	-	-	28,570
Theodore and Patricia Neuville	-	-	35,714	35,714	-	-	71,428
Theodore Tilton	71,428	71,428	-	25,000	-	-	167,856
Thomas Elbert	-	-	36,000	36,000	-	-	72,000
Thomas F. Duszynski	35,715	35,715	35,714	35,714	-	-	142,858
Thomas Heinzen	-	44,000	-	180,000	-	-	224,000
Timothy Zappia	-	-	17,800	17,800	-	-	35,600
Tom Vandehey	71,428	71,428	-	-	-	-	142,856
Tracy Gardner	35,714	35,714	-	-	-	-	71,428
Watch Dog Investment Inc.	-	-	71,428	71,428	-	-	142,856
WDS Partners LLC	-	-	42,857	42,857	-	-	85,714
Westcliff Aggressive Growth, LP	-	-	69,074	70,880	-	-	139,954
Westcliff Foundation	-	-	12,367	12,658	-	-	25,025

73

	2010 PIPE OFFERING		2011 PIPE OFFERING		2012 PIPE OFFERING		TOTAL ALL PIPE OFFERINGS
Name of Investor	Shares	Warrants	Shares	Warrants	Shares	Warrants	Shares & Warrants
Westcliff Fund, LP	-	-	395,157	400,848	-	-	796,005
Westcliff Long/Short, LP	-	-	219,611	220,033	-	-	439,644
Westcliff Partners, LP	-	-	117,028	119,710	-	-	236,738
Westcliff Ventures Fund, LP	-	-	123,516	126,657	-	-	250,173
Willaim H. Earls	-	-	600,000	600,000	-	-	1,200,000
William H Baxter Trustee FBO William H. Baxter Revocable Trust u/a dtd 7/3/96	-	-	-	-	-	72,730	72,730
Total	3,454,611	5,890,317	10,213,058	15,508,772	6,306,467	10,005,929	51,379,154

PLAN OF DISTRIBUTION

The selling security holders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

74

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share, of which 60,037,846 shares of common stock were issued and outstanding as of July 31, 2014, and 2,500,000 shares of “blank check” preferred stock, $0.001 par value per share, of which 800,000 shares have been designated as Class A Convertible Preferred Stock. 301,739 shares of Class A Convertible Preferred Stock were issued and outstanding as of July 31, 2014. The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation and Bylaws as currently in effect, copies of which are referenced as exhibits herein, and the provisions of the Nevada Revised Statutes.

Common Stock

Subject to the preferential rights of any outstanding preferred stock, each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Blank Check Preferred Stock

Our Board of Directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

75

Class A Convertible Preferred Stock

This registration statement does not register the resale of any shares of Class A Convertible Preferred Stock.

Dividends accrue on shares of Class A Convertible Preferred Stock (the “Preferred Stock”) at the rate of $0.96 per annum. Such dividends accrue day-to-day and are cumulative, and payable when, as, and if declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Preferred Stock then outstanding are entitled to receive a preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. Shares of Preferred Stock vote together with the common stock on an as-converted basis; provided that the holder of Class A Convertible Preferred Stock will be entitled to cast thirty votes for each whole share of Class A Convertible Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter. At any time after September 1, 2014, shares of Preferred Stock are convertible into shares of Common Stock, at the rate of thirty Common Stock for one share of Preferred Stock. In addition, accrued but unpaid dividends on the Preferred Stock will also be convertible into common stock after September 1, 2014 at the rate of one share for each $0.40 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company. Shares of the Preferred Stock are subject to redemption by the Company at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends thereon. The Preferred Stock is subject to a liquidation preference over common stock equal to $12 per share and the unpaid accrued dividend. Holders of the Preferred Stock will vote with holders of the Company’s common stock, but will have thirty votes per share of Preferred Stock held compared to one vote for each share of common stock.

Warrants

This registration statement does not register the resale of the warrants, but does register for resale the shares of common stock issuable upon exercise of the warrants.

The warrant provides that the warrant exercise price is subject to adjustment from time to time if we (i) pay a stock dividend or otherwise make a distribution or distributions on shares of our common stock or any other equity or equity equivalent securities payable in shares of common stock, (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares or (iv) issue by reclassification of shares of the common stock any shares of our capital stock. For example, if we were to conduct a 4-for-1 stock split such that each outstanding share became four shares of common stock, the exercise price of the warrant would be reduced to one-quarter of the exercise price in effect immediately prior to the stock split and the number of shares acquirable upon a subsequent exercise of the warrant shall be multiplied by four.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable we would have to have as shareholders a specified number of Nevada residents and we would have to do business in Nevada directly or through an affiliate.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus was passed upon by Snell & Wilmer L.L.P., Costa Mesa, California.

76

EXPERTS

The consolidated financial statements of Cryoport, Inc. as of March 31, 2014 and 2013 and for the years then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the information and periodic reporting requirements of the Exchange Act, and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and internet site of the SEC referred to below.

We filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock and warrants to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock, warrants and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can find more information about us on our website, which is located at http://www.cryoport.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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CRYOPORT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 and 2013

(Unaudited)

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and

Stockholders of Cryoport, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ (deficit) equity and cash flows for each of the years in the two-year period ended March 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CryoPort, Inc. at March 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and has had negative cash flows from operations since inception. Although the Company has cash and cash equivalents of $369,581 at March 31, 2014, management has estimated that cash on hand, which include proceeds from convertible bridge notes received in the fourth quarter of fiscal 2014, will only be sufficient to allow the Company to continue its operations into the second quarter of fiscal 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

June 25, 2014

F-2

Cryoport, Inc. and Subsidiary

Consolidated Balance Sheets

	March 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$369,581	$563,104
Accounts receivable, net of allowance for doubtful accounts of $24,600 and $8,700, respectively	515,825	217,097
Inventories	29,703	39,212
Other current assets	196,505	138,892
Total current assets	1,111,614	958,305
Property and equipment, net	408,892	505,485
Intangible assets, net	180,086	272,263
Deposits and other assets	9,358	19,744
Total assets	$1,709,950	$1,755,797

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and other accrued expenses	$579,678	$858,709
Accrued compensation and related expenses	454,288	217,432
Convertible debentures payable and accrued interest, net of discount of $184,750 in 2014	1,622,359	1,304,419
Current portion of related party notes payable	1,358,120	96,000
Derivative liabilities	—	20,848
Total current liabilities	4,014,445	2,497,408
Related party notes payable and accrued interest, net of current portion	—	1,321,664
Total liabilities	4,014,445	3,819,072

Commitments and contingencies
Stockholders’ (Deficit) Equity:
Preferred stock, $0.001 par value; 2,500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 59,979,954 and 37,760,628 issued and outstanding at March 31, 2014 and 2013, respectively	59,980	37,761
Additional paid-in capital	83,512,399	64,210,412
Accumulated deficit	(85,876,874)	(66,311,448)
Total stockholders’ deficit	(2,304,495)	(2,063,275)
Total liabilities and stockholders’ deficit	$1,709,950	$1,755,797

See accompanying notes to consolidated financial statements.

F-3

Cryoport, Inc. and Subsidiary

Consolidated Statements of Operations

	Years Ended March 31,
	2014	2013
Revenues	$2,659,943	$1,100,539
Cost of revenues	2,222,988	1,587,823
Gross margin (loss)	436,955	(487,284)
Operating costs and expenses:
Selling, general and administrative	5,106,219	5,411,728
Research and development	409,111	425,446
Total operating costs and expenses	5,515,330	5,837,174
Loss from operations	(5,078,375)	(6,324,458)
Other (expense) income:
Debt conversion expense	(13,713,767)	—
Interest expense	(784,454)	(72,861)
Other expense, net	(8,078)	—
Change in fair value of derivatives	20,848	16,486
Loss before provision for income taxes	(19,563,826)	(6,380,833)
Provision for income taxes	(1,600)	(1,600)
Net loss	$(19,565,426)	$(6,382,433)
Net loss per common share – basic and diluted	$(0.40)	$(0.17)
Weighted average shares outstanding – basic and diluted	48,850,513	37,760,628

See accompanying notes to consolidated financial statements.

F-4

Cryoport, Inc. and Subsidiary

Consolidated Statements of Stockholders’ (Deficit) Equity

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	(Deficit) Equity
Balance at March 31, 2012	—	$—	37,760,628	$37,761	$63,620,774	$(59,929,015)	$3,729,520
Net loss	—	—	—	—	—	(6,382,433)	(6,382,433)
Offering costs in connection with the February 2012 private placement offering	—	—	—	—	(103,542)	—	(103,542)
Stock-based compensation expense	—	—	—	—	693,180	—	693,180
Balance at March 31, 2013	—	—	37,760,628	37,761	64,210,412	(66,311,448)	(2,063,275)
Net loss	—	—	—	—	—	(19,565,426)	(19,565,426)
Stock-based compensation expense	—	—	—	—	678,119	—	678,119
Estimated relative fair value of warrants issued in connection with convertible bridge notes payable	—	—	—	—	478,229	—	478,229
Issuance of common stock upon exercise of options and warrants	—	—	1,583,315	1,583	325,307	—	326,890
Issuance of common stock units upon conversion of convertible bridge notes and accrued interest	—	—	20,636,011	20,636	4,106,565	—	4,127,201
Induced debt conversion expense	—	—	—	—	13,713,767	—	13,713,767
Balance at March 31, 2014	—	$—	59,979,954	$59,980	$83,512,399	$(85,876,874)	$(2,304,495)

See accompanying notes to consolidated financial statements.

F-5

Cryoport, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years Ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(19,565,426)	$(6,382,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	311,590	393,959
Amortization of debt discount and deferred financing costs	678,915	17,514
Stock-based compensation expense	678,119	693,180
Change in fair value of derivative instruments	(20,848)	(16,486)
Loss on write-off of intangible assets	—	17,046
Loss on disposal of cryogenic shippers	16,066	51,033
Reserve for bad debt	24,876	—
Debt conversion expense	13,713,767	—
Changes in operating assets and liabilities:
Accounts receivable, net	(323,604)	(70,973)
Inventories	9,509	12,542
Other assets	(26,588)	34,912
Accounts payable and other accrued expenses	(221,929)	443,568
Accrued compensation and related expenses	236,856	(18,564)
Accrued interest	108,038	39,558
Net cash used in operating activities	(4,380,659)	(4,785,144)
Cash Flows From Investing Activities:
Purchases of intangible assets	—	(22,482)
Purchases of property and equipment	(138,886)	(156,200)
Net cash used in investing activities	(138,886)	(178,682)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and warrants	326,890	—
Proceeds from issuance of convertible debt	4,558,301	1,294,500
Repayment of convertible debt	—	(82,800)
Repayment of offering and deferred financing costs	(463,169)	(206,305)
Repayment of related party notes payable	(96,000)	(96,000)
Net cash provided by financing activities	4,326,022	909,395
Net decrease in cash and cash equivalents	(193,523)	(4,054,431)
Cash and cash equivalents — beginning of year	563,104	4,617,535
Cash and cash equivalents — end of year	$369,581	$563,104
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$—	$15,676
Cash paid for income taxes	$1,600	$1,600
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Offering costs in connection with equity financing included in accounts payable	$—	$53,747
Deferred financing costs in connection with convertible debt payable included in accounts payable	$30,120	$38,475
Release of restricted cash for repayment of convertible debentures	$—	$251,368
Estimated relative fair value of warrants issued in connection with convertible bridge notes payable	$478,229	$—
Conversion of bridge notes payable and accrued interest into common stock units	$4,127,201	$—

See accompanying notes to consolidated financial statements.

F-6

Cryoport, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of the Business

Cryoport Inc. (the “Company”, “Cryoport” or “we”) is a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. We became “publicly held” by the reverse merger with GT5 described above. Over time we have transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the biotechnology and life sciences industries, globally.

Through a combination of purpose-built proprietary packaging, information technologies and specialized logistics knowhow, we provide frozen shipping logistics solutions to the life sciences industry. We view our solutions as disruptive to “older technologies” in that our solutions provide reliable, economic alternatives to existing solutions and services utilized for frozen shipping in life sciences including stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures.

Our Cryoport Express® Solutions includes sophisticated cloud-based logistics management software we have branded as the Cryoportal™ which supports the management of the entire shipment process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. The Cryoportal™ provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our customers to meet exacting requirements necessary for scientific work and for regulatory purposes.

Our Cryoport Express® Solutions also includes our liquid nitrogen dry vapor shippers we have branded as our Cryoport Express® Shippers, which are cost-effective and reusable cryogenic transport containers (patented vacuum flasks) utilizing innovative liquid nitrogen (“LN2”) “dry vapor” technology. Cryoport Express® Shippers are International Air Transport Association (“IATA”) certified, and validated to maintain stable temperatures of minus 150° C and below for a 10-plus day dynamic shipment period. The Company currently features two Cryoport Express® Shipper models, the Standard Dry Shipper (holding up to 75-2.0 ml vials) and the High Volume Dry Shipper (holding up to 500-2.0 ml vials).

Amongst our solutions, we offer a “turnkey” solution, which can be accessed through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once the order is placed, we ship a fully charged Cryoport Express® Shipper to the customer who conveniently loads their frozen commodity into the inner chamber of the shipper.  The customer then closes the shipper and reseals the shipping box displaying the recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider for delivery to the customer’s intended recipient.  The recipient simply opens the box and shipper and removes the frozen commodity.  The recipient only needs to reseal the box, displaying the nearest Cryoport Operations Center address (“Flap B”) and set it out for pre-arranged carrier pick up. The Cryoport Express® Shipper is returned to us for cleaning, quality assurance testing, recharging and reuse.

In late 2012, we shifted our focus from being a developer of cryogenic shippers and software to being a comprehensive frozen logistics solutions provider to the life sciences industry, which was accomplished by broadening our service offerings. Now, in addition to our “Turn-key Solution”, we also provide the following value-added solutions that were developed to address our various clients’ needs:

•	“Customer Staged Solution,” under which we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented, solution, whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. Under this solution, the customer accepts a significant level of the risk for a successful shipment.

F-7

•	“Powered by CryoportSM” is made available to providers of shipping and delivery services who seek to offer a “branded” cryogenic shipping solution as part of their service offerings. By negotiation, this solution can be private labeled as long as “powered by CryoportSM” appears prominently on the offering software interface and prominently on the packaging, which is provided by the client after minimum volume requirements are met.

•	“Integrated Solution” is our most comprehensive and complex outsourcing solution. It usually involves our management of the entire cryogenic logistics process for our client, including the location of our employees at the client’s site to manage the client’s cryogenic logistics, in total.

•	“Life Science Point-of-Care Repository Solution” whereby we supply our Cryoport Express® Shippers to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with substitute Shippers) at a point-of-care site, with the Cryoport Express® Shippers serving as a temporary freezer/repository enabling the efficient distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution” whereby our Cryoport Express® Solutions serves as an enabling technology for the safe manufacture of the rapidly expanding autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. The Cryoport Express® Shippers can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to patients when and where they need it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

One of our distribution partners is Federal Express Corporation (“FedEx”). We have an agreement with FedEx to provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by Cryoport” for use by FedEx and its customers giving them access to the full capabilities of our logistics management platform.

In January 2013, we entered into a master agreement (“FedEx Agreement”) with FedEx renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015.

In June 2014, we added DHL as our second distribution partner by entering into an agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”), whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits our validated cryogenic solution offerings. DHL has announced that it will add 15 more certified Life Sciences stations in the second quarter of 2014 to its existing Thermonet network of 45 stations already in operation. This expanded network will now be able to offer Cryoport’s cryogenic solutions under the DHL brands.  In addition, DHL’s customer will continue to be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management platform, the CryoportalTM, is integrated to DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of shipping their critical biological material worldwide.

F-8

In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, the Company is providing on-site logistics personnel and its logistics management platform, the CryoportalTM, to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing shipping data and processes to further streamline Zoetis’ logistics, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum uses of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments of this vaccine. In October 2013, the agreement was further amended to further expand Cryoport’s services to include the logistics management for a second poultry vaccine.

In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will be using Cryoport Express® Solutions for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s solution will eliminate dry ice shipping and related risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to better serve small or mobile clinics, pharmacies, family practice, and orthopedic specialty care providers. Surgical centers and hospitals will also benefit from better logistics and the elimination of issues surrounding dry ice transport and storage. The agreement has an initial three-year term and may be renewed for consecutive three-year terms. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in orthopedic indications in the United States.

We offer our solutions to companies in the life sciences industry and specific verticals including manufacturers of stem cells and cell lines, diagnostic laboratories, bio-pharmaceuticals, contract research organizations, in-vitro fertilization, cord blood, vaccines, tissue, animal husbandry, and other producers of commodities requiring reliable frozen solutions for logistics problems. These companies operate within heavily regulated environments and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take up to nine months or longer to complete prior to a potential customer adopting one or more of our Cryoport Express® Solutions.

Going Concern

The consolidated financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. We have sustained operating losses since our inception and have used substantial amounts of working capital in our operations. Further, at March 31, 2014, we had an accumulated deficit of $85.9 million. During the year ended March 31, 2014, we used cash in operations of $4.4 million and had a net loss of $19.6 million, which included a one-time, non-cash debt conversion expense of $13.7 million.

We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at March 31, 2014, additional funds raised subsequent to March 31, 2014 through the current preferred stock offering (see Note 15), together with the revenues generated from our services will be sufficient to sustain our planned operations into the second quarter of fiscal year 2015; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis and on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or implement cost reduction strategies or to complete any other financing will adversely impact our ability to continue as a going concern. To address this issue, the Company is seeking additional capitalization to properly fund our efforts to become a self-sustaining financially viable entity.

F-9

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, valuation of derivative liabilities and valuation of common stock, warrants and stock options issued for products or services.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at March 31, 2014 and 2013 due to their short-term nature. The difference between the fair value and recorded values of the related party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit insurance coverage limits up to $250,000 per owner. At March 31, 2014 and 2013, the Company had cash balances of approximately $159,000 and $214,000, respectively, which exceeded the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Customers

The Company grants credit to customers within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at March 31, 2014 and 2013 are net of reserves for doubtful accounts of $24,600 and $8,700, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At March 31, 2014, there was one customer that accounted for 30.6% of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at March 31, 2014 and 2013. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.

The Company has revenue from foreign customers primarily in Europe, Japan, Canada, India and Australia. During fiscal years 2014 and 2013, the Company had revenues from foreign customers of approximately $434,000 and $161,000, respectively, which constituted approximately 16.3% and 14.6% of total revenues, respectively. For the fiscal year ended March 31, 2014, there was one customer that accounted for 30.8% of net revenues. No other single customer generated over 10% of net revenues during 2014 and 2013.

F-10

Inventories

The Company’s inventories consist of accessories that are sold and shipped to customers along with pay-per-use containers that are not returned to the Company with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on the evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventories items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the containers and provides its customers the use of the container for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, the Company classifies the containers as fixed assets for the per-use container program.

Property and equipment are recorded at cost. Cryogenic shippers, which comprise of 89% and 87% of the Company’s net property and equipment balance at March 31, 2014 and 2013, respectively, are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through March 31, 2014.

F-11

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while deferred financing costs from equity financings are netted against the gross proceeds received from the equity financings.

In connection with the 5% Bridge Notes, during the third and fourth quarter of fiscal 2014, the Company incurred financing costs that have been capitalized and are being amortized over the term of the convertible bridge notes payable using the straight-line method which approximates the effective interest method (see Note 8).

During the year ended March 31, 2013, the Company incurred $103,542 of offering costs in connection with the private placement that closed in February and March 2012, which were charged to additional paid-in capital and netted against the proceeds received in the private placements. As of March 31, 2013, offering costs of $53,747 related to the private placement were included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

Convertible Debentures

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Derivative Liabilities

Certain of the Company’s issued and outstanding common stock purchase warrants which have exercise price reset features are treated as derivatives for accounting purposes. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (“Black-Scholes”) (see Note 9).

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes , or ASC 740. As of March 31, 2014 and 2013, there were no unrecognized tax benefits included in the accompanying consolidated balance sheets that would, if recognized, affect the effective tax rates.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at March 31, 2014 and 2013, respectively and has not recognized interest and/or penalties in the consolidated statement of operations for the years ended March 31, 2014 and 2013. The Company is subject to taxation in the U.S. and various state jurisdictions. As of March 31, 2014, the Company is no longer subject to U.S. federal examinations for years before 2010 and for California franchise and income tax examinations for years before 2009. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.

F-12

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain. Revenue is based on gross net of discounts and allowances.

The Company also provides logistics support and management to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at grant date using Black-Scholes and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at March 31, 2014 and 2013 was zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during years ended March 31, 2014 and 2013.

The Company uses Black-Scholes to estimate the fair value of stock-based awards. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

The Company’s stock-based compensation plans are discussed further in Note 12.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for preferred stock dividends (if any) declared during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and other common stock equivalents outstanding during the periods.

F-13

The following shows the amounts used in computing net loss per share for each of the two years in the period ended March 31, 2014:

	Years Ended March 31,
	2014	2013
Net loss	$(19,565,426)	$(6,382,433)
Less:
Preferred dividends paid in cash or stock	—	—
Loss attributable to Cryoport stockholders	$(19,565,426)	$(6,382,433)
Weighted average shares issued and outstanding	48,850,513	37,760,628
Basic and diluted net loss per share	$(0.40)	$(0.17)

The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would have been anti-dilutive:

	Years Ended March 31,
	2014	2013
Stock options	3,458,313	411,762
Warrants	3,221,728	—
	6,680,041	411,762

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Currently we do not have any items classified as Level 2.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We did not elect the fair value option, as allowed, to account for financial assets and liabilities that were not previously carried at fair value. Therefore, material financial assets and liabilities that are not carried at fair value, such as trade accounts receivable and payable, are reported at their historical carrying values.

F-14

The carrying values of our assets and liabilities that are required to be measured at fair value on a recurring basis as of March 31, 2014 and 2013 are classified in the table below in one of the three categories of the fair value hierarchy described below:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
March 31, 2013
Liabilities:
Derivative liabilities	$—	$—	$20,848	$20,848

The following summarizes the activity of Level 3 inputs measured on a recurring basis for the years ended March 31, 2014 and 2013:

Fair Value Measurements of Unobservable Inputs (Level 3)

Balance at March 31, 2012	$37,334
Transfers in / (out) of Level 3	—
Adjustments resulting from a change in fair value of derivative liabilities	(16,486)
Balance at March 31, 2013	20,848
Transfers in / (out) of Level 3	—
Adjustments resulting from a change in fair value of derivative liabilities	(20,848)
Balance at March 31, 2014	$—

The fair value of derivative liabilities were measured on their respective origination dates and at the end of each reporting period using Level 3 inputs. The significant assumptions we use in the calculations under Black-Scholes as of March 31, 2014 and 2013 included an expected term based on the remaining contractual life of the warrants, a risk-free interest rate based upon observed interest rates appropriate for the expected term of the instruments, volatility based on the historical volatility of our common stock, and a zero dividend rate based on our past, current and expected practices of granting dividends on common stock.

Foreign Currency Translation

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. This pronouncement is effective for reporting periods beginning on or after January 1, 2013. The adoption of ASU 2011-11 did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, "Revenue Recognition". The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 will have on our consolidated financial statements.

F-15

Note 3. Inventories

Inventories consist of the following:

	March 31,
	2014	2013
Raw materials	$18,283	$28,533
Finished goods	11,420	10,679
	$29,703	$39,212

Note 4. Property and Equipment

Property and equipment consist of the following:

	March 31,
	2014	2013
Cryogenic shippers	$1,037,286	$962,565
Furniture and fixtures	30,746	30,746
Machinery and equipment	386,731	380,526
Leasehold improvements	30,913	30,913
	1,485,676	1,404,750
Less accumulated depreciation and amortization	(1,076,784)	(899,265)
	$408,892	$505,485

Total depreciation and amortization expense related to property and equipment amounted to $219,400 and $281,700 for the years ended March 31, 2014 and 2013, respectively.

Note 5. Intangible Assets

Intangible assets consist of the following:

	March 31, 2014
	Gross Amount	Accumulated Amortization	Net Amount	Weighted Average Amortization Period (years)

Patents and trademarks	$154,214	$(55,712)	$98,502	4.9
Software development costs for internal use	547,127	(465,543)	81,584	1.6
Total intangible assets	$701,341	$(521,255)	$180,086

	March 31, 2013
	Gross Amount	Accumulated Amortization	Net Amount	Weighted Average Amortization Period (years)
Patents and trademarks	$154,214	$(54,251)	$99,963	5.9
Software development costs for internal use	547,127	(374,827)	172,300	2.6
Total intangible assets	$701,341	$(429,078)	$272,263

F-16

Amortization expense for intangible assets for the years ended March 31, 2014 and 2013 was $92,200 and $112,300, respectively.

Future amortization of intangible assets is as follows:

Years Ending March 31,
2015	$62,884
2016	49,770
2017	28,199
2018	19,617
2019	19,616
$180,086

Note 6. Accrued Compensation and Related Expenses

Accrued compensation and related expenses consist of the following:

	March 31,
	2014	2013
Accrued salary and wages	$80,328	$85,554
Accrued paid time off	155,166	92,376
Accrued board of director fees	214,553	38,000
Other accrued obligations	4,241	1,502
	$454,288	$217,432

Note 7. Related Party Transactions

Related Party Notes Payable

As of March 31, 2014 and 2013, the Company had aggregate principal balances of $555,500 and $651,500, respectively, in outstanding unsecured indebtedness owed to four related parties, including former members of the Company’s board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum of $10,000 per month. As of March 31, 2014, the aggregate principal payments totaled $8,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $36,500 and $42,200 for the years ended March 31, 2014 and 2013, respectively. Accrued interest, which is included in related party notes payable in the accompanying consolidated balance sheets, amounted to $802,600 and $766,200 as of March 31, 2014 and 2013, respectively.

Convertible Bridge Notes

During the year ended March 31, 2014, the Company issued to certain accredited investors various unsecured promissory notes with the terms as described under Note 8. These unsecured promissory notes included $120,000 of the 5% Bridge Notes (as defined below) issued to Jerrell Shelton, the Company’s Chief Executive Officer, $100,000 of the Bridge Notes (as defined below) issued to Richard Rathmann, a member of the Board of Directors of the Company, $200,000 of the Bridge Notes and $100,000 of the 5% Bridge Notes issued to GBR Investments, LLC, of which Richard Rathmann is the manager.

Note 8. Convertible Notes Payable

2013 and 2014 Bridge Notes

In the fourth quarter of fiscal 2013 and first nine months of fiscal 2014, the Company issued to certain accredited investors unsecured convertible promissory notes (the “Bridge Notes”) in the original principal amount of $1,294,500 and $2,765,301, respectively, for total principal of $4,059,801, pursuant to the terms of subscription agreements and letters of investment intent.

The Bridge Notes accrued interest at a rate of 15% per annum from date of issuance until January 31, 2013 and at a rate of 5% per annum from February 1, 2013 through the date of payment, in each case on a non-compounding basis. All principal and interest under the Bridge Notes were due on December 31, 2013. Accrued interest related to these notes amounted to $0 and $9,900, as of March 31, 2014 and 2013, respectively.

F-17

In connection with the issuance of the Bridge Notes to three accredited investors totaling $400,000 in June, July and August 2013, the Company granted these investors warrants to purchase 1,797,457 shares of common stock at an exercise prices ranging from $0.19 to $0.29 per share. The relative fair value of the warrants of $199,200 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the Bridge Notes. These Bridge Notes accrued interest at 8% per annum from the date of issuance through date of payment, on a non-compounding basis. All other terms of these Bridge Notes are consistent with the rest of the Bridge Notes. Upon conversion of the Bridge Notes in September and October 2013, the remaining unamortized debt discount was amortized to interest expense.

In September and October 2013, the Bridge Note holders accepted an offer by the Company and converted an aggregate of $4,127,202 of outstanding principal and accrued interest under the Bridge Notes into 20,636,011 units (the “Units”) at a price of $0.20 per Unit, with each Unit consisting of (i) one share of common stock of the Company (“Common Stock”) and (ii) one warrant to purchase one share of Common Stock at an exercise price of $0.37 per share. The warrants are exercisable beginning on March 31, 2014 and have a term of five years from date of issuance. As the transaction was considered an induced conversion under the applicable accounting guidance, the Company recognized $13,713,767 in debt conversion expense representing the fair value of the securities transferred in excess of the fair value of the securities issuable upon the original conversion terms of the Bridge Notes. The Company calculated the fair value of the common stock issued by using the closing price of the stock on the date of issuance. The fair value of the warrants was calculated using Black-Scholes.

Upon conversion of the Bridge Notes, the remaining unamortized debt discount was amortized to interest expense. During the years ended March 31, 2014 and 2013, the Company amortized $199,200 and $0, respectively, to interest expense.

5% Bridge Notes

From December 2013 to March 2014, the Company issued to certain accredited investors unsecured convertible promissory notes (the “5% Bridge Notes”) in the original principal amount of $1,793,000, pursuant to the terms of subscription agreements and letters of investment intent. This includes two notes in the aggregate amount of $120,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer, on December 11, 2013 and January 10, 2014 as well as a note in the amount of $100,000 issued to GBR Investments, LLC on February 3, 2014, of which Richard Rathmann, a Director of the Company, is the manager.

The 5% Bridge Notes accrue interest at a rate of 5% per annum from the date of issuance through date of payment, on a non-compounding basis. All principal and interest under the 5% Bridge Notes becomes due on June 30, 2014. Accrued interest related to these notes of $14,100 is included in convertible debentures payable and accrued interest, net of discount in the accompanying consolidated balance sheet at March 31, 2014.

In connection with the issuance of the 5% Bridge Notes, the Company granted these investors warrants to purchase 896,500 shares of common stock at an exercise price of $0.49 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018. The relative fair value of the warrants of $279,100 was recorded as a debt discount and is amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the 5% Bridge Notes.  During the year ended March 31, 2014, the Company amortized $94,300 of the debt discount to interest expense for these notes.

In the event the Company designates and issues one or more types of equity securities while the 5% Bridge Notes are outstanding (“Subsequent Offering”), the Company must provide written notice to the holders of the notes and such holders will have a right to convert up to all of the principal and accrued unpaid interest on the notes into shares of such equity securities on the same terms as the Subsequent Offering during the ten days following the provision of such notice. The conversion price for these equity securities will be 90% of the offering price for the equity securities. The Company was unable to value the conversion feature of these 5% Bridge Notes given the absence of a conversion rate and the convertibility of the 5% Bridge Notes being contingent upon the completion of a Subsequent Offering. In May 2014, note holders with the principal amount of $1,743,000 converted their notes (see Note 15).

Emergent Financial Group, Inc. (“Emergent”) served as the Company’s placement agent in connection with the original placement of the Bridge Notes and 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes. Debt financing costs of $375,900 and $116,500 in 2014 and 2013, respectively, comprised primarily of the commission earned by Emergent, of which $98,400 and $107,800 is recorded in other current assets in the accompanying consolidated balance sheets as of March 31, 2014 and 2013, respectively, and are being amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the notes.

F-18

In connection with the conversion of the Bridge Notes in September and October 2013, Emergent received warrants to purchase 1,911,259 shares of common stock at an exercise price of $0.20 per share. The warrants were exercisable beginning March 31, 2014 and have an expiration date of June 30, 2018. Emergent did not receive any compensation with respect to the 5% Bridge Note in the principal amount of $120,000 issued to Jerrell Shelton, the Chief Executive Officer of the Company and $100,000 issued to GBR Investments, LLC , of which Richard Rathmann, a Director of the Company, is the manager. During the years ended March 31, 2014 and 2013, the Company amortized $385,400 and $8,700, respectively, to interest expense.

Note 9. Derivative Liabilities

In accordance with applicable accounting guidance, certain of the Company’s outstanding warrants to purchase shares of common stock were treated as derivatives because these instruments had reset or ratchet provisions in the event the Company raises additional capital at a lower price, among other adjustments. As such, the fair value of these common stock purchase warrants were treated as derivative liabilities since their date of issuance or modification. Changes in fair value were recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. As of March 31, 2014 and 2013, the Company had derivative warrant liabilities with fair values of $0 and $20,848, respectively. The derivative warrants expire in April 2014.

During the year ended March 31, 2014 and 2013, the Company recognized aggregate gains of $20,848 and $16,486, respectively, due to the change in fair value of its derivative instruments.

The Company’s common stock purchase warrants do not trade in an active securities market, and as such, the Company estimated the fair value of these warrants using Black-Scholes using the following assumptions:

March 31,
	2014	2013
Expected life (years)	0.01 to 0.81	1.01 to 1.81
Risk-free interest rate	0.03% - 0.15%	0.14%-0.33%
Volatility	70% - 144%	129% - 158%
Dividend yield	—	—

Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining term of the warrants, which had an original term of five years from the date of issuance. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the warrants.

Note 10. Commitments and Contingencies

Facility and Equipment Leases

We lease 11,900 square feet of corporate, research and development, and warehouse facilities in Lake Forest, California under an operating lease expiring June 30, 2015 which includes the right to cancel the lease with a minimum of 120 day written notice at any time after December 31, 2012. We also lease corporate facilities in San Diego, California under a non-cancelable operating lease expiring December 31, 2014. Each lease agreement contains certain scheduled rent increases which are accounted for on a straight-line basis.

Future minimum lease payments are as follows:

Years ending March 31,	Operating Leases
2015	$192,800
2016	26,700
$219,500

Rent expense for the years ended March 31, 2014 and 2013 was approximately $178,000 and $204,000, respectively.

F-19

Employment Agreements

We have entered into employment agreements with certain of our officers under which payment and benefits would become payable in the event of termination by us for any reason other than cause, or upon a change in control of our Company, or by the employee for good reason.

Consulting and Engineering Services

Effective November 1, 2010, the Company entered into a Second Amendment to Master Consulting and Engineering Services Agreement (the “Second Amendment”) with KLATU Networks, LLC (“KLATU”), which amended the Master Consulting and Engineering Services Agreement between the parties dated as of October 9, 2007 (the “Agreement”), as amended by the First Amendment to Master Consulting and Engineering Services Agreement between the parties dated as of April 23, 2009. The parties entered into the Second Amendment to clarify their mutual intent and understanding that all license rights granted to the Company under the Agreement, as amended, shall survive any termination or expiration of the Agreement. In addition, in recognition that the Company has paid KLATU less than the market rate for comparable services, the Second Amendment provides that if the Company terminates the Agreement without cause, which the Company has no intention of doing, or liquidates, KLATU shall be entitled to receive additional consideration for its services provided from the commencement of the Agreement through such date of termination, which additional compensation shall not be less than $2 million plus two times the “cost of work” (as defined in the Agreement). Any such additional compensation would be payable in three equal installments within 12 months following the date the amount of such additional compensation is determined. If KLATU terminates that agreement, no such payments are payable.

The agreement provides for one year terms ending on December 31 of each year, but it automatically renews for one year periods unless otherwise terminated. Consulting fees for services provided by KLATU were $395,300 and $401,100 for the years ended March 31, 2014 and 2013, respectively.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement.

Note 11. Stockholders’ Equity

Authorized Stock

The Company has 250,000,000 authorized shares of common stock with a par value of $0.001 per share. In September 2011, our stockholders approved an amendment to the Amended and Restated Articles of Incorporation to authorize a class of undesignated or "blank check" preferred stock, consisting of 2,500,000 shares at $0.001 par value per share. Shares of preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions to be fixed by the Company's board of directors. In May 2014, our stockholders approved a Certificate of Designation, which designated 800,000 shares of preferred stock as Class A Preferred Stock (See Note 15).

F-20

Common Stock Reserved for Future Issuance

As of March 31, 2014, approximately 73.1 million shares of common stock were issuable upon conversion or exercise of rights granted under prior financing arrangements, stock options and warrants, as follows:

Exercise of stock options	11,894,205
Exercise of warrants	61,194,343
Total shares of common stock reserved for future issuances	73,088,548

Note 12. Stock-Based Compensation

Warrant Activity

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction or in connection with services rendered by placement agents and consultants. Included in outstanding warrants are 262,856 and 312,856 warrants at March 31, 2014 and 2013, respectively issued to employees or directors. Our outstanding warrants expire on varying dates through July 2019. A summary of warrant activity is as follows:

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2012	37,144,504	$1.18
Issued	30,000	0.50
Exercised	—	—
Forfeited	(123,376)	0.77
Expired	(23,929)	8.89
Outstanding — March 31, 2013	37,027,199	1.18
Issued	25,241,227	0.35
Exercised	(926,315)	0.22
Forfeited	(39,728)	8.49
Expired	(108,040)	7.96
Outstanding — March 31, 2014	61,194,343	$0.84	2.9	$3,987,500
Vested (exercisable) — March 31, 2014	60,297,010	$0.84	2.9	$3,960,600

(1)	Aggregate intrinsic value represents the difference between the exercise price of the warrant and the closing market price of the common stock on March 31, 2014, which was $0.52 per share.

The following table summarizes information with respect to warrants outstanding and exercisable at March 31, 2014:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.19 – 0.20	2,437,574	4.3	$0.20	2,437,574	$0.20
$0.21 – 0.37	20,980,838	4.5	$0.37	20,980,838	$0.37
$0.38 – 0.69	10,932,429	3.0	$0.67	10,035,929	$0.69
$0.70 – 0.92	21,431,557	1.7	$0.77	21,431,557	$0.77
$0.93 – 10.80	5,411,945	0.9	$3.53	5,411,112	$3.53
	61,194,343			60,297,010

 Stock Options

We have three stock incentive plans: the 2002 Stock Incentive Plan, or the 2002 Plan, the 2009 Stock Incentive Plan, or the 2009 Plan and the 2011 Stock Incentive Plan, or the 2011 Plan (collectively, the “Plans”). The 2002 Plan authorizes the grant of incentive awards, including stock options, for the purchase of up to a total of 500,000 shares and has no shares available for future issuances as the 2002 Plan has expired. Subsequent to the adoption of the 2011 Plan, no new options have been granted pursuant the 2009 Plan or 2002 Plan. In September 2009, the stockholders approved the issuance of up to 1,200,000 shares of common stock available for issuance under the 2009 Plan and as of March 31, 2014, the Company has 299,741 shares available for future awards under the 2009 Plan. In September 2011, the stockholders authorized the issuance of up to 2,300,000 shares of the Company's common stock. On September 13, 2012, the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance by 3,000,000 shares. On September 6, 2013 the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance by 7,100,000 shares. As of March 31, 2014, there were 7,405,004 incentive awards available for grant under the 2011 Plan.

F-21

During each of the two years in the period ended March 31, 2014, we granted stock options at exercise prices equal to or greater than the quoted market price of our common stock on the grant date. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	March 31,
	2014	2013
Expected life (years)	1.6 – 6.02	2.6 -10.0
Risk-free interest rate	0.19% - 1.84%	0.63%-2.22%
Volatility	127% - 140%	124% - 166%
Dividend yield	0%	0%

The expected option life assumption is estimated based on the simplified method. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options to calculate the expected option term. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of our employee stock options. The expected volatility is based on the historical volatility of our stock commensurate with the expected life of the stock-based award. We do not anticipate paying dividends on the common stock in the foreseeable future.

We recognize stock-based compensation cost over the vesting period using the straight-line single option method. Stock-based compensation expense is recognized only for those awards that are ultimately expected to vest. An estimated forfeiture rate has been applied to unvested awards for the purpose of calculating compensation cost. The estimated forfeiture rate of 0% per year is based on the historical forfeiture activity of unvested stock options. These estimates are revised, if necessary, in future periods if actual forfeitures differ from the estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

A summary of stock option activity is as follows:

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2012	1,355,132	$1.14
Granted (weighted-average fair value of $0.26 per share)	4,063,109	0.29
Exercised	—	—
Forfeited	(322,500)	0.98
Expired	—	—

Outstanding — March 31, 2013	5,095,741	$0.47
Granted (weighted-average fair value of $0.24 per share)	7,673,272	0.28
Exercised	(657,000)	0.20
Forfeited	(197,808)	0.32
Expired	(20,000)	6.00

Outstanding — March 31, 2014	11,894,205	$0.35	8.6	$2,578,900

Vested (exercisable) — March 31, 2014	5,543,002	$0.42	8.0	$1,110,600

Unvested (unexercisable) — March 31, 2014	6,351,203	$0.30	3.0	$1,468,300

(1)	Aggregate intrinsic value represents the difference between the exercise price of the option and the closing market price of the common stock on March 31, 2014, which was $0.52 per share.

F-22

The following table summarizes information with respect to stock options outstanding and exercisable at March 31, 2014:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.17 – 0.48	10,523,036	8.9	$0.27	4,428,083	$0.27
$0.52 – 0.98	1,234,469	6.3	$0.66	987,594	$0.66
$1.05 – 2.20	48,600	6.4	$1.64	39,225	$1.69
$4.30 – 8.31	88,100	2.3	$4.74	88,100	$4.74
	11,894,205			5,543,002

As of March 31, 2014, there was unrecognized compensation expense of $1.6 million related to unvested stock options, which we expect to recognize over a weighted average period of 3.0 years.

Note 13. Income Taxes

Significant components of the Company’s deferred tax assets as of March 31, 2014 and 2013 are shown below:

	March 31,
	2014	2013
	(000’s)
Deferred tax assets:
Net operating loss carryforward	$15,379	$13,505
Research credits	60	51
Expenses recognized for granting of options and warrants	1,651	1,319
Accrued expenses and reserves	135	32
Valuation allowance	(17,225)	(14,907)
	$—	$—

Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The income tax provision differs from that computed using the federal statutory rate applied to income before taxes as follows:

	March 31,
	2014	2013
Computed tax benefit at federal statutory rate	$(6,650,000)	$(2,169,000)
State tax, net of federal benefit	(327,000)	(359,000)
Warrant MTM Adjustment	(7,000)	(6,000)
Induced conversion costs	4,663,000	—
Interest expense	—	1,000
Permanent items and other	4,600	215,600
Valuation allowance	2,318,000	2,319,000
	$1,600	$1,600

At March 31, 2014, the Company has federal and state net operating loss carryforwards of approximately $39,086,000 and $35,759,000 which will begin to expire in 2020, unless previously utilized, and as of 2012 have already begun to for state carryforwards. At March 31, 2014, the Company has federal and California research and development tax credits of approximately $18,000 and $64,000, respectively. The federal research tax credit begins to expire in 2026 unless previously utilized and the California research tax credit has no expiration date.

Utilization of the net operating loss and research and development carryforwards might be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.

F-23

The Company has not completed a study to assess whether an ownership change has occurred. If the Company has experienced an ownership change, utilization of the NOL or R&D credit carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

On September 13, 2013, the U.S. Treasury Department released final income tax regulations on the deduction and capitalization of expenditures related to tangible property. These final regulations apply to tax years beginning on or after January 1, 2014, and may be adopted in earlier years. The Company does not intend to early adopt the tax treatment of expenditures to improve tangible property and the capitalization of inherently facilitative costs to acquire tangible property as of January 1, 2013. The tangible property regulations will require the Company to make additional tax accounting method changes as of January 1, 2014; however, management does not anticipate the impact of these changes to be material to the Company’s consolidated financial position, its results of operations and its footnote disclosures.

Note 14. Quarterly Financial Data (Unaudited)

A summary of quarterly financial data is as follows ($ in ‘000’s):

	Quarter Ended
	June 30	September 30	December 31	March 31
Year ended March 31, 2014
Total revenues	$488	$580	$757	$835
Gross margin	$55	$72	$167	$143
Operating loss	$(1,260)	$(1,287)	$(1,257)	$(1,274)
Net loss	$(1,324)	$(14,960)	$(1,840)	$(1,441)
Net loss per share, basic and diluted	$(0.03)	$(0.38)	$(0.03)	$(0.02)

Year ended March 31, 2013
Total revenues	$191	$234	$307	$368
Gross loss	$(163)	$(111)	$(62)	$(153)
Operating loss	$(1,541)	$(1,554)	$(1,549)	$(1,681)
Net loss	$(1,546)	$(1,551)	$(1,567)	$(1,717)
Net loss per share, basic and diluted	$(0.04)	$(0.04)	$(0.04)	$(0.05)

Earnings per basic and diluted shares are computed independently for each of the quarters presented based on basic and diluted shares outstanding per quarter and, therefore, may not sum to the totals for the year.

Note 15. Subsequent Events

Designation of Class A Preferred Stock

On May 2, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 800,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class A Preferred Stock (“Preferred Stock”).

The rights, preferences, and privileges of the Preferred Stock are summarized as follows:

•	Dividends shall accrue on shares of Preferred Stock at the rate of $0.96 per annum. Such dividends shall accrue day-to-day, shall be cumulative, and shall be payable on when, as, and if declared by the Board of Directors of the Company.

F-24

•	In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Registrant, holders of Preferred Stock then outstanding shall be entitled to receive a preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

•	Shares of Preferred Stock shall vote together with the common stock on an as-converted basis.

•	At any time after September 1, 2014, shares of Preferred Stock shall be convertible into thirty shares of Common Stock. In addition, accrued but unpaid dividends on the Preferred Stock will also be convertible into common stock after September 1, 2014 at the rate of one share for each $0.40 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company.

•	Shares of the Preferred Stock shall be subject to redemption by the Company at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends thereon.

•	The Preferred Stock is subject to a liquidation preference over common stock equal to $12 per share and the unpaid accrued dividend. Holders of the Preferred Stock will vote with holders of the Company’s common stock, but will have thirty votes per share of Preferred Stock held compared to one vote for each share of common stock.

Issuance of Class A Preferred Stock

In May 2014, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Investors”) pursuant to certain Subscription Agreements and Elections to Convert between the Company and the Investors. Through June 13, 2014, aggregate gross cash proceeds of $839,600 (approximately $628,700 after estimated cash offering expenses) were collected in exchange for the issuance of 69,964 shares of our Class A Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 559,712 shares of our common stock at an exercise price of $0.50 per share. The Company intends to use the net proceeds for working capital purposes.

Pursuant to the Subscription Agreements, the Company issued shares of a newly established Class A Preferred Stock and warrants to purchase common stock of Cryoport. The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class A Convertible Preferred Stock and (ii) one warrant to purchase eight (8) shares of Common Stock at an exercise price of $0.50 per share, which are immediately exercisable and may be exercised at any time on or before March 31, 2019.

Pursuant to the terms of the 5% Bridge Notes issued by the Company between December 6, 2013 and March 13, 2014 with a total original principal amount of $1,793,000 (the “5% Bridge Notes”), the issuance of the Units to Investors at $12.00 per Unit entitled the holders of the 5% Bridge Notes to convert up to the entire principal amount and accrued interest under the 5% Bridge Notes into Units at a rate of $10.80 per Unit. Through June 13, 2014, 5% Bridge Note holders totaling $1,743,000 in original principal sum elected to convert their 5% Bridge Notes, including accrued interest, for Units in exchange for the issuance of 163,608 shares of our Class A Preferred Stock and warrants to purchase up to 1,308,864 shares of our commons stock at an exercise price of $0.50 per share. Two of the 5% Bridge Note holders that executed Subscription Agreements to convert 5% Bridge Notes in the aggregate principal amount of $220,000, are affiliates of the Company – Jerrell W. Shelton, the Company’s Chief Executive Officer, and GBR Investments, LLC, which is managed by Richard Rathmann, a Director and Chairman of the Board of Directors of the Company (collectively, the “Affiliates”).

Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from Investors who converted their 5% Bridge Notes into Units (not including those conversions by the Affiliates), a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase three shares of Common Stock at an exercise price of $0.50 per share for each Unit issued in this transaction. The Company and Emergent Financial Group, Inc. have agreed that the offering of Units to new Investors will conclude on July 14, 2014.

As of June 13, 2014, 233,572 shares of Preferred Stock and 1,868,576 of the related warrants were outstanding for Investors and 638,646 warrants were outstanding for Emergent in connection with the Preferred Stock offering and the 5% Bridge Notes conversion.

F-25

Cryoport, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	June 30,	March 31,
	2014	2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$170,505	$369,581
Accounts receivable, net of allowance for doubtful accounts of $19,200 and $24,600, respectively	492,865	515,825
Inventories	38,601	29,703
Other current assets	81,421	196,505

Total current assets	783,392	1,111,614
Property and equipment, net	364,728	408,892
Intangible assets, net	167,425	180,086
Deposits and other assets	9,358	9,358

Total assets	$1,324,903	$1,709,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and other accrued expenses	$538,988	$579,678
Accrued compensation and related expenses	502,015	454,288
Convertible debentures payable and accrued interest, net of discount of $184,750 at March 31, 2014	—	1,622,359
Current portion of related party notes payable	1,342,334	1,358,120

Total current liabilities	2,383,337	4,014,445

Commitments and contingencies
Stockholders’ (Deficit) Equity:
Preferred stock, $0.001 par value; 2,500,000 shares authorized:
Class A convertible preferred stock — $0.001 par value; 800,000 shares authorized; 250,405 and 0 shares issued and outstanding at June 30, 2014 and March 31, 2014, respectively (aggregate liquidation preference of $3,032,583 at June 30, 2014)	250	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 60,037,846 and 59,979,954 issued and outstanding at June 30, 2014 and March 31, 2014, respectively	60,038	59,980
Additional paid-in capital	87,797,202	83,512,399
Accumulated deficit	(88,915,924)	(85,876,874)

Total stockholders’ deficit	(1,058,434)	(2,304,495)

Total liabilities and stockholders’ deficit	$1,324,903	$1,709,950

See accompanying notes to condensed consolidated financial statements.

F-26

Cryoport, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,
	2014	2013
Revenues	$936,588	$487,963
Cost of revenues	597,233	433,321
Gross margin	339,355	54,642
Operating costs and expenses:
Selling, general and administrative	1,427,850	1,222,074
Research and development	79,244	92,643
Total operating costs and expenses	1,507,094	1,314,717
Loss from operations	(1,167,739)	(1,260,075)
Other (expense) income:
Interest expense	(1,128,878)	(82,219)
Other income, net	953	—
Change in fair value of derivatives	—	18,757
Loss before provision for income taxes	(2,295,664)	(1,323,537)
Provision for income taxes	(1,600)	—
Net loss	(2,297,264)	(1,323,537)
Preferred stock beneficial conversion charge	(741,786)	—
Undeclared cumulative preferred dividends	(27,723)	—
Net loss attributable to common stockholders	$(3,066,773)	$(1,323,537)
Net loss attributable to common stockholders – basic and diluted	$(0.05)	$(0.03)
Weighted average shares outstanding – basic and diluted	59,989,321	38,062,826

See accompanying notes to condensed consolidated financial statements.

F-27

Cryoport, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(2,297,264)	$(1,323,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55,140	89,443
Amortization of debt discount and deferred financing costs	1,110,013	50,883
Stock-based compensation expense	167,094	157,203
Change in fair value of derivative instruments	—	(18,757)
Loss on disposal of cryogenic shippers	1,685	—
Recovery of bad debt	(5,349)	—
Changes in operating assets and liabilities:
Accounts receivable, net	28,309	(140,605)
Inventories	(8,898)	(13,652)
Other assets	(13,388)	(10,767)
Accounts payable and other accrued expenses	(20,228)	(54,278)
Accrued compensation and related expenses	47,727	63,013
Accrued interest	18,110	30,063

Net cash used in operating activities	(917,049)	(1,170,991)

Cash Flows From Investing Activities:
Purchases of property and equipment	—	(131,259)

Net cash used in investing activities	—	(131,259)

Cash Flows From Financing Activities:
Proceeds from the issuance of preferred stock, net of offering costs	780,342	—
Proceeds from exercise of stock options and warrants	11,631	100,000
Proceeds from issuance of convertible debentures	—	958,151
Repayment of convertible debentures	(50,000)	—
Repayment of offering and deferred costs	—	(67,475)
Repayment of related party notes payable	(24,000)	(24,000)

Net cash provided by financing activities	717,973	966,676

Net decrease in cash and cash equivalents	(199,076)	(335,574)
Cash and cash equivalents — beginning of period	369,581	563,104

Cash and cash equivalents — end of period	$170,505	$227,530

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Offering costs in connection with convertible preferred stock included in accounts payable	$9,658	$—
Deferred financing costs in connection with convertible debentures payable included in accounts payable	$—	$70,234
Estimated relative fair value of warrants issued in connection with convertible debentures payable	$—	$106,999
Accretion of convertible preferred stock beneficial conversion feature and relative fair value of warrants issued in connection with the convertible preferred stock units to accumulated deficit	$741,786	$—
Conversion of convertible debentures payable and accrued interest into convertible preferred stock units	$1,766,997	$—

See accompanying notes to condensed consolidated financial statements.

F-28

Cryoport, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

For the Three Months Ended June 30, 2014 and 2013

(Unaudited)

Note 1. Management’s Representation and Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by Cryoport, Inc. (the “Company”, “our” or “we”) in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending March 31, 2015. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

The Company has evaluated subsequent events through the date of this filing, and determined that no subsequent events have occurred that would require recognition in the unaudited condensed consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

Note 2. Nature of the Business

Cryoport Inc. (the “Company”, “Cryoport” or “we”) is a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains an operating company under Cryoport, Inc. We became “publicly held” by the reverse merger with GT5 described above. Over time we have transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the biotechnology and life sciences industries, globally.

Through a combination of purpose-built proprietary packaging, information technologies and specialized logistics knowhow, we provide frozen shipping logistics solutions to the life sciences industry. We view our solutions as disruptive to “older technologies” in that our solutions provide reliable, economic alternatives to existing solutions and services utilized for frozen shipping in life sciences including stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures.

Our Cryoport Express® Solutions includes sophisticated cloud-based logistics management software we have branded as the Cryoportal™ which supports the management of the entire shipment process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. The Cryoportal™ provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our customers to meet exacting requirements necessary for scientific work and for regulatory purposes.

Our Cryoport Express® Solutions also includes our liquid nitrogen dry vapor shippers we have branded as our Cryoport Express® Shippers, which are cost-effective and reusable cryogenic transport containers (patented vacuum flasks) utilizing innovative liquid nitrogen (“LN2”) “dry vapor” technology. Cryoport Express® Shippers are International Air Transport Association (“IATA”) certified, and validated to maintain stable temperatures of minus 150° C and below for a 10-plus day dynamic shipment period. The Company currently features two Cryoport Express® Shipper models, the Standard Dry Shipper (holding up to 75-2.0 ml vials) and the High Volume Dry Shipper (holding up to 500-2.0 ml vials).

F-29

Amongst our solutions, we offer a “turnkey” solution, which can be accessed through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once the order is placed, we ship a fully charged Cryoport Express® Shipper to the customer who conveniently loads their frozen commodity into the inner chamber of the shipper.  The customer then closes the shipper and reseals the shipping box displaying the recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider for delivery to the customer’s intended recipient.  The recipient simply opens the box and shipper and removes the frozen commodity.  The recipient only needs to reseal the box, displaying the nearest Cryoport Operations Center address (“Flap B”) and set it out for pre-arranged carrier pick up. The Cryoport Express® Shipper is returned to us for cleaning, quality assurance testing, recharging and reuse.

In late 2012, we shifted our focus from being a developer of cryogenic shippers and software to being a comprehensive frozen logistics solutions provider to the life sciences industry, which was accomplished by broadening our service offerings. Now, in addition to our “Turn-key Solution”, we also provide the following value-added solutions that were developed to address our various clients’ needs:

•	“Customer Staged Solution,” under which we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented, solution, whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. Under this solution, the customer accepts a significant level of the risk for a successful shipment.

•	“Powered by CryoportSM” is made available to providers of shipping and delivery services who seek to offer a “branded” cryogenic shipping solution as part of their service offerings. By negotiation, this solution can be private labeled as long as “powered by CryoportSM” appears prominently on the offering software interface and prominently on the packaging, which is provided by the client after minimum volume requirements are met.

•	“Integrated Solution” is our most comprehensive and complex outsourcing solution. It usually involves our management of the entire cryogenic logistics process for our client, including the location of our employees at the client’s site to manage the client’s cryogenic logistics, in total.

•	“Life Science Point-of-Care Repository Solution” whereby we supply our Cryoport Express® Shippers to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with substitute Shippers) at a point-of-care site, with the Cryoport Express® Shippers serving as a temporary freezer/repository enabling the efficient distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution” whereby our Cryoport Express® Solutions serves as an enabling technology for the safe manufacture of the rapidly expanding autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. The Cryoport Express® Shippers can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to patients when and where they need it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation apparatus. Our customer services professionals monitor each shipment throughout the predetermined process including the shipment’s return to Cryoport where the Cryoport Express® Shipper is cleaned, tested for quality assurance and then returned to inventory for reuse.

One of our distribution partners is Federal Express Corporation (“FedEx”). We have an agreement with FedEx to provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by Cryoport” for use by FedEx and its customers giving them access to the full capabilities of our logistics management platform.

F-30

In January 2013, we entered into a master agreement (“FedEx Agreement”) with FedEx renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015.

In June 2014, we added DHL as our second major distribution partner by entering into an agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”), whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits our validated cryogenic solution offerings. DHL has announced that it will add 15 more certified Life Sciences stations in the second quarter of 2014 to its existing Thermonet network of 45 stations already in operation. This expanded network will now be able to offer Cryoport’s cryogenic solutions under the DHL brands.  In addition, DHL’s customer will continue to be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management platform, the CryoportalTM, is integrated to DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of shipping their critical biological material worldwide.

In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, the Company is providing on-site logistics personnel and its logistics management platform, the CryoportalTM, to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing shipping data and processes to further streamline Zoetis’ logistics, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum uses of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments of this vaccine. In October 2013, the agreement was further amended to further expand Cryoport’s services to include the logistics management for a second poultry vaccine.

In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will be using Cryoport Express® Solutions for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s solution will eliminate dry ice shipping and related risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to better serve small or mobile clinics, pharmacies, family practice, and orthopedic specialty care providers. Surgical centers and hospitals will also benefit from better logistics and the elimination of issues surrounding dry ice transport and storage. The agreement has an initial three-year term and may be renewed for consecutive three-year terms. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in orthopedic indications in the United States.

We offer our solutions to companies in the life sciences industry and specific verticals including manufacturers of stem cells and cell lines, diagnostic laboratories, bio-pharmaceuticals, contract research organizations, in-vitro fertilization, cord blood, vaccines, tissue, animal husbandry, and other producers of commodities requiring reliable frozen solutions for logistics problems. These companies operate within heavily regulated environments and as such, changing vendors and distribution practices typically require a number of steps which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take up to nine months or longer to complete prior to a potential customer adopting one or more of our Cryoport Express® Solutions.

Going Concern

The unaudited condensed consolidated financial statements have been prepared using the accrual method of accounting in accordance with U.S. GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. We have sustained operating losses since our inception and have used substantial amounts of working capital in our operations. Further, at June 30, 2014, we had an accumulated deficit of $88.9 million. During the quarter ended June 30, 2014, we used cash in operations of $917,000 and had a net loss of $2.3 million.

F-31

We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at June 30, 2014, additional funds raised subsequent to June 30, 2014 through the current convertible preferred stock offering (see Note 7), together with the revenues generated from our services will be sufficient to sustain our planned operations into the second quarter of fiscal year 2015; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis and on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or implement cost reduction strategies or to complete any other financing will adversely impact our ability to continue as a going concern. To address this issue, the Company is seeking additional capitalization to properly fund our efforts to become a self-sustaining financially viable entity.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations and valuation of equity instruments.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at June 30, 2014 and March 31, 2014 due to their short-term nature. The difference between the fair value and recorded values of the related party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Customers

The Company grants credit to customers within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at June 30, 2014 and March 31, 2014 are net of reserves for doubtful accounts of $19,200 and $24,600, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

F-32

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At June 30, 2014 and March 31, 2014, there was one customer that accounted for 39.4% and 30.6%, respectively, of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at June 30, 2014 and March 31, 2014. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.

The Company has revenue from foreign customers primarily in Europe, Japan, Canada, India and Australia. During three months ended June 30, 2014 and 2013, the Company had revenues from foreign customers of approximately $183,500 and $57,200, respectively, which constituted approximately 19.6% and 11.7% of total revenues, respectively.

For the three months ended June 30, 2014 and 2013, there was one customer that accounted for 30.4% and 30.3% of revenues, respectively. No other single customer generated over 10% of revenues during the three months ended June 30, 2014 and 2013.

Inventories

The Company’s inventories consist of accessories that are sold and shipped to customers along with pay-per-use containers that are not returned to the Company with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on the evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventories items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the containers and provides its customers the use of the container for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, the Company classifies the containers as fixed assets for the per-use container program.

Property and equipment are recorded at cost. Cryogenic shippers are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

F-33

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through June 30, 2014.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while deferred financing costs from equity financings are netted against the gross proceeds received from the equity financings.

Convertible Debentures

If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of June 30, 2014 and March 31, 2014, there were no unrecognized tax benefits included in the accompanying condensed consolidated balance sheets that would, if recognized, affect the effective tax rates.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its condensed consolidated balance sheets at June 30, 2014 and March 31, 2014, respectively and has not recognized interest and/or penalties in the condensed consolidated statement of operations for the three months ended June 30, 2014 and 2013. The Company is subject to taxation in the U.S. and various state jurisdictions. As of June 30, 2014, the Company is no longer subject to U.S. federal examinations for years before 2010 and for California franchise and income tax examinations for years before 2009. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain. Revenue is based on gross net of discounts and allowances.

The Company also provides logistics support and management to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

F-34

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying condensed consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at grant date using the Black-Scholes Option Pricing Model (“Black-Scholes”) and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at June 30, 2014 and March 31, 2014 was zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the three months ended June 30, 2014 and 2013.

The Company uses Black-Scholes to estimate the fair value of stock-based awards. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

The Company’s stock-based compensation plans are discussed further in Note 7.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share attributable to common stockholders using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for cumulative preferred stock dividends, (if any), whether they are earned or not during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and shares associated with the conversion of convertible debt and convertible preferred stock outstanding during the periods. As of June 30, 2014 and March 31, 2014, the Company had cumulative, undeclared, dividends that have not been accrued related to its preferred stock of $27,700 and $0, respectively, which were added to the net loss on the condensed consolidated statement of operations in order to calculate net loss per common share attributable to common stockholders.

F-35

The following shows the amounts used in computing net loss per share for the three months ended June 30:

	Three Months Ended June 30,
	2014	2013
Net loss	$(2,297,264)	$(1,323,537)
Less:
Preferred stock beneficial conversion charge	(741,786)	—
Undeclared cumulative preferred dividends	(27,723)	—
Loss attributable to Cryoport common stockholders	$(3,066,773)	$(1,323,537)
Weighted average shares issued and outstanding	59,989,321	38,062,826
Basic and diluted net loss per share	$(0.05)	$(0.03)

The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would have been anti-dilutive:

	Three Months Ended June 30,
	2014	2013
Stock options	4,068,596	949,849
Warrants	5,225,350	21,322
	9,293,946	971,171

Preferred shares of 250,405, which are convertible into 7,512,150 shares of common stock, were excluded from the above table as they are not exercisable until September 1, 2014.

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Currently we do not have any items classified as Level 2.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

 In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We did not elect the fair value option, as allowed, to account for financial assets and liabilities that were not previously carried at fair value. Therefore, material financial assets and liabilities that are not carried at fair value, such as trade accounts receivable and payable, are reported at their historical carrying values. We have no assets or liabilities that are required to be measured at fair value on a recurring basis as of June 30, 2014 and March 31, 2014.

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Foreign Currency Translation

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, "Revenue Recognition". The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 will have on our condensed consolidated financial statements.

Note 4. Related Party Transactions

5% Bridge Notes

From December 2013 to March 2014, the Company issued to certain accredited investors unsecured convertible promissory notes (the “5% Bridge Notes”) in the original principal amount of $1,793,000, pursuant to the terms of subscription agreements and letters of investment intent. This includes two notes in the aggregate amount of $120,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer, on December 11, 2013 and January 10, 2014 as well as a note in the amount of $100,000 issued to GBR Investments, LLC on February 3, 2014, of which Richard Rathmann, a Director of the Company, is the manager (See Notes 5 and 7).

Related Party Notes Payable

As of June 30, 2014 and March 31, 2014, the Company had aggregate principal balances of $531,500 and $555,500, respectively, in outstanding unsecured indebtedness owed to four related parties, including former members of the Company’s board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum $10,000 per month. As of June 30, 2014, the aggregate principal payments totaled $8,000 per month. Any remaining principal and accrued interest is due at maturity on various dates through March 1, 2015.

Note 5. Convertible Notes Payable

5% Bridge Notes

From December 2013 to March 2014, the Company issued to certain accredited investors unsecured convertible promissory notes in the original principal amount of $1,793,000, pursuant to the terms of subscription agreements and letters of investment intent. This includes two notes in the aggregate amount of $120,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer, on December 11, 2013 and January 10, 2014 as well as a note in the amount of $100,000 issued to GBR Investments, LLC on February 3, 2014, of which Richard Rathmann, a Director of the Company, is the manager.

The 5% Bridge Notes accrued interest at a rate of 5% per annum from the date of issuance through date of payment, on a non-compounding basis. All principal and interest under the 5% Bridge Notes became due on June 30, 2014.

In connection with the issuance of the 5% Bridge Notes, the Company granted these investors warrants to purchase 896,500 shares of common stock at an exercise price of $0.49 per share. The warrants were exercisable on May 31, 2014 and expire on December 31, 2018. The relative fair value of the warrants of $279,100 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the 5% Bridge Notes.  During the three months ended June 30, 2014, the Company amortized $184,700 of the debt discount to interest expense for these notes.

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The agreement allowed that in the event the Company designated and issued one or more types of equity securities while the 5% Bridge Notes were outstanding (“Subsequent Offering”), the Company must provide written notice to the holders of the notes and such holders had a right to convert up to all of the principal and accrued unpaid interest on the notes into shares of such equity securities on the same terms as the Subsequent Offering during the ten days following the provision of such notice. The conversion price for these equity securities was 90% of the offering price for the equity securities in the Subsequent Offering. At the time of issuance, the Company was unable to value the conversion feature of these 5% Bridge Notes given the absence of a fixed conversion rate and the convertibility of the 5% Bridge Notes was contingent upon the completion of a Subsequent Offering. However, on May 6, 2014, the Company completed the first convertible preferred stock offering which established a firm commitment date. This triggered the valuation of the beneficial conversion feature of the 5% Bridge Notes which aggregated $826,900 and was recorded as interest expense during the three months ended June 30, 2014. Note holders with a principal amount of $1,743,000, together with $24,000 of accrued interest, converted their 5% Bridge Notes to convertible preferred stock units (see Note 7) and one note holder was paid principal and interest of $50,753.

Emergent Financial Group, Inc. (“Emergent”) served as the Company’s placement agent in connection with the original placement of the 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes. Debt financing costs of $151,570, comprised primarily of the commission earned by Emergent, and were amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the notes. During the three months ended June 30, 2014, the Company amortized $98,400 of the debt financing costs to interest expense for these notes.

Note 6. Commitments and Contingencies

Facility and Equipment Leases

We lease 11,900 square feet of corporate, research and development, and warehouse facilities in Lake Forest, California under an operating lease expiring June 30, 2015 which includes the right to cancel the lease with a minimum of 120 day written notice. We also lease corporate facilities in San Diego, California under a non-cancelable operating lease expiring December 31, 2014. Each lease agreement contains certain scheduled rent increases which are accounted for on a straight-line basis.

Employment Agreements

We have entered into employment agreements with certain of our officers under which payment and benefits would become payable in the event of termination by us for any reason other than cause, or upon a change in control of our Company, or by the employee for good reason.

Consulting and Engineering Services

Effective November 1, 2010, the Company entered into a Second Amendment to Master Consulting and Engineering Services Agreement (the “Second Amendment”) with KLATU Networks, LLC (“KLATU”), which amended the Master Consulting and Engineering Services Agreement between the parties dated as of October 9, 2007 (the “Agreement”), as amended by the First Amendment to Master Consulting and Engineering Services Agreement between the parties dated as of April 23, 2009. The parties entered into the Second Amendment to clarify their mutual intent and understanding that all license rights granted to the Company under the Agreement, as amended, shall survive any termination or expiration of the Agreement. In addition, in recognition that the Company has paid KLATU less than the market rate for comparable services, the Second Amendment provides that if the Company terminates the Agreement without cause, which the Company has no intention of doing, or liquidates, KLATU shall be entitled to receive additional consideration for its services provided from the commencement of the Agreement through such date of termination, which additional compensation shall not be less than $2 million plus two times the “cost of work” (as defined in the Agreement). Any such additional compensation would be payable in three equal installments within 12 months following the date the amount of such additional compensation is determined. If KLATU terminates that agreement, no such payments are payable.

The agreement provides for one year terms ending on December 31 of each year, but it automatically renews for one year periods unless otherwise terminated.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s consolidated financial condition or results of operations.

F-38

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement.

Note 7. Stockholders’ Equity

Authorized Stock

The Company has 250,000,000 authorized shares of common stock with a par value of $0.001 per share. In September 2011, our stockholders approved an amendment to the Amended and Restated Articles of Incorporation to authorize a class of undesignated or "blank check" preferred stock, consisting of 2,500,000 shares at $0.001 par value per share. Shares of preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions to be fixed by the Company's board of directors.

Designation of Class A Convertible Preferred Stock

On May 2, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 800,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class A Convertible Preferred Stock (“Preferred Stock”).

The rights, preferences, and privileges of the Preferred Stock are summarized as follows:

•	Dividends shall accrue on shares of Preferred Stock at the rate of $0.96 per annum. Such dividends shall accrue day-to-day, shall be cumulative, and shall be payable on when, as, and if declared by the Board of Directors of the Company.

•	In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Preferred Stock then outstanding shall be entitled to receive a liquidation preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

•	Shares of Preferred Stock shall vote together with the common stock on an as-converted basis. Holders of the Preferred Stock will have thirty votes per share of Preferred Stock held compared to one vote for each share of the Company’s common stock.

•	At any time after September 1, 2014, shares of Preferred Stock shall be convertible into thirty shares of common stock. In addition, accrued but unpaid dividends on the Preferred Stock, whether or not declared, will also be convertible into common stock after September 1, 2014 at the rate of one share for each $0.40 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company.

•	Shares of the Preferred Stock shall be subject to redemption by the Company at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends, whether or not declared, thereon.

Issuance of Class A Convertible Preferred Stock

In May 2014, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Investors”) pursuant to certain subscription agreements and elections to convert between the Company and the Investors. Through June 30, 2014, aggregate gross cash proceeds of $1.0 million (approximately $770,700 after offering costs) were collected in exchange for the issuance of 86,797 shares of our Class A Convertible Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 694,376 shares of our common stock at an exercise price of $0.50 per share. The Company intends to use the net proceeds for working capital purposes.

Pursuant to the subscription agreements, the Company issued shares of a newly established Class A Convertible Preferred Stock and warrants to purchase common stock of Cryoport. The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class A Convertible Preferred Stock and (ii) one warrant to purchase eight (8) shares of the Company’s common stock at an exercise price of $0.50 per share, which are immediately exercisable and may be exercised at any time on or before March 31, 2019.

F-39

Pursuant to the terms of the 5% Bridge Notes issued by the Company between December 2013 and March 2014 with a total original principal amount of $1,793,000, the issuance of the Units to Investors at $12.00 per Unit entitled the holders of the 5% Bridge Notes to convert up to the entire principal and accrued interest amount under the 5% Bridge Notes into Units at a rate of $10.80 per Unit. Through June 30, 2014, 5% Bridge Note holders totaling $1,743,000 in original principal sum elected to convert their 5% Bridge Notes, including accrued interest of $24,000, for Units in exchange for the issuance of 163,608 shares of our Class A Convertible Preferred Stock and warrants to purchase up to 1,308,864 shares of our commons stock at an exercise price of $0.50 per share. Two of the 5% Bridge Note holders that executed subscription agreements to convert 5% Bridge Notes in the aggregate principal amount of $220,000, are affiliates of the Company – Jerrell W. Shelton, the Company’s Chief Executive Officer, and GBR Investments, LLC, which is managed by Richard Rathmann, a Director and Chairman of the Board of Directors of the Company (collectively, the “Affiliates”).

The fair value of the beneficial conversion feature of the convertible preferred stock issuance and the relative fair value of the warrants issued, aggregated $1,947,700 through June 30, 2014. This amount is being accreted to accumulated deficit and additional paid in capital through September 1, 2014, the earliest date that the preferred stock becomes convertible. During the three months ended June 30, 2014, the Company accreted $741,800 of the $1,947,700 to accumulated deficit and additional paid-in capital.

Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from Investors who converted their 5% Bridge Notes into Units (not including those conversions by the Affiliates), a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase three shares of common stock at an exercise price of $0.50 per share for each Unit issued in this transaction. The Company and Emergent Financial Group, Inc. have agreed that the offering of Units to new Investors will conclude on August 15, 2014.

As of June 30, 2014, 250,405 shares of Preferred Stock and 2,003,240 of the related warrants were outstanding for Investors and 689,145 warrants were outstanding for Emergent in connection with the Preferred Stock offering and the 5% Bridge Note conversions.

No dividends have been declared as of June 30, 2014, however, the cumulative preferred stock dividend of $27,700 is included in earnings per share (see Note 3) and the liquidation preference.

Common Stock Reserved for Future Issuance

As of June 30, 2014, approximately 75.6 million shares of common stock were issuable upon conversion or exercise of rights granted under prior financing arrangements, stock options and warrants, as follows:

Exercise of stock options	11,998,275
Exercise of warrants	63,609,031
Total shares of common stock reserved for future issuances	75,607,306

Preferred shares of 250,405, which are convertible into 7,512,150 shares of common stock, were excluded from the above table as they are not exercisable until September 1, 2014.

Note 8. Stock-Based Compensation

Warrant Activity

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction or in connection with services rendered by placement agents and consultants. Our outstanding warrants expire on varying dates through July 2019. A summary of warrant activity is as follows:

F-40

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2014	61,194,343	0.84
Issued	2,692,385	0.50
Exercised	(50,000)	0.20
Forfeited	—	—
Expired	(227,697)	2.44
Outstanding — June 30, 2014	63,609,031	$0.82	2.8	$3,242,900
Vested (exercisable) — June 30, 2014	63,609,031	$0.82	2.8	$3,342,900

(1)	Aggregate intrinsic value represents the difference between the exercise price of the warrant and the closing market price of our common stock on June 30, 2014, which was $0.49 per share.

The fair value of each warrant grant was estimated on the date of grant using Black-Scholes with the following weighted average assumptions:

Expected life (years)	4.8 – 4.9
Risk-free interest rate	1.45% - 1.64%
Volatility	123.5 – 125.3%
Dividend yield	0%

 Stock Options

We have three stock incentive plans: the 2002 Stock Incentive Plan, or the 2002 Plan, the 2009 Stock Incentive Plan, or the 2009 Plan and the 2011 Stock Incentive Plan, or the 2011 Plan (collectively, the “Plans”). The 2002 Plan authorizes the grant of incentive awards, including stock options, for the purchase of up to a total of 500,000 shares and has no shares available for future issuances as the 2002 Plan has expired. Subsequent to the adoption of the 2011 Plan, no new options have been granted pursuant the 2009 Plan or 2002 Plan. In September 2009, the stockholders approved the issuance of up to 1,200,000 shares of common stock available for issuance under the 2009 Plan and as of June 30, 2014, the Company has 303,768 shares available for future awards under the 2009 Plan. In September 2011, the stockholders authorized the issuance of up to 2,300,000 shares of the Company's common stock. On September 13, 2012, the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance by 3,000,000 shares. On September 6, 2013 the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance by 7,100,000 shares. As of June 30, 2014, there were 7,293,042 incentive awards available for grant under the 2011 Plan.

We granted stock options at exercise prices equal to or greater than the quoted market price of our common stock on the grant date. The fair value of each option grant was estimated on the date of grant using Black-Scholes with the following weighted average assumptions:

Expected life (years)	1.6 – 6.0
Risk-free interest rate	0.31% - 2.03%
Volatility	124.6 – 127.7%
Dividend yield	0%

The expected option life assumption is estimated based on the simplified method. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options to calculate the expected option term. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of our employee stock options. The expected volatility is based on the historical volatility of our stock commensurate with the expected life of the stock-based award. We do not anticipate paying dividends on the common stock in the foreseeable future.

We recognize stock-based compensation cost over the vesting period using the straight-line single option method. Stock-based compensation expense is recognized only for those awards that are ultimately expected to vest. An estimated forfeiture rate has been applied to unvested awards for the purpose of calculating compensation cost. The estimated forfeiture rate of 0% per year is based on the historical forfeiture activity of unvested stock options. These estimates are revised, if necessary, in future periods if actual forfeitures differ from the estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. summary of stock option activity is as follows:

F-41

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2014	11,894,205	$0.35
Granted (weighted-average fair value of $0.42 per share)	274,000	0.50
Exercised	(7,892)	0.27
Forfeited	(162,038)	0.30
Expired	—	—
Outstanding — June 30, 2014	11,998,275	$0.36	8.4	$2,233,700
Vested (exercisable) — June 30, 2014	6,067,977	$0.41	7.8	$1,077,000
Unvested (unexercisable) — June 30, 2014	5,930,298	$0.30	2.8	$1,156,700

(1)	Aggregate intrinsic value represents the difference between the exercise price of the option and the closing market price of our common stock on June 30, 2014, which was $0.49 per share.

As of June 30, 2014, there was unrecognized compensation expense of $1.5 million related to unvested stock options, which we expect to recognize over a weighted average period of 2.8 years.

Note 9. Subsequent Events

On July 16, 2014, the Company issued additional shares of the Class A Convertible Preferred Stock to Investors. Gross proceeds of $303,600 (approximately $264,100 after offering costs) were collected in exchange for the issuance of 25,300 shares of our Class A Convertible Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 202,400 shares of our common stock at an exercise price of $0.50 per share. The Company intends to use the net proceeds for working capital purposes.

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51,379,154 Shares

CRYOPORT, INC.

PROSPECTUS

Until September [__], 2014 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

The date of this prospectus is [_________], 2014.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$1,569.45
Accounting Fees and Expenses	$10,000.00	*
Printing and Engraving Expenses	$10,000.00	*
Blue Sky Filing Fees	$20,000.00	*
Legal Fees and Expenses	$30,000.00	*
Miscellaneous	$15,000.00	*
Total	$86,569.45

*	Estimated

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Revised Statutes and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by Cryoport during the past three years involving the issuance and sale of Cryoport’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

Between May and July 2014, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 138,131 shares of Class A Convertible Preferred Stock and warrants to purchase 1,105,048 shares of common stock, at $12.00 per unit, for gross proceeds of $1,657,576. In addition, the Company issued an aggregate of 163,608 shares of Class A Convertible Preferred Stock and warrants to purchase 1,308,864 shares of common stock of the Company in exchange for the conversion of the 5% Bridge Notes with an original principal and accrued interest amount of $1,766,997. Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from investors who converted their 5% Bridge Notes, a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase three shares of common stock at an exercise price of $0.50 per share for each unit issued in this transaction.

 In the fourth quarter of fiscal 2014, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $1,352,000, including a note in the amount of $50,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer as well as a note in the amount of $100,000 issued to GBR Investments, LLC, of which Richard Rathmann, a Director of the Company, is the manager. All principal and interest under the 5% Bridge Notes was due on June 30, 2014. In connection therewith, the Company also granted such accredited investors warrants to purchase 676,000 shares of common stock at an exercise price of $0.49 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018.

In December 2013, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $441,000, including a note in the amount of $70,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer. In connection therewith, the Company also granted such accredited investors warrants to purchase 220,500 shares of common stock at an exercise price of $0.49 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the placement of the 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes, excluding the note issued to Jerrell Shelton, or $33,390 at the time of the original issuance of such notes.

On September 27, 2013, September 30, October 2, and October 3, 2013, the Company issued 20,636,011 units (the “Units”) at a price of $0.20 per Unit, with each Unit consisting of (i) one share of common stock of the Company and (ii) one warrant to purchase one share of common stock of the Company at an exercise price of $0.37 per share in exchange for the retirement of $4,127,202 of outstanding principal and interest under the Bridge Notes. The warrants are exercisable beginning on March 31, 2014 and have a term of five years from date of issuance. The aggregate amount converted includes $101,945 and $202,740 of outstanding principal and interest under Notes respectively held by Richard G. Rathmann, a director, and GBR Investments, LLC, in which Mr. Rathmann is the manager. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the original placement of the Bridge Notes and was issued a warrant to purchase 1,911,259 shares of common stock of the Company at an exercise price of $0.20 per share in connection with the conversion of such notes. Emergent Financial Group, Inc. did not receive any compensation with respect to the Bridge Notes issued to Richard G. Rathmann or GBR Investments, LLC or the conversion of such Bridge Notes. In addition, the Company issued 100,000 and 122,778 Units to two directors, Stephen Wasserman and Richard G. Rathmann, respectively, in exchange for the elimination of outstanding board of director fees owed to them by the Company.

On July 12, 2013 and August 12, 2013, GBR Investments, LLC, invested $100,000 in the Bridge Notes and also received a warrant to purchase 400,000 and 344,827 shares of common stock, respectively, at an exercise price of $0.25 and $0.29 per share, respectively. The terms were set and offered by the Company to certain accredited investors prior to GBR's participation. Richard Rathmann, a member of the Board of Directors of the Company, is the Manager of GBR investments, LLC and is considered an indirect beneficial owner of these securities.

During June 2013, the Company issued warrants to purchase 1,052,630 shares of the Company’s common stock at an exercise price of $0.19 per share and a five year life to accredited investors in connection with the issuance of certain Bridge Notes in the aggregate amount of $200,000.

On June 28, 2013, the Company granted options to three officers of the Company, Jerrell Shelton, Chief Executive Officer, Robert Stefanovich, Chief Financial Officer and Steve Leatherman, Chief Commercial Officer to purchase 3,902,507 shares, 839,016 shares and 807,054 shares, respectively, of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, or $0.27 per share. These options were granted outside of the Company’s incentive plans (see Note 7 to the condensed consolidated financial statements).

In the fourth quarter of fiscal 2013, the Company issued to certain accredited investors unsecured convertible promissory notes (the “Bridge Notes”) in the original principal amount of $1,294,500. The Bridge Notes accrue interest at a rate of 15% per annum from date of issuance until January 31, 2013 and at a rate of 5% per annum from February 1, 2013 through the date of payment, in each case on a non-compounding basis. All principal and interest under the Bridge Notes will be due on December 31, 2013. In the event the Company designated and issued preferred stock while the Bridge Notes were outstanding, the Bridge Notes were convertible into shares of such preferred stock at a conversion rate equal to the price per share paid to the Company in connection with the issuance of such preferred stock at the option of the holder of the Bridge Notes. Effective on April 19, 2013, the Company amended the Bridge Notes whereby in the event that the Company issues one or more types of equity securities (a “Transaction”) before the maturity of the Bridge Notes, the holder may elect to convert all or a portion of the principal and accrued interest into shares of such equity securities issued in a Transaction at a conversion rate equal to the price per share paid to the Company in connection with the issuances. The Company is required to notify the holder of a Transaction within 10 days of each Transaction and the holder has the option until the later of (a) ten (10) days after such notices or (b) December 15, 2013 to elect in writing to convert.

In November 2012, the Company awarded the Company’s new Chief Executive Officer an option to purchase 1,000,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The option vests in six equal monthly installments.

In April 2012, the Company issued a warrant to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.50 per share to a consultant for services rendered to the Company.

In February and March 2012, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 9,477,554 shares of common stock at a price of $0.55 per share and common stock purchase warrants to acquire 9,477,554 shares of common stock at an exercise price of $0.69 per share for gross proceeds of $5,212,655. The Company also issued warrants to purchase an aggregate of 280,000 shares of the Company’s common stock at an exercise price of $0.69 per share to our convertible note holders in connection with a consent and waiver with respect to defaults that would have been triggered by this private placement.

During the quarter ended December 31, 2011, the Company issued 150,000 shares of common stock to two accredited investors upon their cash exercise of warrants issued in conjunction with a private placement financing completed during the previous fiscal year. We received an aggregate of $115,500 from the exercise of such warrants.

On December 5, 2011, the Company issued a warrant to purchase 155,844 shares of the Company’s common stock at an exercise price of $0.77 to a consultant for services to be rendered over two years. The Company recognized $3,947 in expense related to these warrants for the three and nine months ended December 31, 2011.

During the quarter ended September 30, 2011, the Company issued 420,952 shares of common stock to five accredited investors upon their cash exercise of warrants issued in conjunction with a private placement financing completed during the previous fiscal year. We received an aggregate of $324,133 from the exercise of such warrants.

On July 1, 2011, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock at an exercise price of $1.20 to a consultant for services to be rendered over three years. The Company recognized $8,297 in expense related to these warrants for the three and six months ended September 30, 2011.

ITEM 16. EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012.

3.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated October 23, 2012.

3.3	Cryoport Systems, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors on October 1, 2002. Incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form 10-SB/A2 dated January 26, 2006.

3.4	Certificate of Designation. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated May 2, 2014.

4.1.1	Form of Debenture—Original Issue Discount 8% Secured Convertible Debenture dated September 28, 2007. Incorporated by reference to Cryoport’s Registration Statement on Form SB-2 dated November 9, 2007.

4.1.2	Amendment to Convertible Debenture dated February 19, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated March 7, 2008 and referred to as Exhibit 10.1.10.

4.1.3	Amendment to Convertible Debenture dated April 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.

4.1.4	Annex to Amendment to Convertible Debenture dated April 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.1.

4.1.5	Amendment to Convertible Debenture dated August 29, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated August 29, 2008.

4.1.6	Amendment to Convertible Debenture effective January 27, 2009 and dated February 20, 2009. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated February 19, 2009.

4.1.7	Amendment to Debentures and Warrants with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. dated September 1, 2009. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated September 17, 2009.

4.1.8	Amendment to Debentures and Warrants, Agreement and Waiver with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. dated January 12, 2010. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated January 15, 2010.

4.1.9	Amendment Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. dated February 1, 2010. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated February 3, 2010.

4.1.10	Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. dated February 19, 2010. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated February 26, 2010.

4.1.11	First Amendment to Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. dated February 23, 2010. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated February 26, 2010.

Exhibit No.	Description
4.2	Form of Common Stock Purchase Warrant dated September 28, 2007. Incorporated by reference to Cryoport’s Registration Statement on Form SB-2 dated November 9, 2007.

4.3	Original Issue Discount 8% Secured Convertible Debenture dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008.

4.4	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008.

4.5	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008.

4.6	Form of Warrant and Warrant Certificate in connection with the February 25, 2010 public offering. Incorporated by reference to Cryoport’s Amendment No. 5 to Form S-1/A Registration Statement dated February 9, 2010.

4.7	Form of Securities Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated October 19, 2010.

4.8	Form of First Amendment to Security Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated October 19, 2010.

4.9	Form of Securities Purchase Agreement (Continuation of the Placement) in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated October 19, 2010.

4.10	Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated October 19, 2010.

4.11	Form of Joinder to Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated October 19, 2010.

4.12	Form of Securities Purchase Agreement in connection with the February 2011 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated April 1, 2011.

4.13	Form of Registration Rights Agreement in connection with the February 2011 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1 dated April 1, 2011.

4.14	Form of Warrant in connection with the August to October 2010 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1/A dated April 22, 2011.

4.15	Form of Warrant in connection with the February 2011 private placement. Incorporated by reference to Cryoport’s Registration Statement on Form S-1/A dated April 22, 2011.

4.16	Form of Securities Purchase Agreement. Incorporated by reference to Cryoport’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.17	Form of Registration Rights Agreement. Incorporated by reference to Cryoport’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.18	Form of Warrant. Incorporated by reference to Cryoport’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.19	Warrant issued to Rodman & Renshaw, LLC in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

Exhibit No.	Description
4.20	Form of Warrant issued with Convertible Promissory Notes. Incorporated by reference to Exhibit 4.20 of Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.21	Form of Warrant issued upon Conversion of Convertible Promissory Notes. Incorporated by reference to Exhibit 4.21 of Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.22	Form of Warrant Issued to Placement Agents. Incorporated by reference to Exhibit 4.22 of Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.23	Form of Warrant issued with Convertible Promissory Notes (5% Bridge Notes). Incorporated by reference to Exhibit 4.23 of Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2013.

4.24	Form of Warrant issued in connection with the May 2014 private placement. Incorporated by reference to Exhibit 4.24 of Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.1.1	Commercial Promissory Note between Cryoport, Inc. and D. Petreccia executed on August 26, 2005. Incorporated by reference to Cryoport’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Note between Cryoport, Inc. and J. Dell executed on September 1, 2005. Incorporated by reference to Cryoport’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Note between Cryoport, Inc. and P. Mullens executed on September 2, 2005. Incorporated by reference to Cryoport’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Note between Cryoport, Inc. and R. Takahashi executed on August 25, 2005. Incorporated by reference to Cryoport’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.5.2	Second Amendment To Lease: Renewal dated August 24, 2009, between CryoPort, Inc. and Viking Inventors-Barents Sea LLC. Incorporated by reference to Cryoport’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

10.5.3	Third Amendment to Lease: Renewal dated June 8, 2010 between Viking Investors Barents Sea, LLC. Incorporated by reference to Exhibit 10.5.3 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

10.6	Securities Purchase Agreement dated September 27, 2007. Incorporated by reference to Cryoport’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.6.

10.7	Registration Rights Agreement dated September 27, 2007. Incorporated by reference to Cryoport’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.7.

10.9	Security Agreement dated September 27, 2007. Incorporated by reference to Cryoport’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.8.

10.10	Securities Purchase Agreement dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.10.

10.11	Registration Rights Agreement dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.11.

Exhibit No.	Description
10.12	Waiver dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.12.

10.13	Security Agreement dated May 30, 2008. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.13.

10.14	Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and Cryoport Inc. and its subsidiary dated July 30, 2009. Incorporated by reference to Cryoport’s Current Report on Form 8-K dated July 29, 2009 and referred to as Exhibit 10.15.
10.15.1	Master Consulting and Engineering Services Agreement dated October 9, 2007 with KLATU Networks, LLC and CryoPort, Inc. Incorporated by reference to Cryoport, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.2.

10.15.2	First Amendment to Master Consulting and Engineering Services Agreement dated as of April 23, 2009, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to Cryoport’s Registration Statement on Form S-1/A dated December 17, 2010 and referred to as Exhibit 10.32.

10.15.3	Second Amendment to Master Consulting and Engineering Services Agreement dated as of November 1, 2010, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to Cryoport’s Registration Statement on Form S-1/A dated December 17, 2010 and referred to as Exhibit 10.33.

10.16	Stock Option Agreement ISO under the 2002 Stock Incentive Plan of Cryoport Systems, Inc. Incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form 10-SB/A2 dated January 26, 2006.

10.17	Stock Option Agreement NSO under the 2002 Stock Incentive Plan of Cryoport Systems, Inc. Incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form 10-SB/A2 dated January 26, 2006.

10.18	2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K dated October 15, 2009 and referred to as Exhibit 10.21.

10.19	Form Incentive Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K dated October 9, 2009.

10.20	Form of Non-Qualified Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-8 dated April 27, 2010.

10.21	2011 Stock Incentive Plan (as amended and restated). Incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 30, 2012.

10.22	Form of Stock Option Award Agreement. Incorporated by reference to Exhibit 10.37 to Cryoport’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.23	Form of Non-Qualified Stock Option Award Agreement. Incorporated by reference to Exhibit 10.38 to Cryoport’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.24	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 10.24 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

10.25	Form of Amendment to Convertible Promissory Note. Incorporated by reference to Exhibit 10.25 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

10.26	Form of Convertible Promissory Note. Incorporated by reference to Exhibit 10.26 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

Exhibit No.	Description
10.27*	Employment Agreement between the Company and Jerrell Shelton. Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 6, 2012 and referred to as Exhibit 10.45.

10.28	Stock Option Agreement dated November 5, 2012 between the Company and Jerrell Shelton. Incorporated by reference to Exhibit 10.28 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

10.29#	Master Agreement between the Company and Federal Express Corporation dated January 1, 2013. Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 8, 2013 and referred to as Exhibit 10.1.

10.30*	Employment Agreement dated June 28, 2013 with Jerrell Shelton. Incorporated by reference to Exhibit 10.30 to Cryoport’s Current Report on Form 8-K filed with the SEC on July 3, 2013.

10.31	Form of Convertible Promissory Notes issued with Warrants. Incorporated by reference to Exhibit 10.31 to Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

10.32	Form of Letter of Tender and Exchange. Incorporated by reference to Exhibit 10.32 to Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

10.33	Form of Convertible Promissory Note (5% Bridge Note) issued with Warrants. Incorporated by reference to Exhibit 10.33 to Cryoport’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2013.

10.34	Form of Subscription Agreement in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.34 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.35	Form of Election to Convert in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.35 to Cryoport’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.36	Form of Indemnification Agreement Incorporated by reference to Exhibit 10.1 to Cryoport’s Current Report on Form 8-K filed with the SEC on July 16, 2014.

21+	Subsidiaries of Registrant.

23.1+	Consent of Independent Registered Public Accounting Firm—KMJ Corbin & Company LLP.

101.INS†	XBRL Instance Document.

101.SCH†	XBRL Taxonomy Extension Schema Document.

101.CAL†	XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit No.	Description
101.DEF†	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB†	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE†	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Indicates a management contract or compensatory plan or arrangement.

#	Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

+	Filed herewith.
†	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections or otherwise incorporated by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

*(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

*(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this August 18, 2014.

CRYOPORT, INC.

Dated: August 18, 2014	By:	/S/ JERRELL W. SHELTON
Jerrell W. Shelton
Chief Executive Officer and
Director

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jerrell W. Shelton	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2014
Jerrell W. Shelton

/s/ Robert S. Stefanovich	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2014
Robert S. Stefanovich

/s/ Ramkumar Mandalam, Ph.D	Director	August 18, 2014
Ramkumar Mandalam

/s/ Edward Zecchini	Director	August 18, 2014
Edward Zecchini

/s/ Richard G. Rathmann	Director	August 18, 2014
Richard G. Rathmann

/s/ Stephen E. Wasserman	Director	August 18, 2014
Stephen E. Wasserman